EXECUTION COPY

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor

DLJ MORTGAGE CAPITAL, INC.,

Seller

WELLS FARGO BANK, N.A.,

Servicer

SELECT PORTFOLIO SERVICING, INC.,

Servicer

CLAYTON FIXED INCOME SERVICES INC.,

Credit Risk Manager

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2006

Home Equity Asset Trust 2006-6

HOME EQUITY PASS-THROUGH CERTIFICATES, SERIES 2006-6

Table of Contents

Page

ARTICLE I DEFINITIONS

2

SECTION 1.01

Definitions.

2

SECTION 1.02

Interest Calculations.

2

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND

WARRANTIES

2

SECTION 2.01

Conveyance of Mortgage Loans.

2

SECTION 2.02

Acceptance by the Trustee of the Mortgage Loans.

2

SECTION 2.03

Representations and Warranties of the Seller and the Servicers.

2

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage

Loans.

2

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

2

SECTION 2.06

Execution and Delivery of Certificates.

2

SECTION 2.07

REMIC Matters.

2

SECTION 2.08

Covenants of the Servicers.

2

SECTION 2.09

Conveyance of Pooling REMIC Regular Interests and Subsidiary

REMIC Regular Interests and Acceptance of Master REMIC,

Respectively, by the Trustee; Issuance of Certificates.

2

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

2

SECTION 3.01

Servicers to Service Mortgage Loans.

2

SECTION 3.02

Subservicing; Enforcement of the Obligations of Subservicers.

2

SECTION 3.03

[Reserved].

2

SECTION 3.04

Notification of Adjustments.

2

SECTION 3.05

Trustee to Act as Servicer.

2

SECTION 3.06

Collection of Mortgage Loans; Collection Account; Certificate

Account; Prefunding Account; Capitalized Interest Account.

2

SECTION 3.07

Establishment of and Deposits to Escrow Accounts; Permitted

Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and

Other Charges.

2

SECTION 3.08

Access to Certain Documentation and Information Regarding the

Mortgage Loans; Inspections.

2

SECTION 3.09

Permitted Withdrawals from the Collection Accounts and Certificate

Account.

2

SECTION 3.10

Maintenance of Hazard Insurance; Mortgage Impairment Insurance and

Primary Insurance Policy; Claims; Restoration of Mortgaged Property.

2

SECTION 3.11

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

2

SECTION 3.12

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain

Mortgage Loans.

2

SECTION 3.13

Trustee to Cooperate; Release of Mortgage Files.

2

SECTION 3.14

Documents, Records and Funds in Possession of a Servicer to be Held

for the Trustee.

2

SECTION 3.15

Servicing Compensation.

2

SECTION 3.16

Access to Certain Documentation.

2

SECTION 3.17

Annual Statements as to Compliance.

2

SECTION 3.18

Report on Assessment of Compliance and Attestation.

2

SECTION 3.19

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

2

SECTION 3.20

Prepayment Premiums.

2

SECTION 3.21

Duties and Removal of the Credit Risk Manager.

2

SECTION 3.22

Advance Facility.

2

SECTION 3.23

[Reserved].

2

SECTION 3.24

[Reserved].

2

SECTION 3.25

Special Serviced Mortgage Loans.

2

ARTICLE IV DISTRIBUTIONS AND ADVANCES

2

SECTION 4.01

Advances.

2

SECTION 4.02

Priorities of Distribution.

2

SECTION 4.03

Allocation of Losses.

2

SECTION 4.04

Monthly Statements to Certificateholders.

2

SECTION 4.05

Servicers to Cooperate.

2

SECTION 4.06

Basis Risk Reserve Fund.

2

SECTION 4.07

Supplemental Interest Trust.

2

SECTION 4.08

Rights of Swap Counterparty.

2

SECTION 4.09

Replacement of Swap Counterparty.

2

ARTICLE V THE CERTIFICATES

2

SECTION 5.01

The Certificates.

2

SECTION 5.02

Certificate Register; Registration of Transfer and Exchange of

Certificates.

2

SECTION 5.03

Mutilated, Destroyed, Lost or Stolen Certificates.

2

SECTION 5.04

Persons Deemed Owners.

2

SECTION 5.05

Access to List of Certificateholders’ Names and Addresses.

2

SECTION 5.06

Maintenance of Office or Agency.

2

ARTICLE VI THE DEPOSITOR, THE SELLER, THE SERVICERS AND ANY SPECIAL

SERVICER

2

SECTION 6.01

Respective Liabilities of the Depositor, the Seller, the Servicers and any

Special Servicer.

2

SECTION 6.02

Merger or Consolidation of the Depositor, the Seller, a Servicer or any

Special Servicer.

2

SECTION 6.03

Limitation on Liability of the Depositor, the Seller, the Servicers and

the Special Servicer.

2

SECTION 6.04

Limitation on Resignation of a Servicer.

2

SECTION 6.05

Limitation Upon Liability of the Credit Risk Manager.

2

ARTICLE VII DEFAULT

2

SECTION 7.01

Events of Default.

2

SECTION 7.02

Trustee to Act; Appointment of Successor.

2

SECTION 7.03

Notification to Certificateholders.

2

ARTICLE VIII CONCERNING THE TRUSTEE

2

SECTION 8.01

Duties of the Trustee.

2

SECTION 8.02

Certain Matters Affecting the Trustee.

2

SECTION 8.03

Trustee Not Liable for Certificates or Mortgage Loans.

2

SECTION 8.04

Trustee May Own Certificates.

2

SECTION 8.05

Trustee’s Fees and Expenses.

2

SECTION 8.06

Eligibility Requirements for the Trustee.

2

SECTION 8.07

Resignation and Removal of the Trustee.

2

SECTION 8.08

Successor Trustee.

2

SECTION 8.09

Merger or Consolidation of the Trustee.

2

SECTION 8.10

Appointment of Co-Trustee or Separate Trustee.

2

SECTION 8.11

Tax Matters.

2

SECTION 8.12

Periodic Filings.

2

SECTION 8.13

Trust Obligations.

2

SECTION 8.14

Determination of Certificate Index.

2

SECTION 8.15

Indemnification with Respect to Certain Taxes and Loss of REMIC

Status.

2

ARTICLE IX TERMINATION

2

SECTION 9.01

Termination upon Liquidation or Purchase of the Mortgage Loans.

2

SECTION 9.02

Final Distribution on the Certificates.

2

SECTION 9.03

Additional Termination Requirements.

2

SECTION 9.04

Determination of the Terminating Entity.

2

ARTICLE X MISCELLANEOUS PROVISIONS

2

SECTION 10.01

Amendment.

2

SECTION 10.02

Recordation of Agreement; Counterparts.

2

SECTION 10.03

Governing Law.

2

SECTION 10.04

Intention of Parties.

2

SECTION 10.05

Notices.

2

SECTION 10.06

Severability of Provisions.

2

SECTION 10.07

Assignment.

2

SECTION 10.08

Limitation on Rights of Certificateholders.

2

SECTION 10.09

Certificates Nonassessable and Fully Paid.

2

SECTION 10.10

Protection of Assets.

2

SECTION 10.11

Non-Solicitation.

2

SECTION 10.12

Compliance With Regulation AB.

2

EXHIBITS

EXHIBIT A

Form of Class A-[•] Certificate

EXHIBIT B

Form of Class M-[•] Certificate

EXHIBIT C

Form of Class B-[•] Certificate

EXHIBIT D

Form of Residual Certificate

EXHIBIT E-1

Form of Class X Certificate

EXHIBIT E-2

Form of Class P Certificate

EXHIBIT F

Form of Interest Only Certificates

EXHIBIT G

Form of Initial Certification of Custodian

EXHIBIT H

Form of Final Certification of Custodian

EXHIBIT I

Transfer Affidavit

EXHIBIT J

Form of Transferor Certificate

EXHIBIT K

Form of Investment Letter (Non-rule 144A)

EXHIBIT L

Form of Rule 144A Letter

EXHIBIT M

Request for Release

EXHIBIT N

[Reserved]

EXHIBIT O

Form of Servicer Report

EXHIBIT P

Information  To Be  Provided  By The Servicers Relating To Modified

Mortgage Loans

EXHIBIT Q

Form of Subsequent Transfer Agreement

EXHIBIT R

Form of Special Request for Release

EXHIBIT S

Performance Standards

EXHIBIT T

Form of Interest Rate Swap Agreement

EXHIBIT U

Form of Depositor Certification

EXHIBIT V

Form of Trustee Certification for Monthly Statements

EXHIBIT W

Form of Servicer Certification

EXHIBIT X

Form of Assessment of Compliance

EXHIBIT Y

Servicing Criteria to Be Addressed in Assessment of Compliance

EXHIBIT Z

Form 10-D, Form 8-K and Form 10-K Reporting Responsibility

SCHEDULE I

Mortgage Loan Schedule for Mortgage Loans

SCHEDULE IIA

Representations and Warranties of Seller – DLJMC

SCHEDULE IIB

Representations and Warranties of Servicer – WFBNA

SCHEDULE IIC

Representations and Warranties of Servicer – SPS

SCHEDULE III

Representations and Warranties – Mortgage Loans

SCHEDULE IV

Swap Agreement Notional Amount Schedule

THIS POOLING AND SERVICING AGREEMENT, dated as of July 1, 2006, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as the depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, as the seller (the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as a servicer (“WFBNA” or a “Servicer”), , SELECT PORTFOLIO SERVICING, INC., a Utah corporation, as a servicer (“SPS” or a “Servicer” and together with WFBNA, the “Servicers”), CLAYTON FIXED INCOME SERVICES INC., a Colorado corporation, as credit risk manager (the “Credit Risk Manager”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the trustee (the “Trustee”).

WITNESSETH THAT

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of the assets held in the Basis Risk Reserve Fund, the Prefunding Account, the Capitalized Interest Account, the Swap Agreement, the Supplemental Interest Trust, and exclusive of any entitlement to Excess Servicing Fees (collectively, the “Excluded Trust Property”)) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each a “REMIC” or, in the alternative, the Pooling REMIC, the Subsidiary REMIC, and the Master REMIC”).  Each Certificate, other than the Class A-IO-S, Class X and Class R Certificates, represents ownership of a regular interest in the Master REMIC for purposes of the REMIC Provisions.  In addition, each Class of LIBOR Certificates (other than the Residual Certificates) represents the right to receive payments pursuant to contractual arrangements as described in Section 8.11 of this Agreement.  The Class X Certificate represents ownership of the Class X Interest in the Master REMIC and also represents ownership of the assets held from time to time in the Basis Risk Reserve Fund and the Supplemental Interest Trust.  The Class R Certificate represents ownership of the sole class of residual interest in each REMIC.

The Master REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in the Subsidiary REMIC, other than the Class LT1-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in the Subsidiary REMIC for purposes of the REMIC Provisions. The Subsidiary REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in the Pooling REMIC, other than the Class LTP-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in the Pooling REMIC.  The Pooling REMIC shall hold as assets the property of the Trust Fund other than the Lower Tier Interests in the Pooling REMIC and the Subsidiary REMIC, and the Excluded Trust Property.  The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Distribution Date in the thirty-sixth month following the month in which the Mortgage Loan having the latest maturity date matures.

The Pooling REMIC

The following table sets forth (or describes) the class designation, interest rate, and initial class principal amount for each class of Pooling REMIC Lower Tier Interests.

Pooling REMIC Lower Tier Class Designation	Pooling REMIC Lower Tier Interest Rate	Initial Class Principal Amount
Class LTP-A	(1)	$ 16,300,100.00
Class LTP-F1	(2)	$ 4,800,000.00
Class LTP-V1	(3)	$ 4,800,000.00
Class LTP-F2	(2)	$ 5,350,000.00
Class LTP-V2	(3)	$ 5,350,000.00
Class LTP-F3	(2)	$ 5,800,000.00
Class LTP-V3	(3)	$ 5,800,000.00
Class LTP-F4	(2)	$ 6,250,000.00
Class LTP-V4	(3)	$ 6,250,000.00
Class LTP-F5	(2)	$ 6,700,000.00
Class LTP-V5	(3)	$ 6,700,000.00
Class LTP-F6	(2)	$ 7,150,000.00
Class LTP-V6	(3)	$ 7,150,000.00
Class LTP-F7	(2)	$ 7,550,000.00
Class LTP-V7	(3)	$ 7,550,000.00
Class LTP-F8	(2)	$ 7,950,000.00
Class LTP-V8	(3)	$ 7,950,000.00
Class LTP-F9	(2)	$ 8,250,000.00
Class LTP-V9	(3)	$ 8,250,000.00
Class LTP-F10	(2)	$ 8,600,000.00
Class LTP-V10	(3)	$ 8,600,000.00
Class LTP-F11	(2)	$ 8,900,000.00
Class LTP-V11	(3)	$ 8,900,000.00
Class LTP-F12	(2)	$ 9,200,000.00
Class LTP-V12	(3)	$ 9,200,000.00
Class LTP-F13	(2)	$ 9,450,000.00
Class LTP-V13	(3)	$ 9,450,000.00
Class LTP-F14	(2)	$ 9,550,000.00
Class LTP-V14	(3)	$ 9,550,000.00
Class LTP-F15	(2)	$ 9,300,000.00
Class LTP-V15	(3)	$ 9,300,000.00
Class LTP-F16	(2)	$ 9,100,000.00
Class LTP-V16	(3)	$ 9,100,000.00
Class LTP-F17	(2)	$ 8,750,000.00
Class LTP-V17	(3)	$ 8,750,000.00
Class LTP-F18	(2)	$ 8,550,000.00
Class LTP-V18	(3)	$ 8,550,000.00
Class LTP-F19	(2)	$ 8,950,000.00
Class LTP-V19	(3)	$ 8,950,000.00
Class LTP-F20	(2)	$ 11,900,000.00
Class LTP-V20	(3)	$ 11,900,000.00
Class LTP-F21	(2)	$ 11,750,000.00
Class LTP-V21	(3)	$ 11,750,000.00
Class LTP-F22	(2)	$ 11,100,000.00
Class LTP-V22	(3)	$ 11,100,000.00
Class LTP-F23	(2)	$ 10,450,000.00
Class LTP-V23	(3)	$ 10,450,000.00
Class LTP-F24	(2)	$ 10,200,000.00
Class LTP-V24	(3)	$ 10,200,000.00
Class LTP-F25	(2)	$ 9,000,000.00
Class LTP-V25	(3)	$ 9,000,000.00
Class LTP-F26	(2)	$ 6,700,000.00
Class LTP-V26	(3)	$ 6,700,000.00
Class LTP-F27	(2)	$ 6,400,000.00
Class LTP-V27	(3)	$ 6,400,000.00
Class LTP-F28	(2)	$ 5,700,000.00
Class LTP-V28	(3)	$ 5,700,000.00
Class LTP-F29	(2)	$ 6,250,000.00
Class LTP-V29	(3)	$ 6,250,000.00
Class LTP-F30	(2)	$ 19,400,000.00
Class LTP-V30	(3)	$ 19,400,000.00
Class LTP-F31	(2)	$ 75,150,000.00
Class LTP-V31	(3)	$ 75,150,000.00
Class LTP-F32	(2)	$ 12,350,000.00
Class LTP-V32	(3)	$ 12,350,000.00
Class LTP-F33	(2)	$ 3,050,000.00
Class LTP-V33	(3)	$ 3,050,000.00
Class LTP-F34	(2)	$ 2,900,000.00
Class LTP-V34	(3)	$ 2,900,000.00
Class LTP-F35	(2)	$ 2,750,000.00
Class LTP-V35	(3)	$ 2,750,000.00
Class LTP-F36	(2)	$ 2,600,000.00
Class LTP-V36	(3)	$ 2,600,000.00
Class LTP-F37	(2)	$ 2,550,000.00
Class LTP-V37	(3)	$ 2,550,000.00
Class LTP-F38	(2)	$ 1,650,000.00
Class LTP-V38	(3)	$ 1,650,000.00
Class LTP-F39	(2)	$ 1,600,000.00
Class LTP-V39	(3)	$ 1,600,000.00
Class LTP-F40	(2)	$ 1,500,000.00
Class LTP-V40	(3)	$ 1,500,000.00
Class LTP-F41	(2)	$ 1,850,000.00
Class LTP-V41	(3)	$ 1,850,000.00
Class LTP-F42	(2)	$ 2,650,000.00
Class LTP-V42	(3)	$ 2,650,000.00
Class LTP-F43	(2)	$ 21,100,000.00
Class LTP-V43	(3)	$ 21,100,000.00
Class LTP-F44	(2)	$ 3,150,000.00
Class LTP-V44	(3)	$ 3,150,000.00
Class LTP-F45	(2)	$ 600,000.00
Class LTP-V45	(3)	$ 600,000.00
Class LTP-F46	(2)	$ 550,000.00
Class LTP-V46	(3)	$ 550,000.00
Class LTP-F47	(2)	$ 550,000.00
Class LTP-V47	(3)	$ 550,000.00
Class LTP-F48	(2)	$ 550,000.00
Class LTP-V48	(3)	$ 550,000.00
Class LTP-F49	(2)	$ 550,000.00
Class LTP-V49	(3)	$ 550,000.00
Class LTP-F50	(2)	$ 600,000.00
Class LTP-V50	(3)	$ 600,000.00
Class LTP-F51	(2)	$ 500,000.00
Class LTP-V51	(3)	$ 500,000.00
Class LTP-F52	(2)	$ 500,000.00
Class LTP-V52	(3)	$ 500,000.00
Class LTP-F53	(2)	$ 450,000.00
Class LTP-V53	(3)	$ 450,000.00
Class LTP-F54	(2)	$ 600,000.00
Class LTP-V54	(3)	$ 600,000.00
Class LTP-F55	(2)	$ 1,000,000.00
Class LTP-V55	(3)	$ 1,000,000.00
Class LTP-F56	(2)	$ 450,000.00
Class LTP-V56	(3)	$ 450,000.00
Class LTP-F57	(2)	$ 400,000.00
Class LTP-V57	(3)	$ 400,000.00
Class LTP-F58	(2)	$ 15,700,000.00
Class LTP-V58	(3)	$ 15,700,000.00
Class LTP-R	(4)	(4)

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for the Class LTP-A Interest is a per annum rate equal to the Net WAC Rate.

(2)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Pooling REMIC Lower Tier Interests is a per annum rate equal to the lesser of (i) the REMIC Swap Rate for such Distribution Date, and (ii) the product of (a) the Net WAC Rate and (b) 2.

(3)

For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower Tier Interests shall be the excess, if any, of (i) the product of (a) the Net WAC Rate and (b) 2, over (ii) the REMIC Swap Rate for such Distribution Date.

(4)

The Class LTP-R Interest is the sole class of residual interest in the Pooling REMIC.  It does not have an interest rate or a principal balance.

On each Distribution Date, the Trustee shall first pay or charge as an expense of the Pooling REMIC all expenses of the Trust for such Distribution Date other than any Net Trust Swap Payment or Swap Termination Payment.

On each Distribution Date the Trustee shall distribute the remaining Interest Remittance Amount for Loan Group 1 and Loan Group 2 with respect to each of the Lower Tier Interests in the Pooling REMIC based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the Principal Remittance Amount with respect to Loan Group 1 and Loan Group 2 with respect to the Pooling REMIC Interests, first to the Class LTP-A Interest until its principal balance is reduced to zero, and then sequentially, to the other Pooling REMIC Interests in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero.  All losses on the Mortgage Loans shall be allocated among the Pooling REMIC Interests in the same manner that principal distributions are allocated.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period, in the case of Principal Prepayments in full, or during the related Collection Period, in the case of Principal Prepayments in part, to the Class LTP-F58 and Class LTP-V58 Lower Tier Interests, respectively.

The Subsidiary REMIC

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of Subsidiary REMIC Lower Tier Interests.

Subsidiary REMIC Lower Tier Class Designation	Subsidiary REMIC Lower Tier Interest Rate	Initial Class Principal Balance	Corresponding Class of Certificates
Class LT1-1-A-1	(1)	$ 153,750,000.00	Class 1-A-1
Class LT1-2-A-1	(1)	$ 105,000,025.00	Class 2-A-1, Class R
Class LT1-2-A-2	(1)	$ 28,500,000.00	Class 2-A-2
Class LT1-2-A-3	(1)	$ 29,000,000.00	Class 2-A-3
Class LT1-2-A-4	(1)	$ 17,162,500.00	Class 2-A-4
Class LT1-M-1	(1)	$ 15,512,500.00	Class M-1
Class LT1-M-2	(1)	$ 14,450,000.00	Class M-2
Class LT1-M-3	(1)	$ 8,500,000.00	Class M-3
Class LT1-M-4	(1)	$ 7,862,500.00	Class M-4
Class LT1-M-5	(1)	$ 7,012,500.00	Class M-5
Class LT1-M-6	(1)	$ 6,375,000.00	Class M-6
Class LT1-M-7	(1)	$ 6,162,500.00	Class M-7
Class LT1-M-8	(1)	$ 5,100,000.00	Class M-8
Class LT1-B-1	(1)	$ 4,250,000.00	Class B-1
Class LT1-B-2	(1)	$ 2,125,000.00	Class B-2
Class LT1-B-3	(1)	$ 4,250,000.00	Class B-3
Class LT1-B-4	(1)	$ 2,975,000.00	Class B-4
Class LT1-Q	(1)	$ 432,012,575.00	N/A
Class LT1-IO	(2)	(2)	N/A
Class LT1-R	(3)	(3)	N/A

___________________________

(1)

The interest rate for each of these Subsidiary REMIC Lower Tier Interests (the “REMIC Maximum Rate”) with respect to any Distribution Date (and the related Accrual Period) is a per annum rate equal to the weighted average of the interest rates on the Pooling REMIC Lower Tier Interests, provided, however, that for any Distribution Date on which the Class LT1-IO Interest is entitled to a portion of the interest accruals on a Pooling REMIC Lower Tier Interest having an “F” in its class designation, as described in footnote two, below, such weighted average shall be computed by first subjecting the rate on such Pooling REMIC Lower Tier Interest to a cap equal to the product of two and the interest rate used to compute the Swap Counterparty Payment adjusted to reflect the day count convention used for such interest rate (“Swap LIBOR”) for such Distribution Date.

(2)

The Class LT1-IO is an interest only class that does not have a principal balance.  For only those Distribution Dates listed in the first column in the table below, the Class LT1-IO shall be entitled to interest accrued on the Pooling REMIC Lower Tier Interest listed in second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for such Pooling REMIC Lower Tier Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Dates	Pooling REMIC Class Designation
3	Class LTP-F-1
3-4	Class LTP-F-2
3-5	Class LTP-F-3
3-6	Class LTP-F-4
3-7	Class LTP-F-5
3-8	Class LTP-F-6
3-9	Class LTP-F-7
3-10	Class LTP-F-8
3-11	Class LTP-F-9
3-12	Class LTP-F-10
3-13	Class LTP-F-11
3-14	Class LTP-F-12
3-15	Class LTP-F-13
3-16	Class LTP-F-14
3-17	Class LTP-F-15
3-18	Class LTP-F-16
3-19	Class LTP-F-17
3-20	Class LTP-F-18
3-21	Class LTP-F-19
3-22	Class LTP-F-20
3-23	Class LTP-F-21
3-24	Class LTP-F-22
3-25	Class LTP-F-23
3-26	Class LTP-F-24
3-27	Class LTP-F-25
3-28	Class LTP-F-26
3-29	Class LTP-F-27
3-30	Class LTP-F-28
3-31	Class LTP-F-29
3-32	Class LTP-F-30
3-33	Class LTP-F-31
3-34	Class LTP-F-32
3-35	Class LTP-F-33
3-36	Class LTP-F-34
3-37	Class LTP-F-35
3-38	Class LTP-F-36
3-39	Class LTP-F-37
3-40	Class LTP-F-38
3-41	Class LTP-F-39
3-42	Class LTP-F-40
3-43	Class LTP-F-41
3-44	Class LTP-F-42
3-45	Class LTP-F-43
3-46	Class LTP-F-44
3-47	Class LTP-F-45
3-48	Class LTP-F-46
3-49	Class LTP-F-47
3-50	Class LTP-F-48
3-51	Class LTP-F-49
3-52	Class LTP-F-50
3-53	Class LTP-F-51
3-54	Class LTP-F-52
3-55	Class LTP-F-53
3-56	Class LTP-F-54
3-57	Class LTP-F-55
3-58	Class LTP-F-56
3-59	Class LTP-F-57
3-60	Class LTP-F-58

(3)

The Class LT1-R Interest is the sole class of residual interest in the Subsidiary REMIC.  It does not have an interest rate or a principal balance.

On each Distribution Date the Trustee shall distribute interest on the Lower Tier Interests in the Subsidiary REMIC based on the above-described interest rates, provided, however, that interest that accrues on the Class LT1-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT1-Q Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other Subsidiary REMIC Lower Tier Interests having a principal balance in the manner described below.

On each Distribution Date principal shall be distributed, and Realized Losses shall be allocated, among the Lower Tier Interests in the Subsidiary REMIC in the following order of priority:

(i)

 First, to the Class LT1-1-A-1, Class LT1-2-A-1, Class LT1-2-A-2, Class LT1-2-A-3, Class LT1-2-A-4, Class LT1-M-1, Class LT1-M-2, Class LT1-M-3, Class LT1-M-4, Class LT1-M-5, Class LT1-M-6, Class LT1-M-7, Class LT1-M-8, Class LT1-B-1, Class LT1-B-2, Class LT1-B-3 and Class LT1-B-4 Interests until the principal balance of each such Lower Tier Interest equals one-half of the Class Principal Balance of the Corresponding Class of Certificates immediately after such Distribution Date; and

(ii)

Second, to the Class LT1-Q Interests, any remaining amounts.

On each Distribution Date, the Trustee shall be deemed to have distributed the Prepayment Premiums passed through with respect to the Class LTP-F58 and Class LTP-V58 Lower Tier Interests in REMIC 1 on such Distribution Date  to the Class LT1-Q Interest.

The Master REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate, initial Class Principal Balance, and minimum Denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

Class Designation	Initial Class Principal Balance or Initial Class Notional Amount	Pass-Through Rate	Assumed Final Maturity Date (1)	Minimum Denominations or Percentage Interest	Integral Multiples in Excess of Minimum
Class 1-A-1	$ 307,500,000	5.53188%(2)	November 2036	$25,000	$1
Class 2-A-1	$ 210,000,000	5.46188%(2)	November 2036	$25,000	$1
Class 2-A-2	$ 57,000,000	5.51188%(2)	November 2036	$25,000	$1
Class 2-A-3	$ 58,000,000	5.55188%(2)	November 2036	$25,000	$1
Class 2-A-4	$ 34,325,000	5.64188%(2)	November 2036	$25,000	$1
Class A-IO-S	(3)	(3)	November 2036	10%	10%
Class M-1	$ 31,025,000	5.68188%(2)	November 2036	$25,000	$1
Class M-2	$ 28,900,000	5.70188%(2)	November 2036	$25,000	$1
Class M-3	$ 17,000,000	5.72188%(2)	November 2036	$25,000	$1
Class M-4	$ 15,725,000	5.78188%(2)	November 2036	$25,000	$1
Class M-5	$ 14,025,000	5.81188%(2)	November 2036	$25,000	$1
Class M-6	$ 12,750,000	5.87188%(2)	November 2036	$25,000	$1
Class M-7	$ 12,325,000	6.35188%(2)	November 2036	$25,000	$1
Class M-8	$ 10,200,000	6.50188%(2)	November 2036	$25,000	$1
Class B-1	$ 8,500,000	7.30188%(2)	November 2036	$25,000	$1
Class B-2	$ 4,250,000	7.90188%(2)	November 2036	$25,000	$1
Class B-3	$ 8,500,000	7.90188%(2)	November 2036	$25,000	$1
Class B-4	$ 5,950,000	7.90188%(2)	November 2036	$25,000	$1
Class X	(4)	(4)	November 2036	10%	10%
Class P	$ 50.00	(5)	November 2036	20%	20%
Class R(6)	$ 50.00	5.53188%(2)	November 2036	20%	20%

___________________________

(1)

Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date thirty-six months following the month of the maturity date for the Initial Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in the Master REMIC.

(2)

The rate shown above is the Pass-Through Rate for the August 2006 Distribution Date (and the related Accrual Period).  The Pass-Through Rate applicable to any other Distribution Date (and the related Accrual Period) shall equal the sum of the related Certificate Index and the Certificate Margin for such Distribution Date subject to a cap equal to the applicable Net Funds Cap, provided, however, that for purposes of the REMIC Provisions, such cap for each Class of Certificates shall equal the REMIC Maximum Rate.

(3)

The Class A-IO-S Certificates are an interest-only Class and for each Distribution Date the Class A-IO-S Certificates shall receive the aggregate Excess Servicing Fee.  The Class A-IO-S Certificates shall represent an interest in the Trust, but shall not represent an interest in any REMIC created hereby.

(4)

For purposes of the REMIC Provisions, the Class X Certificate shall represent ownership of a regular interest in the Master REMIC (the “Class X Interest”).  The Class X Interest shall have an initial principal balance of  $14,025,050.00, and the right to receive distributions of such amount represents a regular interest in the Master REMIC.  The Class X Interest shall also comprise two notional components, each of which represents a regular interest in the Master REMIC.  The first such component has a notional balance that will at all times equal the aggregate of the class principal amounts of the Lower Tier Interests in the Subsidiary REMIC, and, for each Distribution Date (and the related Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the weighted average of the interest rates on the Lower Tier Interests in the Subsidiary REMIC (other than the Class LT1-IO Interest) over (ii) the Adjusted Subsidiary REMIC WAC.  The second notional component represents the right to receive all distributions in respect of the Class LT1-IO Interest in the Subsidiary REMIC.  In addition, for purposes of the REMIC Provisions, the Class X Certificate shall represent beneficial ownership of (i) the Basis Risk Reserve Fund; (ii) the Supplemental Interest Trust, including the Swap Agreement, and (iii) an interest in the notional principal contracts described in Section 8.11.

(5)

The Class P Certificates are entitled to Prepayment Premiums only and will not accrue interest.

(6)

The Class R Certificate represents ownership of the residual interest in each REMIC.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates

All Classes of Certificates other than the Physical Certificates.

Class A Certificates

The Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

Class A-IO Certificates

The Class A-IO-S Certificates.

Class B Certificates

The Class B-1, Class B-2, Class B-3 and Class  B-4 Certificates.

Class M Certificates

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.

Class P Certificates

The Class P Certificates.

Class X Certificates

The Class X Certificates.

ERISA-Restricted Certificates

The Residual Certificates and Private Certificates and Certificates of any Class that no longer satisfy the applicable rating requirements of the Underwriters’ Exemption.

LIBOR Certificates

The Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3, Class B-4 and Class R Certificates.

Notional Amount Certificates

The Class A-IO-S and Class X Certificates.

Offered Certificates

All Classes of Certificates other than the Private Certificates.

Private Certificates

The Class A-IO-S, Class P and Class X Certificates.

Physical Certificates

The Class A-IO-S, Class P, Class R and Class X Certificates.

Rating Agencies

Moody’s, S&P, Fitch and DBRS.

Regular Certificates

All Classes of Certificates other than the Class R and Class A-IO-S Certificates.

Residual Certificates

The Class R Certificates.

Senior Certificates

The Class A, Class A-IO and Class R Certificates.

Subordinate Certificates

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3, Class B-4 and Class X Certificates.

ARTICLE I

DEFINITIONS

SECTION 1.01

Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices employed by each Servicer in servicing similar mortgage loans for its own portfolio giving due consideration to customary and usual standards of practice of prudent mortgage lending institutions which service mortgage loans for their own account and of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accountant’s Attestation:  As defined in Section 3.18(i)(b).

Accrual Period:  For any class of Offered Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date.  For each Lower Tier Interest and Class A-IO-S Certificates, the calendar month preceding the month in which the Distribution Date occurs.  The Class P Certificates will not accrue interest.

Additional Termination Event:  As defined in the Swap Agreement.

Adjusted Subsidiary REMIC WAC:  For any Accrual Period, the product of (i) two, multiplied by (ii) the weighted average of the interest rates on the Lower Tier Interests in the Subsidiary REMIC (other than the Class LT1-R and Class LT1-IO Interests), determined by (a) subjecting the rate on the Class LT1-Q Interest to a cap of zero and (b) subjecting the rate on the Class LT1-1-A-1, Class LT1-2-A-1, Class LT1-2-A-2, Class LT1-2-A-3, Class LT1-2-A-4, Class LT1-M-1, Class LT1-M-2, Class LT1-M-3, Class LT1-M-4, Class LT1-M-5, Class LT1-M-6, Class LT1-M-7, Class LT1-M-8, Class LT1-B-1, Class LT1-B-2, Class LT1-B-3 and Class LT1-B-4 Interests to a cap and a floor equal to the Pass-Through Rate on the Corresponding Class of Certificates for such Accrual Period (determined by substituting the REMIC Maximum Rate for the applicable Net Funds Cap).

Adjustment Date:  With respect to each adjustable-rate Mortgage Loan each adjustment date on which the Mortgage Rate thereon changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each such adjustable-rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

Advance:  With respect to any Mortgage Loan, the payment required to be made by the related Servicer with respect to any Distribution Date pursuant to Section 4.01.

Advance Facility:  As defined in Section 3.22(a) herein.

Advance Facility Notice:  As defined in Section 3.22(b) herein.

Advance Facility Trustee:  As defined in Section 3.22(b) herein.

Advance Reimbursement Amounts:  As defined in Section 3.22(a) herein.

Advancing Person:  As defined in Section 3.22(a) herein.

Aggregate Collateral Balance:  As of any date of determination, will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Prefunding Account; provided that the Aggregate Collateral Balance as of the Initial Cut-off Date will include the Prefunded Amount.

Aggregate Loan Balance:  As of any date of determination, will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans, except as otherwise provided herein, as of the last day of the related Collection Period.

Aggregate Loan Group Balance:  As to any Loan Group and as of any date of determination, will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans in that Loan Group, except as otherwise provided, as of the last day of the related Collection Period.

Aggregate Loan Group Collateral Balance:  As of any date of determination and Loan Group, will be equal to applicable Aggregate Loan Group Balance plus the amount, if any, then on deposit in the Prefunding Account, with respect to the related Loan Group; provided that the Aggregate Loan Group Collateral Balance as of the Initial Cut-off Date will include the Prefunded Amount.

Aggregate Subsequent Transfer Amount:  With respect to any Subsequent Transfer Date, the aggregate Stated Principal Balances as of the applicable Cut-off Date of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the revised Mortgage Loan Schedule delivered pursuant to Section 2.01(e); provided, however, that such amount shall not exceed the amount on deposit in the Prefunding Account.

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Ancillary Income:  All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges, including investment income on the applicable Collection Account and any Prepayment Interest Excess.  Ancillary Income does not include any Prepayment Premiums.

Applied Loss Amount:  As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Certificates, after giving effect to all Realized Losses incurred with respect to Mortgage Loans during the Collection Period for such Distribution Date, payments of principal on such Distribution Date and any additions to the Class Principal Balance of the Certificates on such Distribution Date pursuant to Section 4.03(b) over (ii) the Aggregate Collateral Balance for such Distribution Date.

Appraised Value:  The amount set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Assessment of Compliance:  As defined in Section 3.18(i)(a).

Assignment and Assumption Agreement:  That certain assignment and assumption agreement dated as of July 1, 2006, by and between DLJMC, as assignor and the Depositor, as assignee, relating to the Mortgage Loans.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

B-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the aggregate Class Principal Balances of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 92.30% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts on deposit in the Prefunding Account as of the Closing Date).

B-2 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the aggregate Class Principal Balances of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class B-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 93.30% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts on deposit in the Prefunding Account as of the Closing Date).

B-3 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the aggregate Class Principal Balances of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class B-1 Certificates and Class B-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 95.30% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts on deposit in the Prefunding Account as of the Closing Date).

B-4 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the aggregate Class Principal Balances of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class B-1 Certificates, Class B-2 Certificates, and Class B-3 Certificates,  in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 96.70% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts on deposit in the Prefunding Account as of the Closing Date).

Balloon Loan:  Any Mortgage Loan which, by its terms, does not fully amortize the principal balance thereof by its stated maturity and thus requires a payment at the stated maturity larger than the monthly payments due thereunder.

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978, as amended.

Basis Risk Reserve Fund:  The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.06 in the name of the Trustee for the benefit of the Certificateholders and designated “U.S. Bank National Association in trust for registered holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6.”  The Basis Risk Reserve Fund shall not be part of any REMIC.  Funds in the Basis Risk Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Basis Risk Shortfall:  For any Class of LIBOR Certificates and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) the Certificate Index plus the applicable Certificate Margin and (y) the Maximum Interest Rate over the related Current Interest for the applicable Distribution Date; (ii) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates; and (iii) interest accrued during the related Accrual Period on the amount in clause (ii) calculated at a per annum rate equal to the lesser of (x) the Certificate Index plus the applicable Certificate Margin and (y) the Maximum Interest Rate.

Benefit Plan Investor:  As defined in Section 5.02(b) hereof.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee is located, or savings and loan institutions in the States of Arizona, California, Florida, Iowa, Maryland, Minnesota or Utah are authorized or obligated by law or executive order to be closed.

Capitalization Reimbursement Amount:  For any Distribution Date and each Loan Group, the aggregate of the amounts added to the Stated Principal Balances of the Mortgage Loans in such Loan Group during the preceding calendar month representing reimbursements to a Servicer on or prior to such Distribution Date in connection with the modification of such Mortgage Loan pursuant to Section 3.06.

Capitalized Interest Account:  The separate Eligible Account designated as such and created and maintained by the Trustee pursuant to Section 3.06(h) hereof.  The Capitalized Interest Account shall be treated as an “outside reserve fund” under applicable Treasury regulations and shall not be part of any REMIC.  Except as provided in Section 3.06(h) hereof, any investment earnings on the Capitalized Interest Account shall be treated as owned by the Depositor and will be taxable to the Depositor.

Capitalized Interest Deposit:  $1,420,000.

Capitalized Interest Requirement:  With respect to the August 2006 Distribution Date, an amount equal to 24 days of interest accruing at a per annum rate equal to the weighted average Pass-Through Rate of the Offered Certificates on the sum of the Prefunded Amount outstanding at the end of the related Collection Period and the aggregate Stated Principal Balance of the Subsequent Mortgage Loans that do not have a first Due Date prior to August 1, 2006 transferred to the Trust during the related Collection Period.  With respect to the September 2006 Distribution Date, an amount equal to interest accruing during the related Accrual Period at a per annum rate equal to the weighted average Pass-Through Rate of the Offered Certificates for such Distribution Date on the sum of the Prefunded Amount at the end of the related Collection Period and the aggregate Stated Principal Balance of the Subsequent Mortgage Loans that do not have a first Due Date prior to September 1, 2006 transferred to the Trust during the related Collection Period.  With respect to the October 2006 Distribution Date, an amount equal to interest accruing during the related Accrual Period at a per annum rate equal to the weighted average Pass-Through Rate of the Offered Certificates for such Distribution Date on the sum of the Prefunded Amount at the end of the related Collection Period and the aggregate Stated Principal Balance of the Subsequent Mortgage Loans that do not have a first Due Date prior to October 1, 2006 transferred to the Trust during the related Collection Period.  If the Capitalized Interest Requirement is insufficient to enable the Pooling REMIC to pay the Pooling REMIC Regular Interests their stated pass-through rates, the Class X Certificates will contribute any amounts necessary to pay the Pooling REMIC Regular Interests their stated pass-through rates.  Any amounts contributed to the Subsidiary REMIC by the Class X Certificates will not be eligible to fund overcollateralization.

Carryforward Interest:  For any Class of LIBOR Certificates and Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) with respect to the LIBOR Certificates, interest on such amount for the related Accrual Period at the applicable Pass-Through Rate for such Distribution Date.

Certificate:  Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Account:  The separate Eligible Account created and maintained with the Trustee, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.06, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies.

Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and, in the case of any Subordinate Certificates, reduced by any Applied Loss Amounts allocated to such Class on prior Distribution Dates pursuant to Section 4.03(a) plus the amount of any increase to the Certificate Balance of such Certificate pursuant to Section 4.03(b).

Certificate Index:  With respect to each Distribution Date, the rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 a.m., London time, on the related Interest Determination Date relating to each Class of LIBOR Certificates.  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Servicers), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, the Certificate Index will be the Certificate Index applicable to the preceding Distribution Date.  On the Interest Determination Date immediately preceding each Distribution Date, the Trustee shall determine the Certificate Index for the Accrual Period commencing on such Distribution Date and inform the Servicers of such rate.

Certificate Margin:  As to each Class of LIBOR Certificates, the applicable amount set forth below:

Class of LIBOR Certificates	Certificate Margin (%)
	(1)	(2)
1-A-1	0.130	0.260
2-A-1	0.060	0.120
2-A-2	0.110	0.220
2-A-3	0.150	0.300
2-A-4	0.240	0.480
M-1	0.280	0.420
M-2	0.300	0.450
M-3	0.320	0.480
M-4	0.380	0.570
M-5	0.410	0.615
M-6	0.470	0.705
M-7	0.950	1.425
M-8	1.100	1.600
B-1	1.900	2.400
B-2	2.500	3.000
B-3	2.500	3.000
B-4	2.500	3.000
R	0.130	(3)

_____________________

(1)

Prior to and on the first Optional Termination Date.

(2)

After the first Optional Termination Date.

(3)

It is expected that the Class Principal Balance of the Class R Certificates will be reduced to zero prior to the Optional Termination Date.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Register:  The register maintained pursuant to Section 5.02.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class P Certificate:  A Certificate representing a regular interest in the Master REMIC.

Class Principal Balance:  With respect to any Class of Offered Certificates and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class R Certificate:  A Certificate representing the residual interest in the Master REMIC, the Subsidiary REMIC and the Pooling REMIC.

Class X Distributable Amount:  With respect to any Distribution Date, the excess of (i) the sum of (a) the interest accrued during the related Accrual Period on the Class X Interest notional amount at the pass-through rate for the Class X Interest, as described in footnote (4) under the Master REMIC table in the Preliminary Statement, and (b) amounts so accrued in all prior Accrual Periods over (ii) the sum of (a) amounts distributed with respect to the Class X Certificates pursuant to Section 4.02(e)(xvi) on prior Distribution Dates (other than amounts distributed pursuant to Sections 4.06 or 4.07) and (b) any amounts deposited into the Basis Risk Reserve Fund pursuant to Section 4.02(e)(xiv) on such Distribution Date or  any prior Distribution Date.

Closing Date:  August 1, 2006.

Code:  The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

Collection Account:  The accounts established and maintained by a Servicer in accordance with Section 3.06.

Collection Period:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Commission:  The Securities and Exchange Commission.

Compensating Interest Payment:  For any Distribution Date and the Mortgage Loans serviced by a Servicer, the lesser of (x) the aggregate Servicing Fee payable to that Servicer on such Distribution Date and (y) the aggregate Prepayment Interest Shortfall allocable to Payoffs for the Mortgage Loans serviced by such Servicer for that Distribution Date.  For purposes of this definition only, the Servicing Fee Rate shall equal 0.50%.

Corporate Trust Office:  The designated office of the Trustee in the State of Minnesota at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 60 Livingston Avenue, St. Paul, MN 55107, Attn:  Corporate Trust Structured Finance, Ref: Home Equity Asset Trust 2006-6.

Corresponding Class:  With respect to any Lower Tier Interest in the Subsidiary REMIC, the Corresponding Class of Certificates identified in the table for the Subsidiary REMIC in the Preliminary Statement.

Credit Risk Manager:  Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation, and any successor.

Credit Risk Management Agreements:  The respective agreements between each Servicer and the Credit Risk Manager dated as of August 1, 2006.

Credit Risk Manager Fee:  The fee payable to the Credit Risk Manager on each Distribution Date for its services as Credit Risk Manager, in an amount equal to one-twelfth of the Credit Risk Manager Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

Credit Risk Manager Fee Rate:  0.0165% per annum.

Current Interest:  For any interest bearing Class of Offered Certificates and Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance of such Class during the related Accrual Period; provided, that if and to the extent that on any Distribution Date the Interest Remittance Amount is less than the aggregate distributions required pursuant to Section 4.02(a) without regard to this proviso as a result of Interest Shortfalls, then the Current Interest on each Class will be reduced, on a pro rata basis in proportion to the amount of Current Interest for each Class without regard to this proviso, by such Interest Shortfalls for such Distribution Date.

Curtailment:  Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

Custodians:  LaSalle Bank National Association and Wells Fargo Bank, N.A., as custodians, or their successors in interest.

Custodial Agreements:  Each of: the Custodial Agreement dated as of the date hereof between LaSalle Bank National Association, as custodian, and the Trustee and the Custodial Agreement dated as of the date hereof between Wells Fargo Bank, N.A., as custodian, and the Trustee.

Cut-off Date:  For any Initial Mortgage Loan, the Initial Cut-off Date.  For any Subsequent Mortgage Loan, the applicable Subsequent Cut-off Date.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the applicable Cut-off Date.

DBRS:  Dominion Bond Rating Service, or any successor thereto.  For purposes of Section 10.05(b) the address for notices to DBRS shall be Dominion Bond Rating Service, 55 Broadway, 15th Floor, New York, New York 10006, Attention:  Home Equity Asset Trust 2006-6, or such other address as DBRS may hereafter furnish to the Depositor, the Servicers and the Trustee.

Defective Mortgage Loan:  Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

Deferred Amount:  For any Class of Subordinate Certificates (other than the Class X Certificates) and Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) any additions to the Class Principal Balance pursuant to Section 4.03(b) on such Distribution Date or any previous Distribution Date.  Any payment of Deferred Amount pursuant to Section 4.02(e) shall not result in a reduction to the Class Principal Balance of the Class of Certificate to which it is distributed.

Definitive Certificates:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Deleted Mortgage Loan:  As defined in Section 2.03(d) herein.

Delinquency Rate:  For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor: Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date:  As to any Distribution Date and any Mortgage Loan, the Business Day immediately preceding the 18th day of each month.

Distribution Date:  The 25th day of each month or if such day is not a Business Day, the first Business Day thereafter, in each case commencing in August 2006.

Disqualified Organization:  A “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of:  (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an “electing large partnership” within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term “United States”, “State” and “international organizations” shall have the meanings set forth in Section 7701 of the Code.

DLJMC:  DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

Due Date:  With respect to each Mortgage Loan and any Distribution Date, the date on which Scheduled Payments on such Mortgage Loan are due, which is either the first day of the month of such Distribution Date or, if Scheduled Payments on such Mortgage Loan are due on a day other than the first day of the month, the day in the immediately preceding calendar month to such Distribution Date on which such Scheduled Payments are due, exclusive of any days of grace.

Early Termination Date:  As defined in the Swap Agreement.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity.  Eligible Accounts may bear interest.

Eligible Investments:  Any one or more of the obligations and securities listed below:

(i)

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated Aa3 or higher by Moody’s, AA- or higher by S&P and  AA- or higher by Fitch;

(ii)

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in the highest ratings by each Rating Agency, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each Rating Agency;

(iii)

repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) the short-term debt obligations of which are rated A-1 or higher by S&P, rated A-2 or higher by Moody’s and F1 or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral, and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of Moody’s and Fitch, and a short-term unsecured debt rating of A-1 or higher by S&P, at the time of such investment;

(v)

commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category by each Rating Agency that rates such securities, at the time of such investment;

(vi)

a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of Moody’s and Fitch, and a short-term unsecured debt rating of A-1 or higher by S&P, at the time of such investment; and

(vii)

money market funds having ratings in the highest available rating category of Moody’s and Fitch and either “AAAm” or “AAAm-G” of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the applicable Servicer or the Trustee and any such funds that are managed by the applicable Servicer or the Trustee or their respective Affiliates or for the applicable Servicer or the Trustee or any Affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  With respect to any ERISA-Restricted Certificate, a best efforts or firm commitment underwriting or private placement that meets the requirements of the Underwriters’ Exemption.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

ERISA-Restricted Swap Certificate:  Any Certificate other than an ERISA-Restricted Certificate.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by each Servicer pursuant to Section 3.19.

Escrow Account:  The separate account or accounts created and maintained by the Servicer pursuant to Section 3.07.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

Event of Default:  As defined in Section 7.01 herein.

Excess Servicing Fee:  As to each WFBNA Serviced Loan and any Distribution Date, an amount equal to one month’s interest at the Excess Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

Excess Servicing Fee Rate:  With respect to any WFBNA Serviced Loan, the excess, if any, of 0.50% over the WFBNA Servicing Fee Rate.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Expense Fee:  As to each Mortgage Loan, the sum of the related Servicing Fee, the related Excess Servicing Fee, if applicable, the Trustee Fee, the Credit Risk Manager Fee and any lender paid Primary Insurance Policy premium, if applicable.

Expense Fee Rate:  As to each Mortgage Loan and any date of determination, the sum of the related Servicing Fee Rate, the related Excess Servicing Fee Rate, if applicable, the Trustee Fee Rate, the Credit Risk Manager Fee Rate and the rate at which any lender paid Primary Insurance Policy premium is calculated, if applicable.

Fair Credit Reporting Act:  15 U.S.C. §§1681 et seq.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by each Servicer pursuant to Section 3.19.

Final Recovery Determination:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or any Servicer pursuant to or as contemplated by Section 3.12(f) or Section 9.01), a determination made by the related Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  Each Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date:  The Distribution Date in November 2036.

FIRREA:  The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Fitch:  Fitch Ratings, or any successor thereto.  For purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch Ratings, 1 State Street Plaza, New York, New York 10004, Attention:  Home Equity Asset Trust 2006-6, or such other address as Fitch may hereafter furnish to the Depositor, the Servicers and the Trustee.

FNMA:  The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FNMA Guides:  The FNMA Sellers’ Guide and the FNMA Servicers’ Guide and all amendments or additions thereto.

Gross Margin:  With respect to each adjustable-rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

Group 1 Allocation Amount:  For any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived for Loan Group 1 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.  For purposes of the definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 1 Excess Interest Amount:  For any Distribution Date, the product of the amount of Monthly Excess Interest required to be distributed on that Distribution Date pursuant to Section 4.02(e)(i)(A) and a fraction the numerator of which is the Principal Remittance Amount derived from Loan Group 1 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 1 Senior Net Funds Cap:  For any Distribution Date and the Class 1-A-1 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for Loan Group 1 and such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of Loan Group 1 for the immediately preceding Distribution Date less (b) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Net Trust Swap Payment, if any, for such Distribution Date and any Swap Termination Payments made pursuant to Sections 4.02(a)(vi), 4.02(c)(i) or 4.02(d)(i) on such Distribution Date and (y) 12 and the denominator of which is the Aggregate Collateral Balance for the immediately preceding Distribution Date multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Group 2 Allocation Amount:  For any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from Loan Group 2 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 2 Senior Net Funds Cap:  For any Distribution Date and the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for Loan Group 2 and such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of Loan Group 2 for the immediately preceding Distribution Date, less (b) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Net Trust Swap Payment, if any, for such Distribution Date and any Swap Termination Payments made pursuant to Sections 4.02(a)(vi), 4.02(c)(i) or 4.02(d)(i) on such Distribution Date and (y) 12 and the denominator of which is the Aggregate Collateral Balance for the immediately preceding Distribution Date multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Index:  With respect to each adjustable-rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

Indirect Participant:  A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Cut-off Date:  July 1, 2006.

Initial Mortgage Loan:  A Mortgage Loan conveyed to the Trust Fund on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any Primary Insurance Policy, any standard hazard insurance policy, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Proceeds of any Primary Insurance Policies and any other Insurance Policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the related Servicer’s normal servicing procedures.

Interest Determination Date:  With respect to the LIBOR Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

Interest Only Mortgage Loans:  Any Mortgage Loan which does not provide for any payments of principal prior to either (i) its first Adjustment Date or (ii)  five or ten years after origination.

Interest Remittance Amount:  For any Distribution Date and Loan Group, an amount equal to the sum of (1) all interest collected (other than related Payaheads, if applicable) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Loan Group during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all Payoffs and Curtailments received on the Mortgage Loans in such Loan Group during the related Prepayment Period (other than interest on Principal Prepayments that occur during the portion of the Prepayment Period that is in the same calendar month as the related Distribution Date), less (x) the Servicing Fee (other than any Excess Servicing Fee) and any lender paid Primary Insurance Policy premiums with respect to such Mortgage Loans and (y) unreimbursed Advances and other amounts due to a Servicer or the Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest Payments paid by a Servicer with respect to the related Mortgage Loans with respect to such Distribution Date, (3) the portion of any Substitution Adjustment Amount or Repurchase Price paid with respect to such Mortgage Loans during the calendar month immediately preceding the Distribution Date or purchased by any Special Servicer pursuant to Section 3.25, in each case allocable to interest and the proceeds of any purchase of the Mortgage Loans by the Terminating Entity pursuant to Section 9.01 in an amount not exceeding the interest portion of the Par Value, (4) all Net Liquidation Proceeds, and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to such Mortgage Loans during the prior calendar month, to the extent allocable to interest and (5) any amounts withdrawn from the Capitalized Interest Amount to pay interest on the related Certificates with respect to such Distribution Date.

Interest Shortfall:  For any Distribution Date, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rate) on Mortgage Loans resulting from (a) Prepayment Interest Shortfalls to the extent not covered by a Compensating Interest Payment and (b) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

ISDA:  International Swaps and Derivatives Association, Inc.

ISDA Master Agreement:  An ISDA Master Agreement (Multicurrency-Cross Border) in the form published by ISDA in 1992 including the schedule thereto.

LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of New York or Minnesota or in the city of London, England are required or authorized by law to be closed.

LIBOR Certificates:  As defined in the Preliminary Statement.

Liquidation Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated (or in the case of a second lien Mortgage Loan, charged-off by the related Servicer in accordance with Accepted Servicing Practices) in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property (exclusive of any possibility of a deficiency judgment).

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or similar dispositions or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, other than Recoveries.

Loan Group:  Any of Loan Group 1 or Loan Group 2, as applicable.

Loan Group 1:  All Mortgage Loans identified as Loan Group 1 Mortgage Loans on the Mortgage Loan Schedule.

Loan Group 2:  All Mortgage Loans identified as Loan Group 2 Mortgage Loans on the Mortgage Loan Schedule.

Loan-to-Value Ratio:  With respect to any first-lien Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination, and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related Mortgaged Property and the Appraised Value of the related Mortgaged Property, or (b) in the case of a refinance, the amount set forth in an appraisal made in connection with the refinancing of the related Mortgaged Loan as the value of the related Mortgaged Property.  With respect to any second-lien Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the sum of (x) the principal balance of the related Mortgage Loan at the date of its origination and (y) the outstanding principal balance of the senior mortgage loan at the date of origination of such senior mortgage loan and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related Mortgaged Property and the Appraised Value of the related Mortgaged Property, or (b) in the case of a refinance, the amount set forth in an appraisal made in connection with the refinancing of the related Mortgaged Loan as the value of the related Mortgaged Property.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Lower Tier Interest:  An interest in any of the Pooling REMIC or the Subsidiary REMIC, as described in the Preliminary Statement, those interests having an LTP designation being interests in the Pooling REMIC and those interests having an LT1 designation being interests in the Subsidiary REMIC.

M-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 64.20% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts on deposit in the Prefunding Account as of the Closing Date).

M-2 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 71.00% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts on deposit in the Prefunding Account as of the Closing Date).

M-3 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 75.00% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

M-4 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 78.70% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

M-5 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 82.00% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

M-6 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 85.00% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

M-7 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 87.90% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

M-8 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Senior Certificates and the Class Principal Balance of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 90.30% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

Majority in Interest:  As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Majority Servicer:  With respect to any Optional Termination, the Servicer servicing the largest percentage of Mortgage Loans to be purchased in such Optional Termination (by Stated Principal Balance of outstanding Mortgage Loans on the Optional Termination Date).

Master REMIC:  As specified in the Preliminary Statement.

Maximum Interest Rate:  For the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class R Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (i) the weighted average Maximum Mortgage Rates minus the weighted average Expense Fee Rate of the adjustable-rate Mortgage Loans in the related Loan Group and (ii) the weighted average Net Mortgage Rates of the fixed-rate Mortgage Loans in the related Loan Group, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.  For the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class  B-4 Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (x) the weighted average Maximum Mortgage Rates minus the weighted average Expense Fee Rate of the adjustable-rate Mortgage Loans in both Loan Groups and the (y) weighted average Net Mortgage Rates of the fixed-rate Mortgage Loans in both Loan Groups, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.  All weighted averages calculated hereunder shall be based on Stated Principal Balance of the applicable Mortgage Loans as of the first day of the related Collection Period.

Maximum Mortgage Rate:  With respect to each Mortgage Loan having an adjustable-rate Mortgage Rate, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS® System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The mortgage identification number for any MERS Mortgage Loan.

Minimum Mortgage Rate:  With respect to each Mortgage Loan having an adjustable-rate Mortgage Rate, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

Modified Mortgage Loan:  Any Mortgage Loan that is modified in accordance with Section 3.06(a), the outstanding Stated Principal Balance of which has been increased by adding to such Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan.

MOM  Loan:  Any Mortgage Loan as to which MERS is  acting as mortgagee, solely as nominee for the originator of such  Mortgage Loan and its successors and assigns.

Monthly Excess Cashflow:  For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date.

Monthly Excess Interest:  As to any Distribution Date, the Interest Remittance Amount remaining after the application of payments pursuant to clauses (i) through (xix) of Section 4.02(a) and the Principal Payment Amount remaining after the application of payments pursuant to clauses (i) through (xiv) of Section 4.02(c) or 4.02(d), as applicable.

Monthly Statement:  The statement delivered to the Certificateholders pursuant to Section 4.04.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto. For purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor, the Servicers and the Trustee.

Mortgage:  The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File:  The Mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or the applicable Custodian to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loans:  Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  Such mortgage loans include conventional, adjustable-rate and fixed-rate, fully amortizing and balloon, first and second lien residential mortgage loans, all of which have original terms to stated maturity of up to 30 years.

Mortgage Loan Purchase Agreement:  Each mortgage loan purchase agreement between the Seller and an Originator.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan by Loan Group:

(i)

the Mortgage Loan identifying number;

(ii)

a code indicating the type of Mortgaged Property and the occupancy status;

(iii)

a code indicating the Servicer of the Mortgage Loan;

(iv)

the original months to maturity;

(v)

the Loan-to-Value Ratio at origination;

(vi)

the combined Loan-to-Value Ratio at origination;

(vii)

a code indicating the existence of a subordinate lien for the related Mortgaged Property;

(viii)

the related borrower’s debt-to-income ratio at origination;

(ix)

the related borrower’s credit score at origination;

(x)

the Mortgage Rate as of the Cut-off Date;

(xi)

the stated maturity date;

(xii)

the amount of the Scheduled Payment as of the Cut-off Date;

(xiii)

the original principal amount of the Mortgage Loan;

(xiv)

the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

(xv)

the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(xvi)

a code indicating whether a Prepayment Premium is required to be paid in connection with a prepayment of the Mortgage Loan and the term and the amount of the Prepayment Premium;

(xvii)

an indication whether the Mortgage Loan accrues interest at an adjustable Mortgage Rate or a fixed Mortgage Rate;

(xviii)

the Index that is associated with such Mortgage Loan, if applicable;

(xix)

the Gross Margin, if applicable;

(xx)

the Periodic Rate Cap, if applicable;

(xxi)

the Minimum Mortgage Rate, if applicable;

(xxii)

the Maximum Mortgage Rate, if applicable;

(xxiii)

the first Adjustment Date after the Cut-off Date, if applicable;

(xxiv)

the Servicing Fee Rate;

(xxv)

the Expense Fee Rate;

(xxvi)

a code indicating whether the Mortgage Loan is covered under a borrower paid or lender paid Primary Insurance Policy (and, if so, the name of the insurance carrier) and the rate at which any lender paid Primary Insurance Policy premium is calculated, if applicable; and

(xxvii)

a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, its corresponding MIN.

With respect to the Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

(xxviii)

the number of Mortgage Loans;

(xxix)

the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

(xxx)

the weighted average Mortgage Rate of the Mortgage Loans.

Mortgage Note:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool:  All of the Mortgage Loans.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note.

Mortgaged Property:  The underlying real property securing a Mortgage Loan.

Mortgagor:  The obligor(s) on a Mortgage Note.

Most Senior Enhancement Percentage: For any Distribution Date and any Class of Certificates, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balances of the Certificates which are lower in payment priority than such Class of Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date and the denominator of which is the Aggregate Collateral Balance as of the first day of the related Collection Period.

Net Counterparty Payment:  For each Swap Payment Date on or prior to the Swap Termination Date, the excess, if any, of the Swap Counterparty Payment over the Trust Swap Payment for such date.

Net Cumulative Realized Loss Amount:  For any Distribution Date, cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the end of the prior calendar month less the amount of payments made to the Principal Remittance Amount from the Supplemental Interest Account on all prior Distribution Dates pursuant to Section 4.02(h)(iii).

Net Funds Cap:  Any of the Group 1 Senior Net Funds Cap, the Group 2 Senior Net Funds Cap or the Subordinate Net Funds Cap, as applicable.

Net Liquidation Proceeds:  Liquidation Proceeds, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Servicing Fees, Servicing Advances and Advances.

Net Mortgage Rate:  As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate.

Net Trust Swap Payment:  For each Swap Payment Date on or prior to the Swap Termination Date, the excess, if any, of the Trust Swap Payment over the Swap Counterparty Payment for such date.

Net WAC Rate:  As to any Distribution Date, a rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans for the related Collection Period, weighted on the basis of the Stated Principal Balances as of the first day of the related Collection Period.

NIM Note:  Any debt instrument secured by distributions on any of the Certificates issued by the Trust.

NIM Trust:  Any trust created to hold the Class X Certificates that issues notes that are secured by distributions on the Class X Certificates.

Nonrecoverable Advance:  With respect to any Mortgage Loan, any portion of an Advance or a Servicing Advance previously made or proposed to be made by the related Servicer that, in the good faith judgment of such Servicer will not be ultimately recoverable by such Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise from proceeds or collections on the related Mortgage Loan.

Notional Amount Certificates:  As specified in the Preliminary Statement.

Offered Certificates:  As specified in the Preliminary Statement.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of a Servicer or any Special Servicer or any certificate of any Servicing Officer, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor or a Servicer, including in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Servicers, (ii) not have any material direct financial interest in the Depositor or the Servicers or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicers as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.  The cost of any Opinion of Counsel, except as otherwise specifically provided herein, shall not be at the expense of the Trustee.

Optimal Interest Remittance Amount:  For any Distribution Date and Loan Group, will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the Mortgage Loans in such Loan Group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Collateral Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount for that Loan Group which did not arise as a result of a default or delinquency of the related Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Optional Termination:  Any purchase of the Mortgage Loans by a Terminating Entity, pursuant to Section 9.01.

Optional Termination Date:  As defined in Section 9.01.

Optional Termination Notice Period:  The period during which notice is to be given to the affected Certificateholders of an Optional Termination pursuant to Section 9.02.

Originator:  With respect to each Mortgage Loan, the entity that sold such Mortgage Loan to the Seller.

OTS:  The Office of Thrift Supervision.

Outsourcer:  As defined in Section 3.02 herein.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)

Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(ii)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Payoff prior to such Due Date and which did not become a Liquidation Mortgage Loan prior to such Due Date.

Overcollateralization Amount:  For any Distribution Date, an amount equal to the amount, if any, by which (x) the applicable Aggregate Collateral Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Offered Certificates and Class P Certificates after giving effect to payments on such Distribution Date.

Overcollateralization Deficiency:  For any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Payment Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount:  For any Distribution Date, an amount equal to the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Overfunded Interest Amount:  With respect to any Subsequent Transfer Date, the excess of (A) the amount on deposit in the Capitalized Interest Account on such date over (B) the excess of (i) the amount of interest accruing at the assumed weighted average Pass-Through Rate of the Offered Certificates on the Prefunded Amount outstanding at the end of the related Collection Period for the total number of days remaining through the end of the Accrual Periods ending  August 24, 2006, September 24, 2006 and October 24, 2006 over (ii) one month of investment earnings on the amount on deposit in the Capitalized Interest Account on such date at an annual rate of 0.75%.  The assumed weighted average Pass-Through Rate will be calculated assuming the Certificate Index is 5.40% for any Subsequent Transfer Date prior to the August 2006 Distribution Date, 5.65% for any Subsequent Transfer Date prior to the September 2006 Distribution Date and 5.90% for any Subsequent Transfer Date prior to the October 2006 Distribution Date.

Ownership Interest:  As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Par Value:  As defined in Section 9.01.

Pass-Through Rate: With respect to any Class of LIBOR Certificates and any Distribution Date, a per annum rate equal to the lesser of (x) the related Certificate Index for such Distribution Date, plus the related Certificate Margin and (y) the applicable Net Funds Cap for such Distribution Date.  With respect to the Class X Certificates, the rate set forth in footnote (4) under the Master REMIC table in the Preliminary Statement.

Payahead:  Any Scheduled Payment intended by the related Mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Payoff:  Any payment of principal on a Mortgage Loan equal to the entire outstanding principal balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

Percentage Interest:  As to any Certificate, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Transferee:  Any person other than a Disqualified Organization or a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI. The terms “United States” and “State” shall have the meanings set forth in section 7701 of the Code or successor provisions.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates:  As specified in the Preliminary Statement.

Plan:  An employee benefit plan or arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Pooling REMIC:  As specified in the Preliminary Statement.

Prefunded Amount:  The amount deposited in the Prefunding Account on the Closing Date, which shall equal $103,132,325.39.

Prefunding Account:  The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06(g) in the name of the Trustee for the benefit of the Certificateholders and designated “U.S. Bank National Association, in trust for registered holders of Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6.  Funds in the Prefunding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder; provided, however, that any investment income earned from Eligible Investments made with funds in the Prefunding Account shall be for the account of the Depositor.

Prefunding Period:  The period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Prefunding Account is reduced to zero, and (ii) an Event of Default occurs or (iii) October 24, 2006.

Prepayment Interest Excess: As to any Mortgage Loan, Distribution Date and Principal Prepayment in full during the portion of the related Prepayment Period commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last day of the related Prepayment Period occurring in the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction), as reduced by the related Servicing Fee Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such Principal Prepayment is so applied; provided that Prepayment Interest Excess shall only exist with respect to any Mortgage Loan and any Distribution Date if the related Principal Prepayment in full is deposited by the applicable Servicer in the related Collection Account pursuant to Section 3.06(c)(i) hereof in the same month as such Principal Prepayment in full is made, to be included with distributions on such Distribution Date.

Prepayment Interest Shortfall:  As to any Distribution Date, Mortgage Loan and Principal Prepayment, other than Principal Prepayments in full that occur during the portion of the Prepayment Period that is in the same calendar month as such Distribution Date, the difference between (i) one full month’s interest at the applicable Mortgage Rate, as reduced by the Servicing Fee Rate on the principal balance of such Principal Prepayment and (ii) the amount of interest due and actually received from the related Mortgagor that accrued during the month immediately preceding such Distribution Date with respect to such Mortgage Loan and such Principal Prepayment, as reduced by the Servicing Fee.

Prepayment Premium:  With respect to each Mortgage Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the Mortgage Loan Schedule.

Prepayment Period:  With respect to any Distribution Date and any Payoff, (x) for any servicer other than WFBNA, the period from the fifteenth day of the calendar month preceding the month in which that Distribution Date occurs (or in the case of the first Distribution Date, from the Initial Cut-off Date) through the fourteenth day of the month in which that Distribution Date occurs and (y) for WFBNA, the period from the fourteenth day of the calendar month preceding the month in which that Distribution Date occurs (or in the case of the first Distribution Date, from the Initial Cut-off Date) through the thirteenth day of the month in which that Distribution Date occurs.  With respect to any Distribution Date and any Curtailment, the calendar month preceding such Distribution Date.

Principal Payment Amount:  For any Distribution Date, an amount equal to the related Principal Remittance Amount for such date minus the related Overcollateralization Release Amount, if any, for such date.

Principal Prepayment:  Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

Principal Remittance Amount:  For any Distribution Date, an amount equal to (A) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances, Servicing Advances and other amounts due to a Servicer and the Trustee with respect to such Mortgage Loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all Principal Prepayments on the Mortgage Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller or purchased by a Servicer during the calendar month immediately preceding such Distribution Date and the proceeds of any purchase of the Mortgage Loans by the Terminating Entity pursuant to Section 9.01 in an amount not exceeding the principal portion of the Par Value, (4) the portion of any Substitution Adjustment Amount or Repurchase Price paid with respect to any Deleted Mortgage Loans during the calendar month immediately preceding such Distribution Date or purchased by any Special Servicer pursuant to Section 3.25 allocable to principal, (5) all Net Liquidation Proceeds (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal) and any Recoveries collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to principal, (6) amounts withdrawn from the Supplemental Interest Account to cover the Net Cumulative Realized Loss Amount for such Distribution Date and (7)  with respect to the October 2006 Distribution Date, any amounts remaining in the Prefunding Account (other than investment earnings thereon) less (B) the Capitalization Reimbursement Amount for such Distribution Date.

Private Certificates:  As specified in the Preliminary Statement.

Prospectus Supplement:  The Prospectus Supplement dated July 28, 2006 relating to the Offered Certificates.

PUD:  Planned Unit Development.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Substitute Mortgage Loan:  One or more Mortgage Loans substituted by the Seller for one or more Deleted Mortgage Loans which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M, individually or in the aggregate and on a weighted average basis, as applicable, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year greater than or less than that of the Deleted Mortgage Loan; provided that the remaining term to maturity of any such Mortgage Loan shall be no greater than the last maturing Mortgage Loan in the Trust immediately prior to any substitution; (v) if the Deleted Mortgage Loan is an adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rates for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Index as the Deleted Mortgage Loan, (vi) comply with each representation and warranty set forth in Section 2.03(b) and (vii) be replaced into the Loan Group from which the Deleted Mortgage Loan was removed.

Rating Agency:  Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicers.  References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Ratings:  As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

Realized Loss:  With respect to each Liquidation Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidation Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidation Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidation Mortgage Loan.

Record Date:  With respect to any Class of Physical Certificates and any Distribution Date (other than the first Distribution Date), the last day of the calendar month preceding the month in which such Distribution Date occurs and with respect to any Class of Physical Certificates and the first Distribution Date, the Closing Date.  With respect to any Class of Certificates that is not a Physical Certificate and any Distribution Date, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02, the Record Date shall be the last day of the calendar month preceding the month in which such Distribution Date occurs.

Recovery:  With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a Class or Classes of Certificates net of reimbursable expenses.

Reference Bank Rate:  As to any Accrual Period relating to the LIBOR Certificates as follows:  the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London time, on the Interest Determination Date prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates; provided that at least two such Reference Banks provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicers, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates.  If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Accrual Period.

Reference Banks:  Three major banks that are engaged in the London interbank market, selected by the Trustee after consultation with the Servicers, as identified in writing to the Trustee.

Regular Certificates:  As specified in the Preliminary Statement.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reimbursement Amounts:  As defined in Section 3.22(a) herein.

Relief Act:  The Servicemembers Civil Relief Act, as amended, or any state or local law providing for similar relief.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Maximum Rate:  As described in the Preliminary Statement.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Swap Rate: For each Distribution Date (and the related Accrual Period) a per annum rate equal to 11.660%.

REO Disposition:  The final sale by WFBNA, as a Servicer, of any REO Property.

REO Disposition Fee:  With respect to each REO Disposition, the greater of (i) $1,200 or (ii) one percent (1%) of the final sales price of such REO Disposition; provided that the real estate broker commission with respect to the liquidation of the REO property is equal to or less than 5% except in such cases where the property value is less than $100,000 or the property is located in a rural area and market conditions require the related Servicer to pay a real estate broker commission greater than 5% or prior written consent has been obtained from DLJMC or their authorized representative.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price:  With respect to any Mortgage Loan required to be purchased by the Seller pursuant to this Agreement or purchased by a Special Servicer pursuant to Section 3.25 of this Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate (reduced by the Servicing Fee Rate if the purchaser of the Mortgage Loan is also the Servicer thereof) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders and (iii) in the case of a Mortgage Loan purchased by the Seller or any Special Servicer, (a) any unreimbursed Servicing Advances (or, in the case of a Mortgage Loan purchased by any Special Servicer, any unreimbursed Servicing Advances payable to any Servicer) and (b) any costs and damages (including without limitation, late fees) actually incurred and paid by or on behalf of the Trust in connection with any breach of the representation and warranty set forth in Schedule III (xxi) and (xxvii) as the result of a violation of a predatory or abusive lending law applicable to such Mortgage Loan.

Request for Release:  The Request for Release submitted by the Servicer or the Trustee to a Custodian substantially in the form of Exhibit M.

Required Basis Risk Reserve Fund Amount:  With respect to any Distribution Date, $5,000.

Required Basis Risk Reserve Fund Deposit:  With respect to any Distribution Date, the sum of (i) any Basis Risk Shortfall for such date (net of amounts available to pay Basis Risk Shortfalls on deposit in the Supplemental Interest Account on such date) and (ii) the excess, if any, of the Required Basis Risk Reserve Fund Amount for such Distribution Date over the amount on deposit in the Basis Risk Reserve Fund at the close of business on the Business Day immediately preceding such Distribution Date.

Required Insurance Policy:  With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Residual Certificates:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer or employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

Rolling Three Month Delinquency Rate:  For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the related Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.  For purposes of Section 10.05(c) the address for notices to S&P shall be Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention:  Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor, the Servicers and the Trustee.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Securities Act:  The Securities Act of 1933, as amended.

Seller:  DLJMC.

Senior Certificates:  As specified in the Preliminary Statement.

Senior Enhancement Percentage:  For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date (assuming no Trigger Event has occurred), and the denominator of which is the Aggregate Collateral Balance as of the first day of the related Collection Period.

Senior Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 56.90% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date).

Servicer:  Each of (i) WFBNA and (ii) SPS, or in each case, such Person’s successor(s), as servicer hereunder, as the context may require.

Servicer Employee:  As defined in Section 3.19 herein.

Servicer Remittance Date:  With respect to any Mortgage Loan and Distribution Date, the second Business Day prior to that Distribution Date.

Servicing Advance:  All reasonable and customary “out of pocket” costs and expenses incurred prior to, on or after the Cut-off Date in the performance by a Servicer of its servicing obligations, including, but not limited to, the cost (including reasonable attorneys’ fees and disbursements) of (i) the maintenance, preservation, restoration and protection of a Mortgaged Property; (ii) any enforcement or judicial proceedings, including foreclosures, and any litigation related to a Mortgage Loan; (iii) the management and liquidation of any REO Property including reasonable fees paid to any independent contractor or Outsourcer in connection therewith; (iv) compliance with the obligations under Section 3.10 or 3.12; (v) obtaining broker price opinions; (vi) the registration or the removal from registration of any Mortgage Loan on the MERS® System in accordance with the fifth paragraph of Section 3.01; (vii) obtaining or correcting any legal documentation required to be included in the Mortgage Files including any outstanding title issues (i.e. any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) and reasonably necessary for a Servicer to perform its obligations under this Agreement; and (viii) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of a first lien Mortgage Loan, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to a Servicer to the extent provided in Sections 3.07(d)(ii) and 3.09(a)(iii), (iv) and (vi)

Servicing Advance Reimbursement Amounts:  As defined in Section 3.22(a) herein.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date related to such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.15.

Servicing Fee Rate:  With respect to (i) any WFBNA Serviced Loan, the WFBNA Servicing Fee Rate, which rate may increase up to 0.50% per annum, and (ii) any SPS Serviced Loan, the SPS Servicing Fee Rate as defined herein; provided however, that in no case shall the WFBNA Servicing Fee Rate or the SPS Servicing Fee Rate exceed 0.50% per annum.

Servicing Officer:  With respect to a Servicer, any officer of that Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by each such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and delivered to the Trustee.

Simple Interest Mortgage Loan:  Any Mortgage Loan for which the interest due thereon is calculated based on the actual number of days elapsed between the date on which interest was last paid through the date on which the most current payment is received.

Special Servicer:  Any special servicer appointed by the Class X Certificateholder pursuant to Section 3.25.

Special Serviced Mortgage Loan:  The Mortgage Loans for which a Special Servicer acts as servicer pursuant to Section 3.25.

SPS:  Select Portfolio Servicing, Inc., a Utah corporation, and its successors and assigns.

SPS Serviced Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

SPS Servicing Fee Rate:  With respect to any Mortgage Loan, 0.50% per annum.

Startup Day:  The Closing Date.

Stated Principal Balance:  As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), increased by the portion of any Capitalization Reimbursement Amount allocable to such Mortgage Loan, if any, after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidation Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

Stepdown Date:  The date occurring on the earlier of (1) the first Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates are reduced to zero and (2) the later of (x) the Distribution Date in August 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to 43.10%.

Subcontractor:  Any Outsourcer that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to 5% or more of the Mortgage Loans as determined by and under the direction or authority of a Servicer (measured as the weighted average of the monthly percentages of the aggregate Stated Principal Balance of the Mortgage Loans serviced by such subcontractor during the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subcontractor performs such discrete functions and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

Subordinate Certificates:  As specified in the Preliminary Statement.

Subordinate Group 1 Balance:  For any Distribution Date will be the Aggregate Loan Group Collateral Balance for Loan Group 1 as of the first day of the related Collection Period less the Class Principal Balance of the Class 1-A-1 Certificates.

Subordinate Group 2 Balance:  For any Distribution Date will be the Aggregate Loan Group Collateral Balance for Loan Group 2 as of the first day of the related Collection Period less the aggregate Class Principal Balances of the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class R Certificates.

Subordinate Net Funds Cap:  For any Distribution Date and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class  B-4 Certificates, will be a per annum rate equal to a weighted average of (i) the Group 1 Senior Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such Distribution Date, weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance, respectively.

Subsequent Cut-off Date:  With respect to any Subsequent Mortgage Loan, the first day of the month of the conveyance of such Mortgage Loan to the Trust after giving effect to the monthly payment on that date.

Subsequent Mortgage Loan:  Any Mortgage Loan other than an Initial Mortgage Loan conveyed to the Trust Fund pursuant to Section 2.01 hereof and to a Subsequent Transfer Agreement, which Mortgage Loan shall be listed on the revised Mortgage Loan Schedule delivered pursuant to this Agreement and on Schedule A to such Subsequent Transfer Agreement.  When used with respect to a single Subsequent Transfer Date, Subsequent Mortgage Loan shall mean a Subsequent Mortgage Loan conveyed to the Trust on that Subsequent Transfer Date.

Subsequent Transfer Agreement:  A Subsequent Transfer Agreement substantially in the form of Exhibit Q hereto, executed and delivered by and among the Depositor, DLJMC and the Trustee and acknowledged by the Servicers, as provided in Section 2.01 hereof.

Subsequent Transfer Date:  For any Subsequent Transfer Agreement, the date the related Subsequent Mortgage Loans are transferred to the Trust pursuant to the related Subsequent Transfer Agreement.

Subservicer:  Any Person that services Mortgage Loans on behalf of a Servicer pursuant to a Subservicing Agreement and is responsible for the performance (whether directly or indirectly through a Subservicer or a Subcontractor) of the material servicing functions required to be performed by the related Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB with respect to 10% or more of the Mortgage Loans under the direction or authority of a Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subservicer services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).  Any subservicer shall meet the qualifications set forth in Section 3.02.

Subservicing Agreement:  An agreement between a Servicer and a Subservicer for the servicing of the related Mortgage Loans.

Subsidiary REMIC:  As specified in the Preliminary Statement.

Substitution Adjustment Amount:  As defined in Section 2.03 herein.

Supplemental Interest Account: As defined in Section 4.07 hereof.

Supplemental Interest Trust:  The trust created pursuant to Section 4.07 herein and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Supplemental Interest Account and the right to receive amounts as provided in Section 4.02.

Swap Agreement:  The swap agreement relating to the Offered Certificates consisting of ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Trustee on behalf of the Supplemental Interest Trust and the Swap Counterparty, as such agreement may be amended and supplemented in accordance with its terms.

Swap Counterparty:  Credit Suisse International.

Swap Counterparty Payment:  For each Swap Payment Date on or prior to the Swap Termination Date, the Floating Amount as defined in the Swap Agreement.

Swap Event of Default:  An “Event of Default” as such term is defined in the Swap Agreement.

Swap Notional Amount:  For any Swap Payment Date (i) if the ending Aggregate Collateral Balance (as reported on the Trustee’s monthly statement to Certificateholders pursuant to Section 4.04 for the Distribution Date immediately preceding such Swap Payment Date) is greater than the applicable lower bound set forth on Schedule IV hereto and less than the applicable upper bound set forth on Schedule IV hereto, the aggregate Class Principal Balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates as of the Distribution Date immediately preceding such Swap Payment Date, after giving effect to payments on such Distribution Date, (ii) if the ending Aggregate Collateral Balance (as reported on the Trustee’s monthly statement to Certificateholders pursuant to Section 4.04 for the Distribution Date immediately preceding such Swap Payment Date) is less than or equal to the applicable lower bound set forth on Schedule IV hereto, the applicable lower bound set forth on Schedule IV hereto for that Swap Payment Date, and (iii) if the ending Aggregate Collateral Balance (as reported on the Trustee’s monthly statement to Certificateholders pursuant to Section 4.04 for the Distribution Date immediately preceding such Swap Payment Date) is greater than or equal to the applicable upper bound set forth on Schedule IV hereto, the applicable upper bound for that Swap Payment Date.

Swap Payment Date:  The Business Day immediately preceding the 25th day of each month beginning in October 2006 through and including July 2011.

Swap Termination Date:  The Swap Payment Date in July 2011, after any required payment is made.

Swap Termination Payment:  Upon the designation of an Early Termination Date, the payment to be made by the Trust to the Supplemental Interest Account for payment to the Swap Counterparty, or by the Swap Counterparty to the Supplemental Interest Account for payment to the Trust, as applicable, pursuant to the terms of the Swap Agreement.

Targeted Overcollateralization Amount:  For any Distribution Date prior to the Stepdown Date, 1.65% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date); with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) 3.30% of the Aggregate Collateral Balance for such Distribution Date, or (b) 0.50% of the Aggregate Collateral Balance as of the Initial Cut-off Date (including amounts in the Prefunding Account as of the Closing Date); with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Telerate Page 3750:  The display designated as page 3750 on Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Terminating Entity:  As determined by the Trustee pursuant to Section 9.04.

Termination Event:  As described in the Swap Agreement.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transferee:  Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

Trigger Event:  A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage of the most senior Class or Classes of Certificates then outstanding for such Distribution Date

Class	Percentage
Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3 or Class 2-A-4 Certificates	37.12%
Class M-1 Certificates	44.69%
Class M-2 Certificates	55.17%
Class M-3 Certificates	64.00%
Class M-4 Certificates	75.12%
Class M-5 Certificates	88.89%
Class M-6 Certificates	106.67%
Class M-7 Certificates	132.23%
Class M-8 Certificates	164.95%
Class B-1 Certificates	207.79%
Class B-2 Certificates	238.81%
Class B-3 Certificates	340.42%
Class B-4 Certificates	484.85%

or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Collateral Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
August 2008 – July 2009	1.35%*
August 2009 – July 2010	3.00%*
August 2010 – July 2011	4.65%*
August 2011 – July 2012	6.00%*
August 2012 and thereafter	6.70%

* The percentages set forth above are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust:  Home Equity Asset Trust 2006-6 established pursuant to this Agreement.

Trust Collateral:  As defined in Section 9.01.

Trust Fund:  The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after their Cut-off Dates, other than such amounts which were due on the Mortgage Loans on or before their Cut-off Dates; (ii) the Collection Accounts, the Certificate Account, the Prefunding Account, the Capitalized Interest Account and the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the applicable Cut-off Date; (iv) the Depositor’s rights under the Assignment and Assumption Agreement, (v) the Trust’s rights under the Swap Agreement and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trust Swap Payment:  For each Swap Payment Date until the Swap Termination Date, the Fixed Amount as defined in the Swap Agreement.

Trustee:  U.S. Bank National Association, in its capacity as trustee under this Agreement and assigns in such capacity.

Trustee Fee:  The fee, if any, payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an amount equal to one twelfth of the Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

Trustee Fee Rate:  0.0036% per annum.

Underwriters’ Exemption:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Voting Rights:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 98% of all Voting Rights shall be allocated among the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.  The portion of such 98% Voting Rights allocated to the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates shall be allocated based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding.  The Class A-IO-S and the Class X Certificates shall each be allocated 1% of the Voting Rights; provided, however, for so long as the Class X Certificates, or any portion thereof, are held in a NIM Trust, the holders of the Class X Certificates shall not be entitled to exercise any Voting Rights with respect to their  Certificates and the Voting Rights otherwise allocable to the Class X Certificates shall be allocated to the other Classes of Certificates other than the Class A-IO-S Certificates.  Voting Rights shall be allocated among the Certificates within each such Class in accordance with their respective Percentage Interests.  The Class P and Class R shall have no Voting Rights.

WFBNA:  Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

WFBNA Serviced CORE Loan:  Each of the WFBNA Serviced Loans identified as such on the Mortgage Loan Schedule, for which WFBNA is the applicable Servicer and the owner of the related servicing rights.

WFBNA Serviced Loan:  Each of the Mortgage Loans identified as such on the Mortgage Loan Schedule.

WFBNA Servicing Agreement:  Collectively, the servicing transfer and subservicing agreement, dated as of December 1, 2003, among DLJMC, WFBNA and Credit Suisse First Boston Financial Corporation, as amended, supplemented or superseded from time to time.

WFBNA Servicing Fee Rate:  For each WFBNA Serviced Loan, as defined in the applicable WFBNA Servicing Agreement.

SECTION 1.02

Interest Calculations.

Interest on the LIBOR Certificates shall be calculated on the basis of a 360-day year and the actual number of days elapsed.  The calculation of all fees and interest on the Class A-IO-S Certificates, the Class X Certificates and on each Lower Tier Interest shall be made on the basis of a 360-day year consisting of twelve 30-day months.  All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

SECTION 2.01

Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to (i) subject to Section 6.04(b), each Initial Mortgage Loan, including all interest and principal received or receivable on or with respect to such Initial Mortgage Loans after the Initial Cut-off Date and all interest and principal payments on the Initial Mortgage Loans received prior to the Initial Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Initial Mortgage Loans on or before the Initial Cut-off Date; (ii) any insurance policies in respect of the Initial Mortgage Loans; (iii) the Depositor’s rights under the Assignment and Assumption Agreement; (iv) any such amounts as may be deposited into and held by the Trustee in the Prefunding Account and Capitalized Interest Account; and (v) all proceeds of any of the foregoing.  In addition, on or prior to the Closing Date, the Depositor shall cause the Trustee on behalf of the Supplemental Interest Trust to enter into the Swap Agreement with the Swap Counterparty and the Depositor shall pay or cause to be paid on behalf of the Supplemental Interest Trust the payments, if any, owed to the Swap Counterparty as of the Closing Date under the Swap Agreement.

It is agreed and understood by the Depositor, the Seller, the Servicers and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005.

(b)

In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the applicable Custodian for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

(i)

the electronic Mortgage Loan Schedule;

(ii)

(A)

the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed “Pay to the order of __________, without recourse” and signed in the name of the last named endorsee by an authorized officer, or

(B)

with respect to any Lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(iii)

the original of any guarantee executed in connection with the Mortgage Note (if any);

(iv)

for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording (the return directions for the original Mortgage should indicate, when recorded, mail to the Seller) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the related Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(v)

the originals of all assumption, modification, consolidation or extension agreements (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(vi)

for each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage as appropriate, in recordable form, for the Mortgage Loan assigned in blank;

(vii)

for each Mortgage Loan that was not a MERS Mortgage Loan at its origination, the originals of all intervening Assignments of Mortgage, showing a complete chain of assignment from the originator of such Mortgage Loan to the Person assigning the Mortgage to the Trustee, including warehousing assignments, with evidence of recording on each such Assignment of Mortgage (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Trustee forthwith after return from such recording office); and

(viii)

the original mortgage title insurance policy, or if the policy has not yet been issued, an original or copy of a marked-up written commitment or a pro forma title insurance policy marked as binding and countersigned by the title insurance company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller’s expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement (and any Subsequent Transfer Agreement) for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased or substituted in accordance with this Agreement) the information required by the MERS® System to (a) identify the Trustee and (b) identify the series of the Certificates issued in connection with such Mortgage Loans.  The Trustee shall confirm, or cause the applicable Custodian to confirm, on the  Final Certification of such Custodian that such assignment has occurred.  The Seller further agrees that it will not, and will not permit a Servicer to, and each Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or substituted in accordance with the terms of this Agreement.

If the Seller delivers certified copies of any document or instrument set forth in Section 2.01(b) to a Custodian because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to such Custodian, within 60 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to such Custodian due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) for a Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to such Custodian, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office and in the case of (c) above, such original title policy (together with all riders thereto), upon receipt from the applicable title insurer.

As promptly as practicable subsequent to such transfer and assignment and delivery to it of each Assignment of Mortgage pursuant to clause (vi) above, and in any event, within thirty (30) days thereafter, the Trustee shall (at the Seller’s expense) (i) affix the Trustee’s name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such Assignment of Mortgage to be completed in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the Assignments of Mortgages to the Trustee, except that, with respect to any Assignment of Mortgage as to which the Trustee has not received the information required to prepare such Assignment of Mortgage in recordable form, the Trustee’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Trustee need not cause to be recorded any Assignment of Mortgage referred to in clause (vi) above which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller (at the Seller’s expense) to the Trustee within twenty (20) days of the Closing Date, acceptable to the Rating Agencies, the recordation of such Assignment of Mortgage is not necessary to protect the Trustee’s and the Certificateholders’ interest in the related Mortgage Loan.

(c)

The Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all right, title and interest in such Subsequent Mortgage Loans, including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the related Subsequent Cut-off Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the related Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

(d)

Upon one Business Day’s prior written notice to the Trustee, the applicable Servicers and the Rating Agencies, on any Business Day designated by the Depositor during the Prefunding Period, the Depositor, the Seller, the Servicers and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement (in a form substantially similar to that attached hereto as Exhibit Q) so long as no Rating Agency has provided notice that the execution and delivery of such Subsequent Transfer Agreement will result in a reduction or withdrawal of the ratings assigned to the Certificates on the Closing Date.

The transfer of Subsequent Mortgage Loans and the other property and rights relating to them on a Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

(i)

each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement as of the applicable Subsequent Transfer Date; provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan, the obligation under Section 2.03(d) of this Agreement of the Seller to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee;

(ii)

the Trustee and the Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, with respect to the qualification of each REMIC created pursuant to this Agreement as a REMIC, to be delivered as provided pursuant to Section 2.01(e);

(iii)

the Rating Agencies and the Trustee are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, with respect to the characterization of the transfer of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date as a sale, to be delivered as provided pursuant to Section 2.01(e);

(iv)

the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates on the Closing Date by the Rating Agencies;

(v)

no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 30 or more days contractually delinquent as of such date;

(vi)

the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years;

(vii)

the Depositor shall have deposited in the Collection Account all principal and interest collected with respect to the related Subsequent Mortgage Loans on or after the related Subsequent Cut-off Date;

(viii)

WFBNA or SPS will be the Servicer of the Subsequent Mortgage Loans;

(ix)

WFBNA will be the Servicer of approximately 9.2% of the Subsequent Mortgage Loans;

(x)

such Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 100.0%;

(xi)

such Subsequent Mortgage Loan will have a principal balance not greater than $1,000,000;

(xii)

no Subsequent Mortgage Loan shall have a maturity date after October 2036;

(xiii)

approximately 5.5% of the Subsequent Mortgage Loans (by applicable Cut-off Date Principal Balance) will be secured by a second lien on the related Mortgaged Property;

(xiv)

such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies;

(xv)

approximately 7.4% of the Subsequent Mortgage Loans (by applicable Cut-off Date Principal Balance) will be Interest Only Mortgage Loans;

(xvi)

no Subsequent Mortgage Loan in Loan Group 1 will be subject to a Prepayment Premium term in excess of three years;

(xvii)

following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date the characteristics of the Mortgage Loans in Loan Group 1 will be as follows (calculated as of the respective Cut-off Dates):

(A)

weighted average Mortgage Rate of at least 8.14% per annum;

(B)

a weighted average remaining term to stated maturity of less than 353 months;

(C)

a weighted average Loan-to-Value Ratio of not more than 79.6%;

(D)

a weighted average credit score of not less than 615;

(E)

no more than 40.1% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will be balloon loans;

(F)

approximately 5.9% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will have  monthly payments that adjust with changes in a mortgage loan’s mortgage rate and, for ten years following origination, are based upon a forty year amortization term and then adjust based on an amortization term equal to the remaining term of the Mortgage Loan, which is generally twenty years;

(G)

approximately 22.8% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will be balloon loans with an initial amortization period of forty years;

(H)

approximately 14.3% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will be balloon loans with an initial amortization period of forty-five years;

(I)

no more than 3.2% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will be secured by a second lien on the related Mortgaged Property;

(J)

no more than 19.2% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will be concentrated in one state;

(K)

no more than 7.7% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will relate to non-owner occupied properties;

(L)

approximately 16.1% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 1 will accrue interest at a fixed Mortgage Rate;

(M)

approximately 7.0% of such Mortgage Loans by aggregate Cut-off Date Principal Balance will be Interest Only Mortgage Loans.

(xviii)

following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date the characteristics of the Mortgage Loans in Loan Group 2 will be as follows (calculated as of the respective Cut-off Dates):

(A)

weighted average Mortgage Rate of at least 8.03% per annum;

(B)

a weighted average remaining term to stated maturity of less than 353  months;

(C)

a weighted average Loan-to-Value Ratio of not more than 79.3%;

(D)

a weighted average credit score of not less than 640;

(E)

no more than 54.2% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 2 will be balloon loans;

(F)

approximately 4.2% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 2 will have monthly payments that adjust with changes in a mortgage loan’s mortgage rate and, for ten years following origination, are based upon a forty year amortization term and then adjust based on an amortization term equal to the remaining term of the Mortgage Loan, which is generally twenty  years;

(G)

approximately 21.1% of such Mortgage Loans by  aggregate Cut-off Date Principal Balance of Loan Group 2 will be balloon loans with an initial amortization period of forty years;

(H)

approximately 29.3% of such Mortgage Loans by  aggregate Cut-off Date Principal Balance of Loan Group 2 will be balloon loans with an initial amortization period of forty-five years

(I)

no more than 4.2% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 2 will be secured by a second lien on the related Mortgaged Property;

(J)

no more than 39.7% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 2 will be concentrated in one state; and

(K)

no more than 3.2% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 2 will relate to non-owner occupied properties;

(L)

approximately 14.2% of such Mortgage Loans by aggregate Cut-off Date Principal Balance of Loan Group 2 will accrue interest at a fixed Mortgage Rate; and

(M)

approximately 12.7% of such Mortgage Loans by aggregate Cut-off Date Principal Balance will be Interest Only Mortgage Loans.

(xix)

neither the applicable Seller nor the Depositor shall be insolvent or shall be rendered insolvent as a result of such transfer;

(xx)

no Event of Default has occurred hereunder;

(xxi)

the Depositor shall have delivered to the Trustee an Officer’s Certificate confirming the satisfaction of each of these conditions precedent; and

(xxii)

each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(e)

Upon (1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in Sections 2.01(d)(ii) and (iii), (2) delivery to the Trustee by the Depositor of a revised Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and the related Subsequent Mortgage Loans and (3) delivery to the Trustee by the Depositor of an Officer’s Certificate confirming the satisfaction of each of the conditions precedent set forth in Section 2.01(d), the Trustee shall remit to the Depositor the Aggregate Subsequent Transfer Amount related to the Subsequent Mortgage Loans transferred by the Depositor on such Subsequent Transfer Date from funds in the Prefunding Account.

The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer’s Certificate.

SECTION 2.02

Acceptance by the Trustee of the Mortgage Loans.

(a)

The Trustee acknowledges receipt of the documents identified in the Initial Certifications in the form annexed hereto as Exhibit G and declares that it holds and will hold or will cause its agent to hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold or will cause its agent to hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.  The Trustee acknowledges that it or the Custodians will maintain possession of the Mortgage Notes in the State of Illinois, State of Texas and State of Minnesota, as directed by the Seller, unless otherwise permitted by the Rating Agencies.

The Trustee agrees to deliver as of 10:00 a.m. (New York time) on the Closing Date to the Depositor and the Servicers Initial Certifications from each Custodian in the form annexed hereto as Exhibit G (or a substantially similar form).  Based on its review and examination, and only as to the documents identified in each such Initial Certification, each Custodian acknowledges that such documents appear regular on their face and relate to such Mortgage Loan.  The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor, the Seller and the Servicers a Final Certification in the form annexed hereto as Exhibit H (or a substantially similar form), with any applicable exceptions noted thereon.

If, in the course of such review, the Trustee is notified by a Custodian that any document constituting a part of a Mortgage File does not meet the requirements of Section 2.01, the Trustee shall cause such Custodian to list such as an exception in the Final Certification; provided, however, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

The Seller shall promptly correct or cure such defect within 90 days from the date it is so notified of such defect and, if the Seller does not correct or cure such defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller shall either (i) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (ii) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Repurchase Price of such Mortgage Loan; provided, however, that if the cure, substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then the Seller shall be given 720 days from the Closing Date to cure such defect or substitute for, or repurchase such Mortgage Loan; and further provided, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Trustee’s failure to record such Assignment of Mortgage, and the Seller shall not be obligated to repurchase or cure any Mortgage Loan as to which such Assignment of Mortgage is not recorded. The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage. Such notice shall be delivered every 90 days thereafter until the related Mortgage is returned to the Trustee or applicable Custodian.  Any such substitution effected more than 90 days after the Closing Date shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof and any substitution shall not be effected prior to the additional delivery to the Trustee, or the applicable Custodian on its behalf, of a Request for Release from the related Servicer, substantially in the form of Exhibit M hereto, and the Mortgage File for any such Qualified Substitute Mortgage Loan.  The Repurchase Price for any such Mortgage Loan shall be deposited by the Seller in the applicable Collection Account on or prior to the Business Day immediately preceding the Distribution Date in the month following the month of repurchase.  Upon receipt of such deposit, the applicable Servicer shall deliver a certification in the form of Exhibit M hereto to the Trustee, with copies to the applicable Custodian.  The Trustee, or the applicable Custodian on its behalf, shall release the related Mortgage File to the Seller and shall execute and deliver at such entity’s request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

If pursuant to the preceding paragraph the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the related Servicer shall, at the Seller’s expense, either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

With respect to any Mortgage Loan the Seller reasonably believes breaches a representation, warranty or covenant under a Mortgage Loan Purchase Agreement pursuant to which the Seller purchased from the Originator or prior holder of such Mortgage Loan, the Seller shall have the right to repurchase such Mortgage Loan from the Trust at any time in order to facilitate its rights against such Originator or prior holder of such Mortgage Loan at a price equal to the Repurchase Price; provided, however, that in no event shall such repurchase take place with respect to Mortgage Loans constituting more than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans plus amounts in deposit in the Prefunding Account as of the Closing Date.  Any such repurchase by the Seller pursuant to this provision shall be effected in accordance with the provisions of Section 2.03(d).

In the event that the Seller exercises such option, the Repurchase Price therefore shall be deposited in the related Collection Account.  Upon such deposit of the Repurchase Price, the related Servicer shall deliver a Request for Release in the form of Exhibit M hereto to the Trustee, with copies to the applicable Custodian.  The applicable Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller, and the Trustee shall execute and deliver at the Seller’s discretion such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee to the Seller.

The Trustee agrees to cause each Custodian to and each Custodian shall execute and deliver prior to 10:00 a.m. (New York time) on each Subsequent Transfer Date to the Depositor and each Servicer a Subsequent Certification in the form annexed hereto as Exhibit G (or a substantially similar form).  Based on its review and examination, and only as to the documents identified in such Subsequent Certification, each Custodian shall acknowledge that such documents appear regular on their face and relate to such Subsequent Mortgage Loan.  The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Not later than 90 days after the end of the Prefunding Period, the Trustee shall cause each Custodian to deliver to the Depositor, the Seller and each Servicer a Final Certification with respect to the Subsequent Mortgage Loans in the form annexed hereto as Exhibit H (or a substantially similar form) with any applicable exceptions noted thereon.

If, in the course of such review of the Mortgage Files relating to the Subsequent Mortgage Loans, a Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Trustee shall cause such Custodian to list such as an exception in the Final Certification; provided, however that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.  The Seller shall cure any such defect or repurchase or substitute for any such Mortgage Loan in accordance with this Section 2.02(a).

(b)

It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

(c)

All of the Mortgage Files are being held pursuant to the Custodial Agreements. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to Sections 2.01, 2.02, 2.05 and 3.12 shall be performed by each Custodian.  At the expense of DLJMC, the Trustee, from time to time, shall instruct or cause the instruction of each Custodian to deliver the Mortgage Files to the Trustee for completion and recordation of the Assignments of Mortgage.

SECTION 2.03

Representations and Warranties of the Seller and the Servicers.

(a)

Each of DLJMC, in its capacity as Seller, WFBNA, in its capacity as a Servicer, and SPS, in its capacity as a Servicer, hereby makes on behalf of themselves the representations and warranties set forth in Schedule IIA, Schedule IIB and Schedule IIC, respectively, and by this reference incorporated herein, to the Depositor, the Swap Counterparty and the Trustee, as of the Closing Date, or if so specified therein, as of the applicable Cut-off Date.

(b)

DLJMC, in its capacity as Seller, hereby makes the representations and warranties set forth in Schedule III to the Depositor and the Trustee, as of the Closing Date, or the date specified therein, with respect to the Initial Mortgage Loans identified on Schedule I hereto and as of the Subsequent Transfer Date with respect to any Subsequent Mortgage Loan identified on Schedule I hereto.  Any breach of the representation and warranty set forth in clauses (xx), (xxiii), (xxiv) and (xxvii) of Schedule III hereto shall be deemed to materially and adversely affect the interest of the Certificateholders in that Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty.

(c)

[Reserved].

(d)

Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties.  The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Repurchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery by the Servicer to the Trustee with copies to the applicable Custodian of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Qualified Substitute Mortgage Loan.  The Seller shall promptly reimburse the related Servicer and the Trustee for any actual out-of-pocket expenses reasonably incurred by the related Servicer or the Trustee in respect of enforcing the remedies for such breach.  With respect to any representation and warranty described in this Section which are made to the best of the Seller’s knowledge, if it is discovered by either the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the Collection Period related to the Distribution Date in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Collection Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Seller shall amend the related Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee, the related Servicer and the Depositor.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the applicable Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall or shall cause the applicable Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the sum of (i) the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans and (ii) any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any breach of the representation and warranty set forth in Schedule III (xxi) as the result of a violation of a predatory or abusive lending law applicable to such Mortgage Loan shall be deposited in the applicable Collection Account by the Seller on or before the Business Day immediately preceding the related Servicer Remittance Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

One or more mortgage loans may be substituted for one or more Deleted Mortgage Loans.  The determination of whether a mortgage loan is a Qualified Substitute Mortgage Loan may be satisfied on an individual basis.  Alternatively, if more than one mortgage loan is to be substituted for one or more Deleted Mortgage Loans, the characteristics of such mortgage loans and Deleted Mortgage Loans shall be aggregated or calculated on a weighted average basis, as applicable, in determining whether such mortgage loans are Qualified Substitute Mortgage Loans.

In the event that the Seller shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the related Collection Account pursuant to Section 3.06 on or before the Business Day immediately preceding the related Servicer Remittance Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan.  Upon such deposit of the Repurchase Price, the Servicer shall deliver a Request for Release in the form of Exhibit M hereto, to the Trustee with copies to the applicable Custodian.  The Trustee shall release or cause the applicable Custodian to release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee, or to the Custodians on the Trustee’s behalf, for the benefit of the Certificateholders.

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee and the Swap Counterparty with respect to each Mortgage Loan that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee, or to the Custodians on the Trustee’s behalf.

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

(a)

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

(b)

Upon discovery by the Depositor, the Seller, a Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Seller, at the Seller’s option, to either (i) substitute, if the conditions in Section 2.03(d) with respect to substitutions are satisfied, a Qualified Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

SECTION 2.06

Execution and Delivery of Certificates.

The Trustee acknowledges receipt by the Custodians on its behalf of the documents identified in the Initial Certifications in the form annexed hereto as Exhibit G (or a substantially similar form) and the amounts required to be deposited into the Prefunding Account, the Capitalized Interest Account and the Basis Risk Reserve Fund and, concurrently with such receipt, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement according to its terms.

SECTION 2.07

REMIC Matters.

The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created hereby. The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date. The “tax matters person” with respect to each REMIC hereunder other than the Pooling REMIC shall be the holder of the Class R Certificate.  The tax matters person with respect to the Pooling REMIC shall be the holder of the Class R Certificate.  The Trustee on behalf of the holders of the Class R Certificates shall act as agent for the “tax matters person”.  By its acceptance of a Class R Certificate, each holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trustee as its agent to act on behalf of each REMIC pursuant to the specific duties outlined herein.  Each REMIC’s fiscal year shall be the calendar year.

SECTION 2.08

Covenants of the Servicers.

Each Servicer hereby covenants to the Depositor and the Trustee for itself only as follows:

(a)

such Servicer shall comply in the performance of its obligations under this Agreement, in all material respects with all reasonable rules and requirements of the insurer under each Primary Insurance Policy; and

(b)

no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by such Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

SECTION 2.09

Conveyance of Pooling REMIC Regular Interests and Subsidiary REMIC Regular Interests and Acceptance of Master REMIC, Respectively, by the Trustee; Issuance of Certificates.

(a)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Lower Tier Interest in the Pooling REMIC and Subsidiary REMICs for the benefit of the holders of the Certificates.  The Trustee acknowledges receipt of such Lower Tier Interests (all of which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and ultimate benefit of the holders of the Certificates. The interests evidenced by the Class R Certificate, together with the Regular Certificates, constitute the entire beneficial ownership interest in the Master REMIC.

(b)

Concurrently with (i) the assignment and delivery to the Trustee of the Pooling REMIC and the Subsidiary REMIC and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and Section 2.09(a) and (ii) the assignment and delivery to the Trustee of the Master REMIC (including the residual interest therein represented by the Class R Certificate) and the acceptance by the Trustee thereof, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the residual interest in the Pooling REMIC, the Subsidiary REMIC and the Master REMIC.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

SECTION 3.01

Servicers to Service Mortgage Loans.

For and on behalf of the Certificateholders, each Servicer shall service and administer the related Mortgage Loans in accordance with the terms of this Agreement, with Accepted Servicing Practices and with all applicable requirements of the Servicing Criteria.  The obligations of each of WFBNA and SPS hereunder to service and administer the Mortgage Loans shall be limited to the WFBNA Serviced Loans and the SPS Serviced Loans, respectively; and with respect to the duties and obligations of each Servicer, references herein to “Mortgage Loans” or related “Mortgage Loans” shall be limited to the WFBNA Serviced Loans (and the related proceeds thereof and related REO Properties), in the case of WFBNA, and the SPS Serviced Loans (and the related proceeds thereof and related REO Properties), in the case of SPS, and in no event shall any Servicer have any responsibility or liability with respect to any of the other Mortgage Loans.  In connection with such servicing and administration of the Mortgage Loans, each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds, other Liquidation Proceeds and other Recoveries and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, provided that a Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement.  Each Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.  Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of the Depositor and the Trustee, in such Servicer’s full discretion, is hereby authorized and empowered by the Depositor and the Trustee and granted a limited power of attorney by the Trustee, when such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties-related to such Mortgage Loans held for the benefit of the Certificateholders.  Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence.  Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to such Servicer.

In accordance with the standards of the preceding paragraph, the Servicers shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties related to the Mortgage Loans, which advances shall constitute Servicing Advances and shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.09.  The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties related to Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided, however, that the limitations contained in this sentence will not apply to modifications made pursuant to Section 3.06(a).  The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.09 and agree that no Servicing Advances shall be rejected or disallowed by any party unless such Servicing Advance is not reimbursable under the terms of this Agreement.

With respect to the Mortgage Loans, the Servicer of such Mortgage Loans agrees that, with respect to the Mortgagors of such Mortgage Loans, such Servicer for each Mortgage Loan shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

Each Servicer hereby acknowledges that, to the extent such Servicer has previously serviced some or all of the Mortgage Loans pursuant to another servicing agreement, the provisions contained in this Agreement shall supersede the provisions contained in such other servicing agreement, except that such other servicing agreement shall survive and govern with respect to excess servicing fees and termination without cause.

Each Servicer is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Subservicer, when a Servicer or any Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.  Any costs incurred by a Servicer pursuant to this paragraph shall be considered a Servicing Advance and shall be reimburseable to such Servicer.

Notwithstanding anything in this Agreement to the contrary, the purchase of any WFBNA Serviced CORE Loan by any Person shall be subject to the rights of WFBNA to continue servicing such WFBNA Serviced CORE Loan for the same WFBNA Servicing Fee Rate substantially in accordance with the terms of this Agreement.

SECTION 3.02

Subservicing; Enforcement of the Obligations of Subservicers.

(a)

The Mortgage Loans may be subserviced by a Subservicer on behalf of the related Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by FNMA or for seller/servicer imposed by FHLMC, or which would require notification to FNMA or FHLMC.  A Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by a Servicer of a Subservicer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of a Subservicer as fully as if such acts and omissions were those of a Servicer.  With respect to the Mortgage Loans, the related Servicer shall pay all fees and expenses of any Subservicer engaged by such Servicer from its own funds.

A Servicer shall not permit a Subservicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with such Servicer to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer to comply with Section 3.18(ii) of this Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans, each Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an “Outsourcer”) that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of such Servicer’s obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Outsourcer.  In such event, the use by a Servicer of any such Outsourcer shall not release the related Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of the related Servicer, and the related Servicer shall pay all fees and expenses of the Outsourcer from such Servicer’s own funds.

A Servicer shall not outsource one or more separate servicing functions hereunder with respect to the Mortgage Loans to any Subcontractor unless that Subcontractor first agrees in writing with such Servicer to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer to comply with Section 3.18(ii) of this Agreement.

(b)

With respect to any Mortgage Loans, the cost and expense of the related Servicer, without any right of reimbursement from the Depositor, Trustee, or the applicable Collection Account, the related Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in Section 3.02(a); provided, however, that nothing contained herein shall be deemed to prevent or prohibit a Servicer, at the related Servicer’s option, from electing to service the related Mortgage Loans itself.  In the event that a Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 7.01, and if requested to do so by the Trustee, the related Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible.  The related Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from such Servicer’s own funds without any right of reimbursement from the Depositor, Trustee, or the applicable Collection Account.

(c)

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and its Subservicer, a Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, no Servicer shall be relieved of its obligations to the Depositor, Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Mortgage Loans.  A Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of such Servicer by such Subservicer or Outsourcer, as applicable, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

For purposes of this Agreement, a Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer or Outsourcer regardless of whether such payments are remitted by the Subservicer or Outsourcer to related Servicer.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the related Servicer alone, and the Depositor, the Trustee and the other Servicers shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability to pay a Subservicer’s fees and expenses.

SECTION 3.03

 [Reserved].

SECTION 3.04

Notification of Adjustments.

With respect to each Mortgage Loan with an adjustable Mortgage Rate, the related Servicer shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The related Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments.  Upon the discovery by the related Servicer or the receipt of notice from the Trustee that such Servicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, that Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any interest loss or deferral caused the Trustee thereby.

SECTION 3.05

Trustee to Act as Servicer.

In the event that a Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default, as defined in Section 7.01 herein), the Trustee or its successor shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of such Servicer pursuant to Section 3.10 hereof or any acts or omissions of the related predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iv) deemed to have made any representations and warranties of such Servicer hereunder).  Any such assumption shall be subject to Section 7.02 hereof.

A Servicer shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party at the expense of such outgoing Servicer.

SECTION 3.06

Collection of Mortgage Loans; Collection Account; Certificate Account; Prefunding Account; Capitalized Interest Account.

(a)

Continuously from the date hereof until the principal and interest on all Mortgage Loans have been paid in full or such Mortgage Loans have become Liquidation Mortgage Loans, a Servicer shall proceed in accordance with Accepted Servicing Practices to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and any related Primary Insurance Policy and shall take special care with respect to Mortgage Loans for which a Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and the Mortgaged Properties, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.  Consistent with the foregoing, in connection with the Mortgage Loans it is directly servicing, the related Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the related Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any such arrangement, the related Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.  The related Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

Consistent with the foregoing, in instances in which a Mortgage Loan is in default or if default is reasonably foreseeable (within the meaning of the REMIC provisions), and if in the related Servicer’s determination, in accordance with Accepted Servicing Practices, such modification is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), such Servicer may modify the terms of the related Mortgage Loan to (1) capitalize to the principal balance of such Mortgage Loan unreimbursed Advances, unreimbursed Servicing Advances, unpaid Servicing Fees, and related amounts due to such Servicer; (2) defer such amounts to a balloon payment due on the final payment date of such Mortgage Loan; (3) reduce the related Mortgage Rate (provided that the Mortgage Rate of any fixed-rate Mortgage Loan may not be reduced, and the Mortgage Rate of any adjustable-rate Mortgage Loan may not be reduced below the Mortgage Rate of such Mortgage Loan immediately prior to the related first Adjustment Date) and/or (4) extend the maturity of such Mortgage Loan, but in no instance past the date on which the final payment is due on the latest maturing Mortgage Loan in the Mortgage Pool as of the Cut-off Date; provided, however, that the related Servicer shall effect such modification only after the related Mortgagor has made no less than three consecutive monthly payments pursuant to the terms of the proposed modification; provided; further that no Servicer may charge a fee in connection with any modification pursuant to this paragraph.

(b)

Each Servicer shall segregate and hold all funds collected and received pursuant to Section 3.06(a) separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled “[Servicer’s name], as servicer for U.S. Bank National Association, as trustee, in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6”, wherein the related Servicer will have access to such Collection Accounts.  Each Collection Account shall be an Eligible Account.  Any funds deposited in a Collection Account shall at all times be either invested in Eligible Investments or shall be fully insured to the full extent permitted under applicable law.  Funds deposited in a Collection Account may be drawn on by the related Servicer in accordance with Section 3.09.

(c)

Each Servicer, other than WFBNA, shall deposit in the applicable Collection Account on a daily basis within two (2) Business Days following receipt and WFBNA shall deposit in a clearing account on a daily basis and in the applicable Collection Account within two (2) Business Days following receipt, and, in each case, retain therein, the following collections remitted by Subservicers or payments received by such Servicer and payments made by such Servicer subsequent to the Initial Cut-off Date (or, with respect to Subsequent Mortgage Loans, the applicable Subsequent Cut-off Dates), other than payments of principal and interest due on or before the applicable Cut-off Date:

(i)

all payments on account of principal on the related Mortgage Loans, including all Principal Prepayments;

(ii)

all payments on account of interest on the related Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the Servicing Fee Rate;

(iii)

all Liquidation Proceeds on the related Mortgage Loans;

(iv)

all Insurance Proceeds on the related Mortgage Loans including amounts required to be deposited pursuant to Section 3.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.10);

(v)

all Advances made by such Servicer pursuant to Section 4.01;

(vi)

all Substitution Adjustment Amounts and Repurchase Prices on the related Mortgage Loans;

(vii)

with respect to each Principal Prepayment on the related Mortgage Loans, the Prepayment Interest Shortfall, if any, for the Prepayment Period.  The aggregate of such deposits shall be made from the applicable Servicer’s own funds, without reimbursement therefor, up to a maximum amount per month equal to the Compensating Interest Payment, if any, for the Mortgage Loans serviced by that Servicer and Distribution Date;

(viii)

any amounts required to be deposited by such Servicer in respect of net monthly income from REO Property relating to Mortgage Loans pursuant to Section 3.12;

(ix)

any Prepayment Premiums; and

(x)

any other amounts required to be deposited hereunder.

The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by a Servicer into such Collection Account.  In addition, notwithstanding the provisions of this Section 3.06, a Servicer may deduct from amounts received by it, prior to deposit to the applicable Collection Account, any portion of any Scheduled Payment representing the Servicing Fee or the REO Disposition Fee, if any.  In the event that a Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.  In the case of any Servicer such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account.  The Trustee may conclusively rely on such notice and shall have no liability in connection with the withdrawal of such funds at the direction of a Servicer.  Each Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section.  All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.09(a).

(d)

On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account.  The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

(i)

the aggregate amount remitted by the Servicers of the Mortgage Loans to the Trustee pursuant to Section 3.09(a)(viii); and

(ii)

any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

In the event that a Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time in writing direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering written notice to the Trustee (upon which the Trustee may conclusively rely) which describes the amounts deposited in error in the Certificate Account.  All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.09(b).  In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a Servicer.

(e)

Each institution at which a Collection Account, the Prefunding Account or the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein in Eligible Investments as directed in writing by the related Servicer (in the case of a Collection Account) and the Depositor (in the case of the Prefunding Account) which shall mature not later than (i) in the case of a Collection Account, the Servicer Remittance Date, (ii) in the case of the Prefunding Account, the Business Day immediately preceding a Subsequent Transfer Date and (iii) in the case of the Certificate Account, the Business Day immediately preceding the Distribution Date, or on the Distribution Date with respect to Eligible Investments invested with an affiliate of the Trustee and, in each case, shall not be sold or disposed of prior to its maturity.  All such Eligible Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly.  The amount of any net investment losses in a Collection Account shall promptly be deposited by the related Servicer in such Collection Account.  The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account made in accordance with this Section 3.06.  All funds on deposit in the Certificate Account shall remain uninvested or may be invested by the Trustee, in its sole discretion in Eligible Investments selected by the Trustee.  All net income and gain realized from the investment of, and all earnings on, funds deposited in the Certificate Account shall be for the benefit of the Trustee and shall be available to be withdrawn pursuant to Section 3.09(b)(i).  The amount of any net investment losses in the Certificate Account shall promptly be deposited by the Trustee in the Certificate Account.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in the Prefunding Account shall be for the benefit of the Depositor and shall be remitted to it at the end of the Prefunding Period.  The amount of any net investment losses in the Prefunding Account shall promptly be deposited by the Depositor in the Prefunding Account.  The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account or the Prefunding Account (other than as provided in this Section 3.06(e)) and made in accordance with this Section 3.06.

(f)

A Servicer, other than WFBNA, shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof.  WFBNA shall give notice to the Trustee of any proposed change of the location of the related Collection Account prior to any change thereof; thereafter the Trustee shall give notice to each Rating Agency and the Depositor of any such proposed change by WFBNA.  The Trustee shall give notice to each Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account or the Prefunding Account prior to any change thereof.

(g)

The Trustee shall establish and maintain, on behalf of the Certificateholders, the Prefunding Account.  On the Closing Date the Depositor shall remit the Prefunded Amount to the Trustee for deposit in the Prefunding Account.  From the Prefunded Amount $47,617,797.94 and $55,514,527.45 shall be applied to the purchase of Subsequent Mortgage Loans for Loan Group 1 and Loan Group 2, respectively.  On each Subsequent Transfer Date, upon satisfaction of the conditions for such Subsequent Transfer Date set forth in Sections 2.01(d) and (e), with respect to the related Subsequent Transfer Agreement, the Trustee shall remit to the Depositor the applicable Aggregate Subsequent Transfer Amount as payment of the purchase price for the related Subsequent Mortgage Loans.

If any funds remain in the Prefunding Account at the end of the Prefunding Period, to the extent that they represent earnings on the amounts originally deposited into the Prefunding Account, the Trustee shall distribute them to the order of the Depositor.  The remaining funds shall be transferred to the Certificate Account to be included as part of principal distributions to the Certificates on the October 2006 Distribution Date.

(h)

The Trustee shall establish and maintain, on behalf of the Certificateholders, the Capitalized Interest Account.  On the Closing Date the Depositor shall remit the Capitalized Interest Deposit to the Trustee for deposit in the Capitalized Interest Account.  The Trustee shall either hold such funds on deposit uninvested or shall invest the funds therein in Eligible Investments as directed in writing by the Depositor which shall mature not later than the Business Day immediately preceding a Subsequent Transfer Date.  The amount of any net investment losses in the Capitalized Interest Account shall promptly be deposited by the Depositor in the Capitalized Interest Account.

(i)

On the Business Day prior to each of the August 2006, September 2006 and October 2006 Distribution Dates, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account an amount equal to the Capitalized Interest Requirement for such Distribution Date.  On any Subsequent Transfer Date, any Overfunded Interest Amount shall be withdrawn from the Capitalized Interest Account and paid to the Depositor.  Any funds remaining in the Capitalized Interest Account immediately after the termination of the Prefunding Period shall be paid to the Depositor.

SECTION 3.07

Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

(a)

To the extent required by the related Mortgage Note and not violative of current law, each Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled “[Servicer’s name], in trust for various mortgagors related to Credit Suisse First Boston Mortgage Securities Corp., Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6.”  The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.07(d).

(b)

Each Servicer, other than WFBNA, shall deposit in its Escrow Account or Accounts on a daily basis within two (2) Business Days of receipt and WFBNA shall deposit in a clearing account on a daily basis and in its Escrow Account or Accounts within two (2) Business Days of receipt and retain therein:

(i)

all Escrow Payments collected on account of the related Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)

all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any related Mortgaged Property related to a Mortgage Loan.

(c)

Each Servicer shall make withdrawals from the related Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.07(d).  Each Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the applicable Mortgagors.  To the extent required by law, each Servicer shall pay interest on escrowed funds to the applicable Mortgagor notwithstanding that the related Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

(d)

Withdrawals from the Escrow Account or Accounts may be made by the related Servicer only:

(i)

to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire, hazard and flood insurance premiums or other items constituting Escrow Payments for the related Mortgage Loan;

(ii)

to reimburse such Servicer for any Servicing Advances made by such Servicer pursuant to Section 3.07(e) with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)

to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)

for transfer to the related Collection Account to reduce the principal balance of the related Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)

for application to restore or repair of the related Mortgaged Property related to a Mortgage Loan in accordance with the procedures outlined in Section 3.10(e);

(vi)

to pay to such Servicer, or any Mortgagor related to a Mortgage Loan to the extent required by law, any interest paid on the funds deposited in such Escrow Account;

(vii)

to remove funds inadvertently placed in the related Escrow Account by such Servicer; and

(viii)

to clear and terminate such Escrow Account on the termination of this Agreement.

(e)

With respect to each Mortgage Loan, the related Servicer shall maintain accurate records reflecting the status of ground rents and taxes and any other item or charge (including, without limitation, assessments, water rates or sewer rents) which may become a lien senior to the lien of the related Mortgage and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect or cause to be effected payment thereof prior to the applicable penalty or termination date.  To the extent that a Mortgage does not provide for Escrow Payments, the related Servicer shall determine that any such payments are made by the Mortgagor prior to the applicable penalty or termination date.  Each Servicer assumes full responsibility for, with respect to the Mortgage Loans it services, (i) the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and each such Servicer shall make Servicing Advances from its own funds to effect such payments to the extent that such Servicer, in accordance with Accepted Servicing Practices, deems such Servicing Advance recoverable, and (ii) any penalties or late charges incurred in connection with such bills; provided, however, such Servicer shall not be so obligated with respect to any Mortgage which does not provide for Escrow Payments.

SECTION 3.08

Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

(a)

Each Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon five (5) Business Days prior notice and during normal business hours at the office designated by the related Servicer.  In addition, each Servicer shall provide to any Special Servicer reasonable access to all records and documentation regarding the Mortgage Loans serviced by it that become Special Serviced Mortgage Loans.  None of the Servicers shall be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of costs thereof.

(b)

Upon reasonable advance notice in writing for any review requiring on-site access or upon reasonable notice for any other type of access, each Servicer will provide to the Depositor and the Trustee certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit any Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that each Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by each Servicer in providing such reports and access.

(c)

Each Servicer shall inspect the related Mortgaged Properties related to Mortgage Loans as often as deemed necessary by the related Servicer in such Servicer’s sole discretion, to assure itself that the value of such Mortgaged Property is being preserved and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  The related Servicer shall keep a written or electronic report of each such inspection.

SECTION 3.09

Permitted Withdrawals from the Collection Accounts and Certificate Account.

(a)

Each Servicer may from time to time make withdrawals from a related Collection Account for the following purposes:

(i)

to pay to such Servicer (to the extent not previously retained by such Servicer) the servicing compensation to which it is entitled pursuant to Section 3.15, and to pay to such Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account and any sub-account thereof;

(ii)

to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by such Servicer);

(iii)

to reimburse such Servicer for any Nonrecoverable Advance previously made by it;

(iv)

to reimburse such Servicer for (A) unreimbursed Servicing Advances, such Servicer’s right to reimbursement pursuant to this clause (iv) with respect to any Mortgage Loan being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (B) accrued and unpaid Servicing Fees, as provided in Section 3.15 hereof;

(v)

to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Sections 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

(vi)

to reimburse the Seller, such Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Sections 3.10 or 6.03 hereof;

(vii)

to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

(viii)

on or prior to 4:00 p.m. New York time on the Servicer Remittance Date preceding each Distribution Date, to withdraw an amount equal to the sum of the portion of the Interest Remittance Amount and the Principal Remittance Amount in such Collection Account applicable to the Mortgage Loans serviced by such Servicer for such Distribution Date and remit such amount to the Trustee for deposit in the Certificate Account;

(ix)

on or prior to 4:00 p.m. New York time on the Servicer Remittance Date preceding each Distribution Date, each Servicer may withdraw an amount equal to the sum of all Prepayment Premiums received during the related Prepayment Period applicable to the Mortgage Loans serviced by such Servicer, and remit such amount to the Trustee for deposit in the Certificate Account;

(x)

to pay itself any Prepayment Interest Excess; provided that in accordance with the definition of “Prepayment Interest Excess,” the applicable Servicer shall be entitled to Prepayment Interest Excess with respect to any Mortgage Loan and any Distribution Date if the related Principal Prepayment in full is deposited to the related Collection Account pursuant to Section 306(c)(i) hereof in the same month as such Principal Prepayment in full is made, to be included with distributions on such Distribution Date;

(xi)

to withdraw the REO Disposition Fee, if any; provided that WFBNA shall be entitled to an REO Disposition Fee only to the extent that the amount of such REO Disposition Fee is offset by an equivalent reduction in the real estate commission charged in connection with the sale of the related asset;

(xii)

to reimburse such Servicer for any Capitalization Reimbursement Amounts not previously reimbursed;

(xiii)

with respect to each Mortgage Loan covered by a lender paid Primary Insurance Policy, if any, to effect timely payment of the premiums on such Primary Insurance Policy pursuant to Section 3.10(c); and

(xiv)

to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by  Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account pursuant to such subclauses (i), (ii), (iv), (v) and (xi).  Prior to making any withdrawal from a Collection Account pursuant to subclause (iii), the related Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

(b)

The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the sixth paragraph of Section 8.11).  In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following proposes:

(i)

to pay to itself any investment income from balances in the Certificate Account prior to distributions to Certificateholders;

(ii)

to withdraw and return to a Servicer, for deposit to the applicable Collection Account, any amount deposited in the Certificate Account and not required to be deposited therein; and

(iii)

to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof.

SECTION 3.10

Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Primary Insurance Policy; Claims; Restoration of Mortgaged Property.

(a)

Each Servicer shall cause to be maintained for each Mortgage Loan serviced by it hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated either:  “V:B” or better in the current Best’s Key Rating Guide (“Best’s”) or acceptable to FNMA and/or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan on a replacement cost basis and (ii) the greater of (A) the outstanding principal balance of the Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the related Servicer shall cause a flood insurance policy to be maintained with respect to such Mortgage Loan.  Such policy shall meet the requirements of the current guidelines of the Federal Insurance Administration and be in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the related Servicer determines in accordance with applicable law and pursuant to the FNMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, such Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within 45 days after such notification, such Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage Loan is secured by a unit in a condominium project, the related Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the then current FNMA or FHLMC requirements, and secure from the owner’s association its agreement to notify such Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the related Mortgaged Property as security.

Each Servicer shall cause to be maintained on each Mortgaged Property such other additional special hazard insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any Primary Insurance Policy insurer, or as may be required to conform with Accepted Servicing Practices.

All policies required hereunder shall name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for prior written notice of any cancellation, reduction in amount or material change in coverage.

A Servicer shall not interfere with the Mortgagor’s freedom of choice at the origination of such Mortgage Loan in selecting either his insurance carrier or agent, provided, however, that a Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated V:B in Best’s or are acceptable to FNMA and/or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  A Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 3.06, any amounts collected by a Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with a Servicer’s normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.09(a)).

Any cost incurred by a Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit; provided however, that the limitations contained in this sentence will not apply to modifications made pursuant to Section 3.06(a). Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds or otherwise pursuant to Section 3.09(a) hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10(a) and otherwise complies with all other requirements of Section 3.10(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10(a).  Any amounts collected by a Servicer under any such policy relating to a Mortgage Loan shall be deposited in the related Collection Account subject to withdrawal pursuant to Section 3.09(a).  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.10(a), and there shall have been a loss which would have been covered by such policy, a Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer’s funds, without reimbursement therefor.  In connection with its activities as Servicer of the related Mortgage Loans, each Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

(c)

With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% which the Seller represented to be covered by a Primary Insurance Policy as of the Cut-off Date and as reflected on the Mortgage Loan Schedule, a Servicer shall, without any cost to the Depositor or Trustee, maintain or cause the Mortgagor to maintain in full force and effect a Mortgage Guaranty Insurance Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and shall pay or shall cause the related Mortgagor to pay, the premium thereon on a timely basis, until the loan-to-value ratio of such Mortgage Loan is reduced to 80%, based on either (i) a current appraisal of the Mortgaged Property or (ii) the appraisal of the Mortgaged Property obtained at the time the Mortgage Loan was originated.  In the event that such Primary Insurance Policy shall be terminated, a Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy.  If the insurer shall cease to be a Qualified Insurer, a Servicer shall determine whether recoveries under the Primary Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that a Servicer shall in no event have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason.  If a Servicer determines that recoveries are so jeopardized, it shall notify the related Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  A Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.11, a Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy provided that such required actions are in compliance with all applicable law.  If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, such Servicer shall obtain a replacement Primary Insurance Policy as provided above; provided that under applicable law and the terms of the related Mortgage Note and Mortgage the cost of such policy may be charged to the successor Mortgagor.

With respect to each Mortgage Loan covered by a lender paid Primary Insurance Policy, if any, the related Servicer agrees to effect timely payment of the premiums on such Primary Insurance Policy from amounts on deposit in the Collection Account with respect to such  Mortgage Loan.  If amounts on deposit in the Collection Account with respect to such Mortgage Loan are not sufficient to pay the premiums on such Primary Insurance Policy, the related Servicer agrees to effect timely payment of such premiums, and such costs shall be recoverable by such Servicer from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.09(a).  With respect to each Mortgage Loan covered by a Primary Insurance Policy that is not lender paid, the related Servicer agrees to effect timely payment of the premiums on such Primary Insurance Policy, and such costs not otherwise recoverable from the Mortgagor shall be recoverable by such Servicer from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.09(a).

In connection with its activities as servicer, each Servicer agrees to prepare and present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting defaulted Mortgage Loans.  Pursuant to Section 3.06, any amounts collected by a Servicer under any Primary Insurance Policy shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.09.

(d)

[Reserved]

(e)

With respect to any Mortgage Loan, a Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds to the related Mortgagor to be applied to the restoration or repair of the related Mortgaged Property if such release is in accordance with Accepted Servicing Practices.  At a minimum, a Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds:

(i)

such Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

such Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii)

pending repairs or restoration, such Servicer shall place the Insurance Proceeds in the related Escrow Account.

With respect to any Mortgage Loan, if the Trustee is named as an additional loss payee, the related Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

SECTION 3.11

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)

Each Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the related Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that such Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

(b)

If a Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, such Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event a Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.  In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

(c)

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently, in accordance with Accepted Servicing Practices, into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee customarily used by such Servicer for the servicing of similar mortgage loans.  If the credit of the proposed transferee does not meet such underwriting criteria, the related Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

(d)

With respect to any Mortgage Loan, subject to a Servicer’s duty to enforce any due-on-sale clause to the extent set forth in this Section 3.11, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person.  In connection with any such assumption, no material term of the Mortgage Note may be changed.  Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith.  The related Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

SECTION 3.12

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)

A Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with such foreclosure or other conversion, a Servicer shall take such action as (i) a Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) such Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Depositor, Trustee and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that such Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account).  Such Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property or otherwise pursuant to Section 3.09(a).

Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event a Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by such Servicer.  Upon completion of the inspection, such Servicer shall promptly provide the Trustee and the Credit Risk Manager with a written report of environmental inspection.

In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, such Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances made by such Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property.  If however, the aggregate of such clean up and foreclosure costs and Servicing Advances as estimated in the environmental inspection report are less than or equal to the estimated value of the Mortgaged Property, then such Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.09(a) hereof.  In the event such Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, such Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.09(a) hereof, and such Servicer shall have no further obligation to service such Mortgage Loan under the provisions of this Agreement.

(b)

With respect to any REO Property related to a Mortgage Loan, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall, in accordance with Accepted Servicing Practices, manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale.  Such Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  Such Servicer shall furnish to the Trustee and the Credit Risk Manager on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and such other information as the Trustee shall reasonably request and which is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions.  The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date.  Such Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required for filing.

To the extent consistent with Accepted Servicing Practices, the related Servicer shall also maintain on each REO Property related to a Mortgage Loan fire and hazard insurance with extended coverage in amount which is equal to the outstanding principal balance of the related Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance, if any, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

(c)

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the related Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

(d)

The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any REO Properties, net of reimbursement to such Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account.  To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of such Mortgage Loan.

(e)

The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority:  first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees (and, with respect to WFBNA, as a Servicer, any REO Disposition Fees; provided that WFBNA shall be entitled to an REO Disposition Fee only to the extent that the amount of such REO Disposition Fee is offset by an equivalent reduction in the real estate commission charged in connection with the sale of the related asset); second, to reimburse the related Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the related Servicer pursuant to Section 3.09(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the Servicing Fee Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan.  Excess Proceeds, if any, from the liquidation of a Liquidation Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.15.

SECTION 3.13

Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the related Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer will immediately notify the Custodian by delivering, or causing to be delivered a “Request for Release” substantially in the form of Exhibit M.  Upon receipt of such request, the Custodian shall within four Business Days release the related Mortgage File to such Servicer, and the Trustee shall within four Business Days of such Servicer’s direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon.  Such Servicer shall execute lien releases under Power of Attorney from the Trustee.  Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor and shall not be an expense of the related Servicer.  From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, within three Business Days of delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release or cause the Custodian to release the Mortgage File to such Servicer.  Subject to the further limitations set forth below, such Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case such Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit M, signed by a Servicing Officer.  Each Servicer is also authorized to cause the removal from the registration on the MERS® System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including an assignment of such loan to the Trustee.

If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, such Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.14

Documents, Records and Funds in Possession of a Servicer to be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, each Servicer shall transmit to the Custodians on behalf of the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of such Servicer from time to time required to be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, such Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a related Collection Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.  Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, Mortgage Loan, except, however, that each Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to each Servicer under this Agreement.

SECTION 3.15

Servicing Compensation.

(a)

As compensation for its services hereunder, each Servicer shall be entitled to withdraw from the applicable Collection Account in accordance with Section 3.09(a), payable solely from payments of interest in respect of the related Mortgage Loan, or, in the event that such Mortgage Loan is liquidated, from Liquidation Proceeds, or to retain from interest payments on the related Mortgage Loans the amount of the Servicing Fee for each such Mortgage Loan, less any amounts in respect of its Servicing Fee payable by such Servicer pursuant to Section 3.06(c)(vii).

With respect to any Mortgage Loan, additional servicing compensation in the form of Ancillary Income and any excess proceeds upon the liquidation of a Mortgaged Property (to the extent not required to be remitted to the related Mortgagor) shall be retained by the related Servicer.  Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02 and the payment of any premiums for hazard insurance and any Primary Insurance Policy, and maintenance of the other forms of insurance coverage required by this Agreement) to the extent such amounts do not constitute Advances or Nonrecoverable Advances and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

SECTION 3.16

Access to Certain Documentation.

Each Servicer shall provide to the Depositor and the Trustee, at the request of the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and five Business Days prior written request and during normal business hours at the offices designated by the applicable Servicer.  Nothing in this Section shall limit the obligation of each Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of each Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 3.17

Annual Statements as to Compliance.

Not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), (A) each Servicer, other than WFBNA, shall deliver to the Depositor, the Rating Agencies and the Trustee and (B) WFBNA shall deliver to the Trustee and the Trustee shall subsequently deliver to the Depositor and the Rating Agencies, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to the signer thereof, that (i) a review of the activities of such Servicer during the preceding calendar year (or applicable portion thereof) and of the performance of such Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each failure known to such officer and the nature and status thereof.  With respect to any Subservicer that meets the criteria of Item 1108(a)(2)(i) through (iii) of Regulation AB, the related Servicer shall deliver, on behalf of that Subservicer, the Officer’s Certificate set forth in this Section 3.17 as and when required with respect to such Servicer.

SECTION 3.18

Report on Assessment of Compliance and Attestation.

(i)

(a)

Not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), each Servicer and any Special Servicer, at its expense, shall deliver (A) in the case of each Servicer, other than WFBNA, and any Special Servicer, to the Depositor and the Trustee and (B) in the case of WFBNA, to the Trustee, who shall subsequently deliver such statement to the Depositor, an officer’s certification and assessment of its compliance with the Servicing Criteria applicable to it (as indicated on Exhibit Y hereto) during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the “Assessment of Compliance”), which assessment shall be substantially in the form of Exhibit X hereto.

(b)

Not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), each Servicer and Special Servicer, at its expense, shall cause a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to such Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement (A) in the case of each Servicer, other than WFBNA, and any Special Servicer, to the Depositor and the Trustee and (B) in the case of WFBNA, to the Trustee, who shall subsequently deliver such statement to the Depositor, that attests to and reports on the Assessment of Compliance provided by such Servicer, as applicable, pursuant to Section 3.18(a) (the “Accountant’s Attestation”).  Such Accountant’s Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(ii)

(a)

Each Servicer shall deliver on behalf of any Subservicer and each Subcontractor engaged by it not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day) to the Depositor and the Trustee an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit X hereto.

(b)

Not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), each Servicer, as applicable, shall cause each Subservicer and each Subcontractor to deliver to the Depositor and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(ii)(a) above.

(iii)

(a)

Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor an Assessment of Compliance with regard to the Servicing Criteria applicable to the Trustee (as indicated on Exhibit Y hereto) during the preceding calendar year, which assessment shall be substantially in the form of Exhibit X hereto.

(b)

Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(iii)(a) above.

(iv)

(a)

If required by the Commission pursuant to Regulation AB, not later than, with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause each Custodian to deliver to the Depositor and the Trustee an Assessment of Compliance with regard to the Servicing Criteria applicable to such Custodian (as indicated on Exhibit Y hereto) during the preceding calendar year.  Each such report shall include (i) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to such party, (ii) a statement that such party used the criteria identified in Item 1122(d)(4)(i) and Item 1122(d)(4)(ii) of Regulation AB (as defined herein) to assess compliance with the applicable servicing criteria and that no other Servicing Criteria are applicable to such party, (iii) a statement that such party was in compliance with the servicing criteria applicable to such party, (iv) disclosure of any material instance of noncompliance identified by such party, and (iv) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the applicable servicing criteria

(b)

If each Custodian is required by the Commission pursuant to Regulation AB to deliver an Assessment of Compliance pursuant to clause (iv)(a) above, not later than, with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause each Custodian to deliver to the Depositor and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(iv)(a) above.

(v)

(a)

If required by the Commission pursuant to Regulation AB, not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Credit Risk Manager shall deliver to the Depositor and the Trustee an Assessment of Compliance with regard to the Servicing Criteria applicable to the Credit Risk Manager during the preceding calendar year, which assessment shall be substantially in the form of Exhibit X hereto.

(b)

If the Credit Risk Manager is required by the Commission pursuant to Regulation AB to deliver an Assessment of Compliance pursuant to clause (v)(a) above, not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Credit Risk Manager shall deliver to the Depositor and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(v)(a) above.

(vi)

(a)

Each Servicer agrees to indemnify and hold harmless each of the Depositor and the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Servicer or any related Subservicer or Subcontractor to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.18(i) or 3.18(ii), as applicable, or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.18(i) or 3.18(ii), as applicable.

(b)

The Trustee agrees to indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other reasonable costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Trustee to deliver when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.18(iii) or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.18(iii).  Notwithstanding the foregoing, in no event shall the Trustee be liable for any consequential, indirect or punitive damages pursuant to this Section 3.18.

(c)

Each Custodian agrees to indemnify and hold harmless the Depositor and the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Custodian to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.18(iv) or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.18(iv).

(d)

The Credit Risk Manager agrees to indemnify and hold harmless each of the Depositor and the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Credit Risk Manager to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.18(v) or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.18(v).

(vii)

Copies of such Assessments of Compliance and Accountant’s Attestations shall be provided by the Trustee to any Certificateholder, upon request, provided such statement is delivered to the Trustee.  The initial Assessments of Compliance and Accountant’s Attestations required pursuant to this Section 3.18 shall be delivered to the Trustee and the Depositor, as applicable, by each party no later than March 15, 2007.

(viii)

Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.18 is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply, to the extent practicable from a timing and information systems perspective, with requests made by the Seller or the Depositor for delivery of additional or different information as the Seller or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

SECTION 3.19

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

Each Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Servicer Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Financial Institution Bond Form 24 Fidelity Bond American International Specialty Lines Insurance Policy form (“43350 12/90”) or otherwise in a form acceptable to FNMA or FHMLC, and shall protect and insure such Servicer against losses, including forgery, theft embezzlement, fraud, errors and omissions and negligent acts of the Servicer Employees.  Each Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.19 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve a Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA (which, with respect to WFBNA, may be equal to an amount less than the amount required pursuant to the FNMA Guides, provided such lesser amount is otherwise acceptable to FNMA).

SECTION 3.20

Prepayment Premiums.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment, a Servicer may not waive any Prepayment Premium or portion thereof required by the terms of the related Mortgage Note unless (i) the related Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing mortgage loans similar to the Mortgage Loans and (b) would, in the reasonable judgment of the related Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law, (iii) the enforceability would be considered “predatory” pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters, (iv) the related Servicer is unable to locate documentation sufficient to allow it to confirm the existence and amount of such Prepayment Premium after using commercially reasonable efforts to locate such documentation, which efforts shall include, but are not limited to, seeking such documentation from the Depositor, the Seller, the Custodians and from its own records or files or (v) the related Mortgaged Property has been damaged such  that the current value of the property has been reduced by at least half as  a result of a natural disaster or other insured or uninsured peril, and the Mortgagor has elected to pay the related Mortgage Loan in full rather than rebuild  the Mortgaged Property.  If one or more of the preceding conditions is  satisfied, the related Servicer shall be obligated to waive the related  Prepayment Premium.  For the avoidance of doubt, a Servicer may waive a Prepayment Premium in connection with a short sale or short payoff on a defaulted Mortgage Loan.  If a Servicer has waived all or a portion of a Prepayment Premium relating to a Principal Prepayment, other than as provided above, such Servicer shall deliver to the Trustee no later than the next succeeding Servicer Remittance Date, for deposit into the Certificate Account the amount of such Prepayment Premium (or such portion thereof as had been waived) for distribution in accordance with the terms of this Agreement and if such Servicer fails to deliver such amount either the Trustee or the Seller may enforce such obligation.  If such Servicer has waived all or a portion of a Prepayment Premium for any reason, it shall notify the Trustee and the Seller thereof and shall include such information, including the reason for such waiver, in any monthly reports it provides the Trustee and the Seller.  Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Premium payable under the terms of the related Mortgage Note is less than the amount of the Prepayment Premium set forth in the Mortgage Loan Schedule or other information provided to each Servicer, such Servicer shall not have any liability or obligation with respect to such difference.

SECTION 3.21

Duties and Removal of the Credit Risk Manager.

For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Premiums with respect to the Mortgage Loans.  Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreements, and the Credit Risk Manager shall look solely to the Servicers for all information and data (including loss and delinquency information and data) relating to the servicing of the Mortgage Loans.  Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Trustee shall give written notice thereof to each Servicer and the Depositor.

The Credit Risk Manager will not be responsible for performing any servicing or administrative functions with respect to the Mortgage Loans, but rather will perform certain advisory functions with respect to the Mortgage Loans in accordance with the provisions of this Agreement and under credit risk management agreements with the Servicers, including making recommendations to the Servicers regarding certain delinquent and defaulted Mortgage Loans

Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Trustee shall give written notice thereof to each Servicer and the Depositor.

If Holders of the Certificates entitled to 66 2/3% or more of the Voting Rights request in writing to the Trustee to terminate the Credit Risk Manager under this Agreement, the Credit Risk Manager shall be removed pursuant to this Section.  Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

SECTION 3.22

Advance Facility.

(a)

Each Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) each such Servicer assigns or pledges to another Person (an “Advancing Person”) such Servicer’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by such Servicer pursuant to this Agreement.  No consent of the Trustee, Certificateholders or any other party is required before such Servicer may enter into an Advance Facility; provided, however, that the consent of the Trustee shall be required before such Servicer may cause to be outstanding at one time more than one Advance Facility with respect to Advances or more than one Advance Facility with respect to Servicing Advances.  Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on a Servicer’s behalf, each such Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.  If each such Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances or Servicing Advances outstanding and previously unreimbursed pursuant to this Agreement, then such Servicer shall identify amounts collected that would otherwise be retained by such Servicer to reimburse it for previously unreimbursed Advances (“Advance Reimbursement Amounts”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts” and together with Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) as such amounts are received, consistently with the reimbursement rights set forth in this Agreement, and shall remit such Reimbursement Amounts in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person.  Notwithstanding the foregoing, if so required pursuant to the terms of the Advance Facility, the Servicer may direct the Trustee to, and if so directed the Trustee is hereby authorized to and shall, pay to the Advancing Person or the Advance Facility Trustee the Reimbursement Amounts identified pursuant to the preceding sentence.  Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in Interest Remittance Amounts or Principal Remittance Amounts or distributed to Certificateholders.  Each Servicer making an election to remit Reimbursement Amounts to the Trustee shall report to the Trustee the portions of the Reimbursement Amounts that consist of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts, respectively.

(b)

If a Servicer enters into an Advance Facility and makes the election to remit Reimbursement Amounts to the Trustee as described in Section 3.22(a), such Servicer and the related Advancing Person shall deliver to the Trustee a written notice and payment instruction (an “Advance Facility Notice”), providing the Trustee with written payment instructions as to where to remit Advance Reimbursement Amounts and/or Servicing Advance Reimbursement Amounts (each to the extent such type of Reimbursement Amount is included within the Advance Facility) on subsequent Distribution Dates.  The payment instruction shall require the applicable Reimbursement Amounts to be distributed to the Advancing Person or to an Advance Facility Trustee designated in the Advance Facility Notice.  An Advance Facility Notice may only be terminated by the joint written direction of the related Servicer and the related Advancing Person (and any related Advance Facility Trustee); provided, however, that the provisions of this Section 3.22 shall cease to be applicable when all Advances and Servicing Advances funded by an Advancing Person, and when all Advances and Servicing Advances (the rights to be reimbursed for which have been assigned or pledged to an Advancing Person), have been repaid to the related Advancing Person in full.

(c)

Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the related Servicer would be permitted to reimburse itself in accordance with Sections 3.07(d)(ii) and 3.09(a)(ii), (iii) and (iv) hereof, assuming such Servicer had made the related Advance(s) and/or Servicing Advance(s).  Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to the provisions of Section 4.01.  The Trustee shall not have any duty or liability with respect to the calculation of any Reimbursement Amount and, if the Servicer has elected to remit Reimbursement Amounts to the Trustee, shall be entitled to rely without independent investigation on the Advance Facility Notice and on such Servicer’s report of the amount of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts that were included in the remittance from such Servicer to the Trustee pursuant to Section 3.09(a)(viii) or (ix).  Such Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(d)

An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Sub-Servicer set forth in Section 3.02 hereof.

(e)

Reimbursement Amounts distributed with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first-out” (FIFO) basis.  Each Servicer entering into an Advance Facility shall provide to the related Advancing Person or Advance Facility Trustee loan-by-loan information with respect to each Reimbursement Amount remitted to such Advancing Person or Advance Facility Trustee on each Distribution Date or otherwise, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Mortgage Loan.  Each Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Advances and Servicing Advances funded by such Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

(f)

Each Servicer who enters into an Advance Facility shall indemnify the Trustee, the Trust and any successor Servicer, as applicable, from and against any claims, losses, liabilities or damages resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Trustee or the successor Servicer, or failure by the successor Servicer or the Trustee to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Trustee, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement.

(g)

Any amendment to this Section 3.22 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.22, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Seller and such Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in Section 11.01 of or elsewhere in this Agreement.

SECTION 3.23

[Reserved].

SECTION 3.24

[Reserved].

SECTION 3.25

Special Serviced Mortgage Loans.

(a)

The Holder of the largest Percentage Interest of Class X Certificates may, at its discretion, appoint a Special Servicer; provided, that any such successor Special Servicer shall meet all the requirements of a Servicer under this Agreement and shall comply in all respects with the applicable provisions of this Agreement.  The Class X Certificateholder shall notify the Trustee and the Depositor upon the appointment of a Special Servicer and the Trustee shall notify the Servicers of such appointment.

The Class X Certificateholder shall not appoint a Special Servicer under the terms of this Agreement with respect to any Mortgage Loans unless:

(i)

such Special Servicer first agrees in writing with the Class X Certificateholder to deliver an Annual Statement of Compliance in such manner and at such times as required by Section 3.17 of this Agreement; and

(ii)

such Special Servicer first agrees in writing with the Class X Certificateholder to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times as required by Section 3.18(i) of this Agreement; and

(iii)

such Special Servicer agrees to indemnify and hold harmless each of the Depositor and the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Special Servicer to deliver or cause to be delivered when required any Annual Statement of Compliance, Assessment of Compliance or Accountant’s Attestation required pursuant to Sections 3.17 and 3.18(i), or (ii) any material misstatement or omission contained in any Annual Statement of Compliance or Assessment of Compliance provided pursuant to Sections 3.17 and 3.18(i).

(b)

The majority Class X Certificateholder may (but is not obligated to) direct any Special Servicer to assume the servicing from each Servicer (a “Transferring Servicer”) of any Mortgage Loan 90 days or more delinquent.  Such Special Servicer shall thereupon assume all of the rights and obligations of the Transferring Servicer, as Servicer, hereunder arising thereafter and the Transferring Servicer shall have no further rights or obligations, as Servicer, hereunder with respect to such Mortgage Loan (except that such Special Servicer shall not be (i) liable for losses of the Transferring Servicer pursuant to Section 3.10 hereof or for any acts or omissions of the Transferring Servicer hereunder prior to the servicing transfer date, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iii) deemed to have made any representations and warranties of the Transferring Servicer hereunder).  Upon the transfer of the servicing of any such Mortgage Loan to a Special Servicer, such Special Servicer shall be entitled to the applicable Servicing Fee and other compensation accruing after the servicing transfer date with respect to such Mortgage Loans pursuant to Section 3.15.

In connection with the transfer of the servicing of any Mortgage Loan to a Special Servicer, the Transferring Servicer, at such Special Servicer’s expense, shall deliver to such Special Servicer all documents and records relating to such Mortgage Loans and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing to such Special Servicer.  On the servicing transfer date, such Special Servicer shall reimburse the Transferring Servicer for all unreimbursed Advances, Servicing Advances and Servicing Fees relating to the Mortgage Loans for which the servicing is being transferred.  A Special Servicer shall be entitled to be reimbursed pursuant to Section 3.09 or otherwise pursuant to this Agreement for all such Advances, Servicing Advances and Servicing Fees paid by the Transferring Servicer pursuant to this Section 3.25.  In addition, a Special Servicer shall notify the Trustee of such transfer and the effective date of such transfer, and amend the Mortgage Loan Schedule to reflect that such Mortgage Loans are Special Serviced Mortgage Loans.

(c)

The majority Class X Certificateholder, may (but is not obligated to) direct any Special Servicer to purchase from the Trust Fund, (a) any Mortgage Loan that is delinquent in payment 90 or more days for the purpose of loss mitigation or (b) any Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, in each case, provided that the applicable Servicer has the right to transfer the related servicing rights without the payment of any compensation to a Subservicer.  Any such purchase shall be made by such Special Servicer at a price equal to the Repurchase Price for such Mortgage Loan.  The applicable Servicer shall be entitled to reimbursement from such Special Servicer for all expenses incurred by it in connection with the transfer of any Mortgage Loan to such Special Servicer pursuant to this Section 3.25(c).  A Special Servicer shall notify the applicable Servicer of its intent to repurchase any Mortgage Loan pursuant to this Section 3.25(c) at least 45 days prior to such repurchase.  Any Special Servicer shall notify each Servicer in writing of any purchase of Mortgage Loans pursuant to this Section 3.25(c).

ARTICLE IV

DISTRIBUTIONS AND ADVANCES

SECTION 4.01

Advances.

Each Servicer shall deposit in the related Collection Account at the time described below an amount equal to with respect to the Mortgage Loans, all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due on the related Mortgage Loans during the applicable Collection Period; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, a Servicer will not be required to advance the related balloon payment but will be required to continue to make advances in accordance with this Section 4.01 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan (with interest at the Mortgage Rate less the Servicing Fee Rate).  Each Servicer’s obligation to make such Advances as to any related Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to the terms of this Agreement.  The Servicers shall not be required to advance shortfalls of principal or interest resulting from the application of the Relief Act.

Each Servicer shall be obligated to make Advances with respect to those Mortgage Loans serviced by it in accordance with the provisions of this Agreement; provided however, that such obligation with respect to any related Mortgage Loan shall cease if the related Servicer determines, in its sole discretion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances.  In the event that the related Servicer determines that any such Advances are Nonrecoverable Advances, such Servicer shall provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.

If an Advance is required to be made hereunder, the related Servicer shall on the applicable Servicer Remittance Date immediately following the Determination Date either (i) deposit in the related Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of such Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.01, used by such Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance.  Any such funds being held in a Collection Account for future distribution and so used shall be replaced by the related Servicer from its own funds by deposit in such Collection Account on or before the next Distribution Date in which such funds would be due or from other funds in the Collection Account being held for future distribution, if available.

SECTION 4.02

Priorities of Distribution.

(a)

On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for both Loan Groups for such date in the following order of priority; provided, however, that distributions made pursuant to subclause (vi) below will be made on the related Swap Payment Date to the extent such distributions are available to be made on such Distribution Date:

(i)

from the Interest Remittance Amount for Loan Group 1 and Loan Group 2, as applicable, to the Class A-IO-S Certificates, the aggregate Excess Servicing Fee;

(ii)

from the Interest Remittance Amount for Loan Group 2, to the Trustee, the Trustee Fee for such Distribution Date;

(iii)

from the Interest Remittance Amount for Loan Group 2, to the Credit Risk Manager, the Credit Risk Manager Fee for such Distribution Date;

(iv)

from the Interest Remittance Amount for Loan Group 1, to the Trustee, any Trustee Fee remaining unpaid after giving effect to clause (ii);

(v)

from the Interest Remittance Amount for Loan Group 1, to the Credit Risk Manager, any Credit Risk Manager Fee remaining unpaid after giving effect to clause (iii);

(vi)

from the Interest Remittance Amount for Loan Group 1 and Loan Group 2, to the Supplemental Interest Account, pro rata based on the Interest Remittance Amount for each Loan Group, any Net Trust Swap Payment or Swap Termination Payment (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) owed to the Swap Counterparty;

(vii)

from the Interest Remittance Amount for Loan Group 1 and Loan Group 2, to the Senior Certificates (other than the Class A-IO-S Certificates), pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and such Distribution Date, applied in accordance with the allocation rules set forth in (b) below;

(viii)

first, from the Interest Remittance Amount for Loan Group 2 and then from the from the Interest Remittance Amount for Loan Group 1, to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(ix)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(x)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xi)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xii)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xiii)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-6 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xiv)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-7 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xv)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class M-8 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xvi)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class B-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xvii)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class B-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xviii)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class B-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xix)

first, from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, to the Class B-4 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date; and

(xx)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.02(e), any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (xix) above for such Distribution Date.

(b)

The Interest Remittance Amount for Loan Group 1 and Loan Group 2 distributed pursuant to clause (vii) above will be applied to the applicable Senior Certificates as follows:

(i)

amounts distributed to the Class 1-A-1 Certificates will reduce the Interest Remittance Amount for Loan Group 1 before any reduction to the Interest Remittance Amount for Loan Group 2 in respect of such distribution; and

(ii)

amounts distributed to the Class R, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates shall reduce the Interest Remittance Amount for Loan Group 2 before any reduction to the Interest Remittance Amount for Loan Group 1 in respect of such distributions.

(c)

On each Distribution Date (1) prior to the Stepdown Date or (2) with respect to which a Trigger Event has occurred and is continuing for that Distribution Date, the Trustee shall distribute the Principal Payment Amount for such date in the following order of priority;  provided, however, that the distributions, if any, made pursuant to subclause (i) below will be made on the related Swap Payment Date to the extent such distributions are available to be made on such Distribution Date:

(i)

first from the Principal Remittance Amount derived from Loan Group 2 and then from the Principal Remittance Amount derived from Loan Group 1, to the Supplemental Interest Account any unpaid Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement));

(ii)

(A)

from the Principal Remittance Amount derived from Loan Group 1, sequentially, first to (x) the Class 1-A-1 Certificates, until the Class Principal Balance thereof is reduced to zero and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero; and

(B)

from the Principal Remittance Amount derived from Loan Group 2, sequentially, first to (w) the Class R Certificates, until its Class Principal Balance has been reduced to zero, second (x) on the first Distribution Date after the final Prepayment Premium on any Mortgage Loan is due, to the Class P Certificates, until the Class Principal Balance is reduced to zero, third to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero, and fourth to (z) the Class 1-A-1 Certificates, until the Class Principal Balance thereof is reduced to zero;

(iii)

to the Class M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(iv)

to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(v)

to the Class M-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(vi)

to the Class M-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(vii)

to the Class M-5 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(viii)

to the Class M-6 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ix)

to the Class M-7 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(x)

to the Class M-8 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(xi)

to the Class B-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(xii)

to the Class B-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(xiii)

to the Class B-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(xiv)

to the Class B-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

(xv)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.02(e), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xiv) above, for such Distribution Date.

(d)

On each Distribution Date (1) on or after the Stepdown Date and (2) with respect to which a Trigger Event has not occurred or is not continuing for that Distribution Date, the Principal Payment Amount for such date will be paid in the following order of priority; provided, however, that the distributions, if any, made pursuant to subclause (i) below will be made on the related Swap Payment Date to the extent such distributions are available to be made on such Distribution Date:

(i)

first from the Principal Remittance Amount derived from Loan Group 2 and then from the Principal Remittance Amount derived from Loan Group 1, to the Supplemental Interest Account any unpaid Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement));

(ii)

(A)

from the Principal Remittance Amount derived from Loan Group 1, sequentially, first to (x) the Class 1-A-1 Certificates, until the Class Principal Balance thereof is reduced to zero, and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero, the Group 1 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the Group 1 Mortgage Loans; and

(B)

from the Principal Remittance Amount derived from Loan Group 2, sequentially, to, first (x) the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero, second (y) on the first Distribution Date after the final Prepayment Premium on any Mortgage Loan is due, the Class P Certificates, until the Class Principal Balance is reduced to zero and third (y) the Class 1-A-1 Certificates, until the Class Principal Balance thereof is reduced to zero, the Group 2 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the Group 2 Mortgage Loans;

(iii)

to the Class M-1 Certificates, the M-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(iv)

to the Class M-2 Certificates, the M-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(v)

to the Class M-3 Certificates, the M-3 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(vi)

to the Class M-4 Certificates, the M-4 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(vii)

to the Class M-5 Certificates, the M-5 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(viii)

to the Class M-6 Certificates, the M-6 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(ix)

to the Class M-7 Certificates, the M-7 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(x)

to the Class M-8 Certificates, the M-8 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(xi)

to the Class B-1 Certificates, the B-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(xii)

to the Class B-2 Certificates, the B-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(xiii)

to the Class B-3 Certificates, the B-3 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(xiv)

to the Class B-4 Certificates, the B-4 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero; and

(xv)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.02(e), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xiv) above, for such Distribution Date.

(e)

On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority; provided, however, that the distributions, if any, made pursuant to subclause (xv) will be made on the related Swap Payment Date to the extent such distributions are available to be made on such Distribution Date:

(i)

(A)

until the aggregate Class Principal Balance of the LIBOR Certificates equals the Aggregate Collateral Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred and is continuing for that Distribution Date, to the extent of Monthly Excess Interest for such Distribution Date, to the LIBOR Certificates, in the following order of priority:

(aa) (i) to the extent of the Monthly Excess Interest derived from Loan Group 1, sequentially, first to (x) the Class 1-A-1 Certificates, until the Class Principal Balance thereof is reduced to zero and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero, the Group 1 Excess Interest Amount; and

(ii) sequentially, first to (x) the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4  Certificates, in that order, until the respective Class Principal Balance of such Class is reduced to zero, and then to (y) the Class 1-A-1 Certificates, until the Class Principal Balance thereof is reduced to zero;

(bb)

to the Class M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(cc)

to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(dd)

to the Class M-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ee)

to the Class M-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ff)

to the Class M-5 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(gg)

to the Class M-6 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(hh)

to the Class M-7 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ii)

to the Class M-8 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(jj)

to the Class B-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(kk)

to the Class B-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ll)

to the Class B-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

(mm)

to the Class B-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(B)

on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred or is not continuing for that Distribution Date, to fund any principal distributions required to be made on such Distribution Date pursuant to Section 4.02(d), after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein (any distributions required to be made pursuant to Section 4.02(d)(ii)(A) or (B) will be made notwithstanding the limitation in such clauses that the amounts distributed are derived from the Principal Remittance Amount);

(ii)

to the Class M-1 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(iii)

to the Class M-2 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(iv)

to the Class M-3 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(v)

to the Class M-4 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(vi)

to the Class M-5 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(vii)

to the Class M-6 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(viii)

to the Class M-7 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(ix)

to the Class M-8 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(x)

to the Class B-1 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(xi)

to the Class B-2 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(xii)

to the Class B-3 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(xiii)

to the Class B-4 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(xiv)

to the Basis Risk Reserve Fund, the Required Basis Risk Reserve Fund Deposit, and from the Basis Risk Reserve Fund sequentially as follows:

(A)

to the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, pro rata based on amounts due, any applicable Basis Risk Shortfall for such Class;

(B)

to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such Class;

(C)

to the Class M-2 Certificates, any applicable Basis Risk Shortfall for such Class;

(D)

to the Class M-3 Certificates, any applicable Basis Risk Shortfall for such Class;

(E)

to the Class M-4 Certificates, any applicable Basis Risk Shortfall for such Class;

(F)

to the Class M-5 Certificates, any applicable Basis Risk Shortfall for such Class;

(G)

to the Class M-6 Certificates, any applicable Basis Risk Shortfall for such Class;

(H)

to the Class M-7 Certificates, any applicable Basis Risk Shortfall for such Class;

(I)

to the Class M-8 Certificates, any applicable Basis Risk Shortfall for such Class;

(J)

to the Class B-1 Certificates, any applicable Basis Risk Shortfall for such Class;

(K)

to the Class B-2 Certificates, any applicable Basis Risk Shortfall for such Class;

(L)

to the Class B-3 Certificates, any applicable Basis Risk Shortfall for such Class; and

(M)

to the Class B-4 Certificates, any applicable Basis Risk Shortfall for such Class;

(xv)

to the Supplemental Interest Account, any Swap Termination Payment (only if the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement))  owed to the Swap Counterparty;

(xvi)

to the Class X Certificates, the Class X Distributable Amount for such Distribution Date together with amounts withdrawn from the Basis Risk Reserve Fund for distribution to the Class X Certificates pursuant to Section 4.06(b), (c) and (d); and

(xvii)

to the Class R Certificate, any remaining amount, provided, however, that any amount that would be distributable pursuant to this priority (xvii) shall not be paid with respect to the Class R Certificate but shall be paid instead with respect to the Class X Certificates pursuant to a contract that exists under this Agreement between the Class R Certificateholders and the Class X Certificateholders.

Distributions pursuant to Section 4.02(e)(ii) through (xiii) on any Distribution Date will be made after giving effect to withdrawals from the Supplemental Interest Account to pay Deferred Amounts on such Distribution Date pursuant to Section 4.02(h).  Distributions pursuant to Section 4.02(e)(xiv)(A) – (M) on any Distribution Date will be made after giving effect to withdrawals from the Supplemental Interest Account to pay Basis Risk Shortfalls to the LIBOR Certificates on such Distribution Date.

(f)

[Reserved].

(g)

[Reserved].

(h)

On each Distribution Date, the Trustee shall distribute any Net Counterparty Payment for such date, sequentially, as follows:

(i)

to the Senior Certificates (other than the Class A-IO-S Certificates), pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class on such Distribution Date, after giving effect to distributions of interest pursuant to Section 4.02(a);

(ii)

to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, Current Interest and any Carryforward Interest for such Class on such Distribution Date, after giving effect to distributions of interest pursuant to Section 4.02(a);

(iii)

to the Principal Remittance Amount, the Net Cumulative Realized Loss Amount on such Distribution Date;

(iv)

to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, any applicable Deferred Amounts, with interest thereon at the applicable Pass-Through Rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts pursuant to Section 4.02(e);

(v)

to the LIBOR Certificates, any applicable Basis Risk Shortfalls in the same order and priority as described in Section 4.02(e), prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls pursuant to Section 4.02(e); and

(vi)

to the Class X Certificates, any remaining amounts.

(i)

On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Certificate Account that represent Prepayment Premiums collected by a Servicer in connection with the Principal Prepayment of any Mortgage Loans or amounts deposited therein pursuant to Section 3.20 hereof and shall distribute such amounts to the Holder of the Class P Certificates.  Such distributions shall not be applied to reduce the Class Principal Balance of the Class P Certificates.

SECTION 4.03

Allocation of Losses.

(a)

On each Distribution Date, the Trustee shall determine the total of the Applied Loss Amount, if any, for such Distribution Date.  The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Subordinate Certificates beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero.  Any Applied Loss Amount allocated to a Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

(b)

With respect to any Class of Subordinate Certificates to which an Applied Loss Amount has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class will be increased on any Distribution Date by the amount of related Recoveries for such Distribution Date, beginning with the Class of Subordinate Certificates with the highest relative payment priority, up to the amount of the Deferred Amount for that Class.  Any increase in a Class Principal Balance on a Distribution Date pursuant to this Section 4.03(b) shall be made prior to giving effect to distributions on that Distribution Date.

Any increase to the Class Principal Balance of a Class of Subordinate Certificates shall increase the Certificate Balance of the related Class pro rata in accordance with each Percentage Interest.

SECTION 4.04

Monthly Statements to Certificateholders.

(a)

Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder, each Servicer, the Depositor, the Credit Risk Manager, the Swap Counterparty and each Rating Agency, a statement based, in part, on the information provided by each Servicer pursuant to Section 4.05 herein setting forth with respect to the related distribution:

(i)

the amount thereof allocable to principal, indicating the portion thereof attributable to Scheduled Payments and Principal Prepayments;

(ii)

the amount thereof allocable to interest or any Carryforward Interest included in such distribution;

(iii)

if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv)

the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v)

the Aggregate Collateral Balance and the Aggregate Collateral Group Balance for such Distribution Date;

(vi)

the Overcollateralization Amount for such Distribution Date;

(vii)

the amount of the Servicing Fees, the Excess Servicing Fee, the Trustee Fee, the Credit Risk Manager Fee and any other mortgage insurance fees, if applicable, with respect to such Distribution Date;

(viii)

the Pass-Through Rate for each Class of LIBOR Certificates with respect to such Distribution Date and the Pass-Through Rate for each Class of Class A-IO Certificates;

(ix)

the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the last day of the calendar month preceding such Distribution Date;

(x)

the beginning and ending number and aggregate Stated Principal Balance of the Mortgage Loans;

(xi)

the number and aggregate principal amounts of Mortgage Loans which are delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days (to include such delinquent loans which are also in bankruptcy or foreclosure), for each Loan Group and for the Mortgage Loans in the aggregate, as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xii)

the number and aggregate principal amounts of Mortgage Loans that were in foreclosure, for each Loan Group and for the Mortgage Loans in the aggregate, as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xiii)

the number and aggregate principal amounts of Mortgage Loans that were in bankruptcy, for each Loan Group and for the Mortgage Loans in the aggregate,  as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xiv)

the number and aggregate principal amounts of Mortgage Loans with respect to which Prepayment Premiums were collected and the aggregate amount of such Prepayment Premiums;

(xv)

the Rolling Three Month Delinquency Rate for such Distribution Date;

(xvi)

the total number and principal balance of any REO Properties (and market value, if available), for each Loan Group and for the Mortgage Loans in the aggregate, as of the last day of the calendar month preceding such Distribution Date;

(xvii)

the total number and principal balance of any Mortgage Loans that were repurchased during the calendar month preceding such Distribution Date;

(xviii)

the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate Realized Losses included in such distribution;

(xix)

the beginning and ending balance in the Prefunding Account (including a breakdown of amounts released during the prior calendar month in respect of Aggregate Subsequent Transfer Amounts or amounts included in the Principal Remittance Amount on the October 2006 Distribution Date);

(xx)

the weighted average term to maturity of the Mortgage Loans as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xxi)

the beginning and ending balance in the Capitalized Interest Account (including a breakdown of amounts released for the calendar month preceding such Distribution Date);

(xxii)

the gross weighted average coupon of the Mortgage Loans as of the first date of the applicable period for such Distribution Date;

(xxiii)

the aggregate number of Mortgage Loans in the pool;

(xxiv)

the Net WAC Rate;

(xxv)

the Senior Enhancement Percentage;

(xxvi)

the beginning balance of the Basis Risk Reserve Fund, any amounts deposited in the Basis Risk Reserve Fund on such Distribution Date pursuant to Section 4.02(e)(xiii) (together with a breakdown of amounts withdrawn in connection with such Distribution Date) and the balance of the Basis Risk Reserve Fund after all distributions have been made on such Distribution Date;

(xxvii)

 the beginning balance of the Supplemental Interest Account, the amount deposited to the Supplemental Interest Account on such Distribution Date (together with a breakdown of amounts withdrawn in connection with such Distribution Date) and the balance of the Supplemental Interest Account after all distributions have been made on such Distribution Date;

(xxviii)

with respect to all of the Mortgage Loans, in the aggregate, and, unless otherwise stated, the related Distribution Date, for each Servicer that is servicing any of such Mortgage Loans, the aggregate Stated Principal Balance of Mortgage Loans being serviced by such Servicer as of such Distribution Date;

(xxix)

the related Record Date;

(xxx)

the related Accrual Period;

(xxxi)

the related Determination Date;

(xxxii)

the related Distribution Date; and

(xxxiii)

 the amount of cash received with respect to the related Accrual Period.

In addition to the information listed above, not later than the first Business Day immediately following the Determination Date, each Servicer shall provide to the Trustee for inclusion in each such report any other information required by Form 10-D, including, but not limited to, the information required by Item 1121 (17 C.F.R. § 229.1121) of Regulation AB.

The Trustee’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from each Servicer.

On each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP Level Factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.  In connection with providing the information specified in this Section 4.04 to Bloomberg, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by DLJMC, to the extent, in the manner and subject to the limitations provided in Section 8.05.  The Trustee will also make the monthly statements to Certificateholders available each month to each party referred to in this Section 4.04(a) via the Trustee’s website. The Trustee’s website can be accessed at http://www.usbank.com/abs or at such other site as the Trustee may designate from time to time.  The Trustee may fully rely upon and shall have no liability with respect to information provided by each Servicer.

(b)

On each Distribution Date, the Trustee shall provide to the Depositor the following information with respect to the related distribution:

(i)

the aggregate amount received by the Supplemental Interest Trust from the Swap Counterparty from the Closing Date to such Distribution Date;

(ii)

the aggregate original Class Principal Balance of all classes of Offered Certificates; and

(iii)

a percentage equal to a fraction, the numerator of which is the aggregate amount reported pursuant to subclause (i) above and the denominator of which is the aggregate amount reported pursuant to subclause (ii) above.

(c)

Upon request, within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

SECTION 4.05

Servicers to Cooperate.

Each Servicer shall provide to the Trustee information identified on Exhibit O in one file which is mutually agreeable to the Trustee and the related Servicer with respect to each Mortgage Loan serviced by it no later than the first Business Day immediately following the Determination Date.  This information is necessary to enable the Trustee to perform its distribution, accounting and reporting requirements hereunder.  Such information shall also include the applicable information set forth in Exhibit P hereto regarding the terms of any Modified Mortgage Loan.

SECTION 4.06

Basis Risk Reserve Fund.

(a)

On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Basis Risk Reserve Fund.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

(b)

On the Closing Date, $5,000.00 will be deposited by the Depositor into the Basis Risk Reserve Fund.  On each Distribution Date, the Trustee shall transfer from the Certificate Account to the Basis Risk Reserve Fund pursuant to Section 4.02(e)(xiv) the Required Basis Risk Reserve Fund Deposit.  Amounts on deposit in the Basis Risk Reserve Fund shall be withdrawn by the Trustee in connection with any Distribution Date to fund the amounts required to be distributed to holders of the LIBOR Certificates in respect of Basis Risk Shortfalls.  Any distributions of Monthly Excess Cashflow to the holders of the LIBOR Certificates pursuant to Sections 4.02(e)(xiv)(A)-(M) shall be deemed to have been deposited in the Basis Risk Reserve Fund and paid to such holders.  On any Distribution Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Basis Risk Reserve Fund Amount shall be distributed to the Class X Certificateholder pursuant to Section 4.02(e)(xvi).

(c)

Funds in the Basis Risk Reserve Fund may be invested in Eligible Investments by the Trustee at the direction of the holders of the Class X Certificates maturing on or prior to the next succeeding Distribution Date. Any net investment earnings on such amounts shall be payable to the holders of the Class X Certificates. The Trustee shall account for the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Class X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes and the Holders thereof shall direct the Trustee in writing as to the investment of amounts therein.  The Trustee shall treat amounts transferred by the Master REMIC to the Basis Risk Reserve Fund as distributions to the Class X Certificateholder for all federal tax purposes.  In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall remain uninvested.  The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.06(c) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Holders of the Class X Certificates in the same manner as if distributed pursuant to Section 4.02(e)(xvi) hereof.

(d)

On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the LIBOR Certificates equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on the LIBOR Certificates shall be deposited into the Certificate Account and distributed to the Holders of the Class X Certificates in the same manner as if distributed pursuant to Section 4.02(e)(xvi) hereof.

SECTION 4.07

Supplemental Interest Trust.

(a)

A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Trustee, in trust, for the benefit of the holders of the Certificates.  On the Closing Date, the Trustee shall establish and maintain in its name, a separate account for the benefit of the holders of the Certificates (the “Supplemental Interest Account”).  The Supplemental Interest Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b)

The Trustee shall deposit into the Supplemental Interest Account any amounts required to be paid to the Swap Counterparty pursuant to Section 4.02 and shall distribute from the Supplemental Interest Account any such amounts to the Swap Counterparty as required by Section 4.02 on each Swap Payment Date.  The Trustee shall deposit into the Supplemental Interest Account any Net Counterparty Payments received from the Swap Counterparty and shall distribute from the Supplemental Interest Account any such amounts to holders of the Certificates on each Distribution Date pursuant to Section 4.02(h).

(c)

Funds in the Supplemental Interest Account shall be invested in Eligible Investments,  which shall mature not later than the Business Day immediately preceding the Swap Payment Date, or on the Swap Payment Date with respect to Eligible Investments invested with an affiliate of the Trustee.  Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 4.02(h).  The Class X Certificates shall evidence ownership of the Supplemental Interest Trust for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  In the absence of written instructions from the Class X Certificateholders as to investment of funds on deposit in the Supplemental Interest Account, such funds shall be invested in the First American Prime Obligations Fund (Class A).

(d)

Upon termination of the Trust Fund, any amounts remaining in the Supplemental Interest Account after payment of amounts owing to the Swap Counterparty shall be distributed pursuant to the priorities set forth in Section 4.02(h).

(e)

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the holder for the Class X Certificates unless and until the date when either (a) there is more than one Class X Certificateholder or (b) any Class of Certificates in addition to the Class X Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes.

(f)

The Trustee is hereby directed, on or prior to the Closing Date, on behalf of the Supplemental Interest Trust, to enter into and assume the obligations under the Swap Agreement with the Swap Counterparty for the benefit of the Holders of the Certificates, in the form presented to it by the Depositor.  The Depositor shall pay or cause to be paid on behalf of the Supplemental Interest Trust the payments, if any, owed to the Swap Counterparty as of the Closing Date under the Swap Agreement.  The Trustee shall not, individually or personally, have any liability to perform any covenant either express or implied contained in the Swap Agreement and under no circumstance shall the Trustee be personally liable for the payment of any amounts payable by the Supplemental Interest Trust under the Swap Agreement or any expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under the Swap Agreement.

SECTION 4.08

Rights of Swap Counterparty.

The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement, which rights include but are not limited to, the obligation of the Trustee (A) to deposit any Net Trust Swap Payment required pursuant to Section 4.02(a)(vi) and any Swap Termination Payment required pursuant to Sections 4.02(a)(vi), (c)(i), (d)(i) and (e)(xv) into the Supplemental Interest Account and (B) to establish and maintain the Supplemental Interest Account, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Section 4.07.  For the protection and enforcement of the provisions of this Section, the Swap Counterparty shall be entitled to relief as can be given either at law or in equity.

SECTION 4.09

Replacement of Swap Counterparty.

In the event that the Trustee, on behalf of the Supplemental Interest Trust, and at the direction of the Depositor, enters into a replacement interest rate swap agreement with a replacement swap counterparty (the "Replacement Swap Counterparty"), then (a) to the extent that the Supplemental Interest Trust would be required to make a Swap Termination Payment to the Swap Counterparty and (b) to the extent the Replacement Swap Counterparty pays to assume the rights and obligations of the Swap Counterparty under the Swap Agreement (the "Replacement Payment"), the Trustee, on behalf of the Supplemental Interest Trust, and the Swap Counterparty agree that such Replacement Payment shall be paid to the Swap Counterparty and shall, only to the extent actually paid by the Replacement Swap Counterparty to the Swap Counterparty, constitute satisfaction in full of the obligations of the Supplemental Interest Trust to the Swap Counterparty in respect of the assignment of the outstanding transaction under the Swap Agreement to the Replacement Swap Counterparty or the replacement of such transaction with the Replacement Swap Counterparty.  In addition, upon termination of the Swap Counterparty and to the extent that the Swap Counterparty would be required to make a Swap Termination Payment to the Supplemental Interest Trust, such Swap Termination Payment shall be deposited into the Supplement Interest Account and shall be used to make any upfront payment required to be made to a Replacement Swap Counterparty.

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained within 30 days after receipt by the Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Trustee shall deposit such Swap Termination Payment into the Supplemental Interest Account and the Trustee shall, on each Distribution Date, withdraw from such Supplemental Interest Account, an amount equal to the Net Counterparty Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Provider (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in accordance with Section 4.02(h) of this Agreement.

ARTICLE V

THE CERTIFICATES

SECTION 5.01

The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer upon the written order of the Depositor.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such certificate a Certificate of Authentication in the form provided herein, executed by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 5.02

Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Trustee in accordance with the Trustee’s customary procedures.

(b)

No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the “Transferor Certificate”) and such Certificateholder’s prospective transferee shall either (i) deliver a letter in substantially the form of (A) Exhibit L (the “Rule 144A Letter”) or (B) if the Private Certificate subject to such transfer represents the entire Class or the Depositor otherwise consents to such transfer, Exhibit K (the “Investment Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Private Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received in accordance with Exhibit I, Exhibit K or Exhibit L, as applicable, either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan or a Person acquiring such ERISA-Restricted Certificate for, on behalf of or with the assets of, any such Plan, (a “Benefit Plan Investor”), which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) in the case of an ERISA-Restricted Certificate, if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any ERISA-Restricted Certificate presented for registration in the name of a Benefit Plan Investor without a representation as required above, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, any Special Servicer or the Servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the trustee by the transferee’s acceptance of an ERISA-Restricted Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trustee of the Opinion of Counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.

No transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit I, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement or on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Swap Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in this paragraph.

If any ERISA-Restricted Swap Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Swap Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, any Special Servicer and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate or ERISA-Restricted Swap Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of a Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicers to the effect that the elimination of such restrictions will not cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

[Reserved].

(e)

The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(f)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor, with the consent of the applicable Depository Participants, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners and the Depository Participants consent to the termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates.  None of the Seller, the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

SECTION 5.03

Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee such security or indemnity as may be required by it to hold it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04

Persons Deemed Owners.

The Servicers and the Trustee and any agent of the Servicers or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers or the Trustee or any agent of the Servicers or the Trustee shall be affected by any notice to the contrary.

SECTION 5.05

Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, such Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 5.06

Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in St. Paul, Minnesota where Certificates may be surrendered for registration of transfer or exchange.  The Trustee initially designates its Corporate Trust Office for such purposes.  The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR, THE SELLER, THE SERVICERS AND ANY SPECIAL SERVICER

SECTION 6.01

Respective Liabilities of the Depositor, the Seller, the Servicers and any Special Servicer.

The Depositor, the Seller, each Servicer and any Special Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 6.02

Merger or Consolidation of the Depositor, the Seller, a Servicer or any Special Servicer.

The Depositor, the Seller, each Servicer and any Special Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Seller, a Servicer or any Special Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller, a Servicer or any Special Servicer shall be a party, or any person succeeding to the business of the Depositor, the Seller, a Servicer or any Special Servicer, shall be the successor of the Depositor, the Seller, the related Servicer or any Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person with respect to a merger or consolidation of a Servicer or any Special Servicer shall be an institution either (i) having a net worth of not less than $10,000,000 or whose deposits are insured by the FDIC through the BIF or the SAIF, or (ii) which is a FNMA or FHLMC approved servicer in good standing.

Notwithstanding the provision of Section 6.04 herein to the contrary, in the event that a Servicer determines that it will no longer engage in the business of servicing mortgage loans, such Servicer, may assign its rights under this Agreement, provided that (i) the Depositor in its sole discretion has consented, (ii) the Rating Agencies’ ratings of the Offered Certificates in effect immediately prior to such action will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and (iii) such Servicer shall be liable for all costs and expenses (including attorney’s fees) incurred in connection with the assignment and related transfer of servicing of such Mortgage Loans, as applicable, provided further, that such Servicer shall indemnify and hold the Trust, the Trustee, the Depositor, any Subservicer or the successor Servicer, as applicable, and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, fees and expenses that the Trust, the Trustee, the Depositor, any Subservicer, or the successor Servicer, as applicable, and each Certificateholder may sustain in any way related to such assignment.  No assignment by a Servicer shall become effective until a successor Servicer acceptable to the Depositor and the Trustee shall have assumed such Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.  Any such assignment shall not relieve such Servicer of responsibility for any of the obligations specified herein except to the extent that such responsibilities have been expressly assumed by such successor Servicer.

SECTION 6.03

Limitation on Liability of the Depositor, the Seller, the Servicers and any Special Servicer.

(a)

None of the Depositor, the Seller, a Servicer or any Special Servicer nor any of the directors, officers, employees or agents of the Depositor, the Seller, a Servicer or any Special Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, a Servicer, any Special Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, a Servicer, any Special Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

The Depositor, the Seller, a Servicer, any Special Servicer and any director, officer, employee or agent of the Depositor, the Seller, a Servicer or any Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Seller, each Servicer, any Special Servicer and any director, officer, employee or agent of the Depositor, the Seller, the related Servicer or any Special Servicer shall be indemnified by the Trust Fund out of the Collection Account and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder and (ii) in the case of any Servicer or any Special Servicer, in any way related to the failure of such Servicer or any Special Servicer, as applicable, to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.

None of the Depositor, the Seller, a Servicer or any Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller, a Servicer or any Special Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller, the Servicers and any Special Servicer shall be entitled to be reimbursed therefor from the Trust Fund.  The right of each Servicer to indemnity and reimbursement pursuant to this Section 6.03 shall survive the resignation or termination of such Servicer as set forth herein.

(b)

Each Servicer and any Special Servicer shall indemnify the Trustee and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in any way related to the failure of such Servicer or any Special Servicer, as applicable, to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.  The related Servicer or any Special Servicer, as applicable, shall notify immediately the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Trustee in respect of such claim.  The related Servicer or any Special Servicer, as applicable, shall follow any written instructions received from the Trustee in connection with such claim.  Except as otherwise provided herein, the Trustee promptly shall reimburse such Servicer or any Special Servicer, as applicable, for all amounts advanced by such entity pursuant to the second preceding sentence except when the claim is in any way related to the failure of such Servicer or any Special Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

SECTION 6.04

Limitation on Resignation of a Servicer.

(a)

Subject to Sections 6.04(b) and (c) below, a Servicer shall not resign from the obligations and duties hereby imposed on it except (i)(a) upon appointment of a successor servicer (which may be with respect to all or a portion of the Mortgage Loans) and (b) receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates related to the applicable Mortgage Loans, or (ii) upon determination that its duties hereunder are no longer permissible under applicable law.  Any such determination under clause (ii) permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.  No such resignation shall become effective until the Trustee or a successor servicer shall have assumed such Servicer’s responsibilities, duties, liabilities and obligations hereunder.

(b)

Notwithstanding the foregoing, at DLJMC’s request, so long as it is the owner of the related servicing rights, a Servicer shall resign upon the selection and appointment of a successor servicer; provided that the Seller delivers to the Trustee the letter required by 6.04(a)(i) above.  To the extent that the compensation of any such successor servicer exceeds the Servicing Fee Rate of the Servicer that has resigned, in accordance with Section 7.02, each Holder of a Class A-IO-S Certificate hereby agrees to a decrease in the Excess Servicing Fee in an amount equal to the excess of the Servicing Fee for the successor to such Servicer over the Servicing Fee due to WFBNA.

(c)

Notwithstanding the foregoing, at the request of the majority Class X Certificateholder, a Special Servicer shall resign, upon the selection and appointment of a successor special servicer by the majority Class X Certificateholder; provided, that any such successor Special Servicer shall meet all the requirements of a Servicer as described in Section 7.02 of this Agreement and shall comply in all respects with the applicable provisions of this Agreement.

SECTION 6.05

Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability hereunder to the Trustee, the Certificateholders, or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement or the Credit Risk Management Agreement, in reliance upon information provided by the applicable Servicer under the Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, gross negligence or bad faith in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the applicable Credit Risk Management Agreement.  The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the applicable Servicer pursuant to the applicable Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

ARTICLE VII

DEFAULT

SECTION 7.01

Events of Default.

“Event of Default”, wherever used herein, means any one of the following events:

(i)

any failure by a Servicer to make any deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required under Section 4.01) which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to such Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)

any failure by a Servicer duly to observe or perform in any material respect any other of the covenants or agreements set forth in this Agreement, or if any of the representations and warranties of such Servicer in Section 2.03(a) proves to be untrue in any material respect, which failure or breach continues unremedied for a period of 60 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to such Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, provided, however, that in the case of a failure that cannot be cured within 60 days, the cure period may be extended if such Servicer can demonstrate to the reasonable satisfaction of the Trustee that such Servicer is diligently pursuing remedial action; or

(iii)

failure by a Servicer to maintain, if required, its license or authorization to do business in any jurisdiction where the related Mortgaged Property is located, unless such failure does not have a material adverse effect on such Servicer’s duties, obligations and responsibilities under this Agreement; or

(iv)

[reserved]; or

(v)

(a) any reduction or withdrawal of the Ratings or any shadow ratings of any Class of Certificates attributable solely to a Servicer or the servicing of a Servicer’s respective Mortgage Loans or (b) any placement by a Rating Agency of any Class of Certificates on credit watch with negative implications attributable solely to a Servicer or the servicing of a Servicer’s respective Mortgage Loans; or

(vi)

any reduction or withdrawal of the ratings of a Servicer as a servicer of subprime mortgage loans by one or more of the Rating Agencies that maintains a servicer rating system and a Rating on the Certificates to “below average” or below, except for any downgrade by Fitch to “RPS4” or below; or

(vii)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(viii)

a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Servicer of or relating to all or substantially all of its property; or

(ix)

a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or commence a voluntary case under, any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations; or

(x)

a Servicer ceases to meet the qualifications of a FNMA or FHLMC approved servicer; or

(xi)

any failure by the Servicer, with respect to the Mortgage Loans, to (a) remit payment of a Prepayment Premium to the Collection Account or (b) remit funds in the amount equal to a Prepayment Premium which the Servicer has failed to collect, in each case as required pursuant to this Agreement, which failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor; or

(xii)

any failure by a Servicer to comply with Sections 3.17 or 3.18.

The Trustee shall deliver the written notice to a Servicer of the Event of Default set forth in clause (i) above on any Servicer Remittance Date on which such Servicer fails to make any deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required under Section 4.01).  Upon termination of a Servicer pursuant to an Event of Default under clause (i) above and assumption of the duties of the Servicer by the Trustee or other successor servicer, as applicable, appointed pursuant to this Section 7.01 and Section 7.02, such successor servicer shall make any related deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required herein) no later than the Distribution Date related to such Servicer Remittance Date.  In the event that a Servicer cures any Event of Default under clause (i) above by late deposit or payment of any amount required pursuant to this Agreement and the Trustee or other successor servicer, as applicable, shall have previously made any or all of such deposit or payment on behalf of such Servicer or in its capacity as successor to such Servicer, that Servicer shall be obligated to reimburse the Trustee or other successor servicer, as applicable, for the amount of any such deposit or payment plus interest on such amount from the date of deposit or payment by the Trustee or other successor servicer, as applicable, through the date of reimbursement by such Servicer calculated at a rate equal the prime rate as then published in The Wall Street Journal plus 2.0% per annum.

Other than an Event of Default resulting from a failure of a Servicer to make any required Advance, or an Event of Default set forth in clause (xii) above, if an Event of Default shall occur and a Responsible Officer of the Trustee has knowledge thereof, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee, may, or at the direction of the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to that Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof (other than its rights as a Certificateholder hereunder).

If an Event of Default results from the failure of a Servicer to make a required Advance or an Event of Default set forth in clause (xii) occurs, the Trustee shall, by notice in writing to the Servicers and the Depositor (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, with respect to an Event of Default set forth in clause (xii), the Depositor, at its sole option, but with the consent of the Trustee, may permit a cure period for the applicable Servicer to deliver such Assessment of Compliance or Accountant’s Attestation, but in no event later than March 25th of such year.

Upon receipt by a Servicer of such written notice of termination, all authority and power of that Servicer under this Agreement, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or its nominee subject to Section 7.02.  Upon written request from the Trustee or DLJMC, as applicable, such Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee or DLJMC, as applicable, any and all documents and other instruments, place in such successor’s possession all related Mortgage Files, and do or cause to be done all other reasonable and customary acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the related Mortgage Loans and related documents, at that Servicer’s sole expense or at the expense of DLJMC if that Servicer fails to cover such expenses.

A terminated Servicer shall cooperate with the Trustee and such successor in effecting the termination of such Servicer’s responsibilities and rights hereunder, including without limitation, with respect to a terminated Servicer, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by that Servicer to a related Collection Account or Escrow Account or thereafter received with respect to the related Mortgage Loans.  The Trustee or other successor servicer, as applicable, shall thereupon make any Advance to the extent required pursuant to Section 4.01 and subject to the Trustee or such other successor’s determination that such Advance would not constitute a Nonrecoverable Advance or unless prohibited by applicable law.  The Trustee or other successor entity, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise.

All reasonable out of pocket costs and expenses (including attorney’s fees) incurred in connection with transferring servicing to a successor Servicer shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.  Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating such Servicer’s rights and obligations as a Servicer hereunder and received after such notice, that portion of the Servicing Fee thereof to which such Servicer would have been entitled to pursuant to Section 3.09 hereof the entitlement to which arose prior to the termination of its activities hereunder in accordance with Section 3.09 hereof and in the time period specified in Section 3.09 hereof.  Each Servicer shall continue to be entitled to the benefits of Section 6.03 hereof, notwithstanding any termination hereunder, with respect to any events occurring prior to such termination.

In no event shall the termination of a Servicer under this Agreement result in any diminution of such Servicer's right to reimbursement for any outstanding Advances or Servicing Advances or accrued and unpaid Servicing Fees due such Servicer at the time of termination.  The successor Servicer shall reimburse the terminated Servicer for outstanding Advances and Servicing Advances and accrued and unpaid Servicing Fees to the extent that such amounts become reimbursable from time to time pursuant to Section 3.09 of this Agreement; provided, however, that such right of reimbursement shall be limited to funds that are on deposit in the Collection Account and available to the Servicer for such purposes pursuant to Section 3.09 of this Agreement.  In addition, any such reimbursement for outstanding Advances and Servicing Advances and accrued and unpaid Servicing Fees shall be made on a first in, first out ("FIFO") basis no later than the Servicer Remittance Date of each month.

SECTION 7.02

Trustee to Act; Appointment of Successor.

On and after the time a Servicer receives a notice of termination pursuant to Section 7.01 of this Agreement, the Trustee or a successor servicer appointed pursuant to Section 7.01, subject to and to the extent provided herein, either shall be the successor to a Servicer, but only in its capacity as servicer under this Agreement and not in any other, and the transactions set forth herein or shall appoint a successor servicer, and in either event such successor servicer shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01.  As compensation therefor, the successor servicer shall be entitled to all funds relating to the related Mortgage Loans that the terminated Servicer would have been entitled to charge to a Collection Account, provided that the terminated Servicer shall nonetheless be entitled to payment or reimbursement as provided in Section 3.09(a) to the extent that such payment or reimbursement relates to the period prior to the completion of the transfer of servicing to a successor servicer.  Notwithstanding the foregoing, if the Trustee has become the successor to the terminated Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to 4.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder.  Any successor to a Servicer shall be an institution which is a FNMA or FHLMC approved seller/servicer in good standing, which has a net worth of at least $10,000,000, which is willing to service the related Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer (other than liabilities of that Servicer under Section 6.03 hereof incurred prior to termination of a Servicer  under Section 7.01 hereunder), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation.  Any successor servicer appointed by DLJMC shall be rated as a servicer of subprime mortgage loans as “average” (or its equivalent) or better by each Rating Agency that maintains a servicer rating system.  Pending appointment of a successor to a Servicer hereunder, the Trustee or other successor servicer unless such entity is prohibited by law from so acting, shall, subject to the limitations described herein, act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of a servicing fee rate of 0.50% per annum.  To the extent that the compensation of any successor to WFBNA is calculated using a rate exceeding the then-current rate used to calculate the WFBNA Servicing Fee Rate, each Holder of a Class A-IO-S Certificate hereby agrees to a decrease in the Excess Servicing Fee Rate in an amount equal to such excess.  The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither the Trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the terminated Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Any successor to a Servicer shall give notice to the Mortgagors of such change of servicer.  Any successor to a Servicer shall, during the term of its service as a Servicer maintain in force the policy or policies of the type that such Servicer is required to maintain pursuant to this Agreement.

In connection with the termination or resignation of a Servicer hereunder, either (i) the successor Servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Servicer, at its sole expense, shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer or (y) in causing MERS to designate on the MERS® System the successor Servicer as the servicer of such Mortgage Loan (at the cost and expense of the successor Servicer to the extent such costs relate to the qualification of such successor Servicer as a member of MERS, otherwise at the cost and expense of the predecessor Servicer).  The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office.  The successor Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 7.03

Notification to Certificateholders.

(a)

Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Swap Counterparty and to each Rating Agency.

(b)

Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the Swap Counterparty notice of each such Event of Default hereunder actually known to a Responsible Officer the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.01

Duties of the Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured and not waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

unless an Event of Default actually known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

(iv)

no provision of this Agreement shall require the Trustee to act as Servicer or be responsible in any way for the acts or omissions of the Servicer until such time as it acts as successor servicer pursuant to the terms of this Agreement; and

(v)

the Trustee shall have no duty (A) (other than in its capacity as successor servicer) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing of any thereof, (B) (other than in its capacity as successor servicer) to see to any insurance, (C) (other than with respect to Section 8.11 hereof) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, (D) to confirm or verify the contents of any certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the appropriate party.

SECTION 8.02

Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(i)

the Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

(v)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys and the Trustee shall not be responsible for any negligence or willful misconduct on the part of such agents, affiliates, accountants or attorneys appointed by it with due care;

(vi)

the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

the Trustee shall not be deemed to have actual knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

(ix)

the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(x)

the rights of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(xi)

anything to the contrary in this Agreement notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(xii)

the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

SECTION 8.03

Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, each Servicer or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document or of MERS or the MERS® System, other than with respect to the Trustee’s execution and authentication of the Certificates.  The Trustee shall not be accountable for the use or application by the Depositor or a Servicer of any funds paid to the Depositor or a Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or a Servicer.

SECTION 8.04

Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Seller, the Servicers and their affiliates, with the same rights as it would have if it were not the Trustee.

SECTION 8.05

Trustee’s Fees and Expenses.

(a)

In addition to the Trustee Fee, the Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to Section 4.02 any investment income or other benefit derived from balances in the Certificate Account for such Distribution Date pursuant to Section 3.09(b).  Subject to the limitations set forth in Section 8.05(b), the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement or the Custodial Agreements, (b) the Certificates, or (c) the performance of any of the Trustee’s duties hereunder (including, without limitation, website posting of statements, reports or other information as required under this Agreement) or under the Custodial Agreements, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Depositor covenants and agrees, subject to the limitation set forth in Section 8.05(b), and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Certificates and (D) any other reasonable expenses incurred other than in the ordinary course of its business by the Trustee in connection with its duties hereunder. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee or Paying Agent hereunder or for any other expenses.

(b)

Notwithstanding anything to the contrary in this Agreement, the Depositor shall not be obligated to pay to the Trustee more than, in the aggregate, $150,000 pursuant to Section 8.05(a) hereof.  Other than as set forth in this Section 8.05, the Trustee shall not be entitled to any other compensation or reimbursement for loss or expenses.

SECTION 8.06

Eligibility Requirements for the Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current Ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction), as evidenced in writing by each Rating Agency.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the proposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor, the Seller or the Servicers and their affiliates; provided, however, that such entity cannot be an affiliate of the Seller, the Depositor or the Servicers other than the Trustee in its role as successor to the related Servicer.

SECTION 8.07

Resignation and Removal of the Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Seller, the Servicers, any Special Servicer, the Swap Counterparty and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06.  If the Trustee gives notice of such resignation, the Depositor shall promptly appoint a successor trustee.  If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in a sufficient number of copies to provide one copy of to the Trustee, one copy to each Servicer, one copy to the Seller, one copy to the Swap Counterparty and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Depositor, the Servicers and the Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed.  Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

SECTION 8.08

Successor Trustee.

Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the Servicers and the Seller an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, the Servicers, the Seller and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates and the Swap Counterparty.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.09

Merger or Consolidation of the Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee in its capacity as successor servicer under this Agreement to advance funds on behalf of a Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular set or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv)

The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11

Tax Matters.

It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, multiple “real estate mortgage investment conduits” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the REMICs and that in such capacity it shall:  (a) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that each group of segregated assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law) and apply for an employee identification number from the IRS via a Form SS-4 or any other acceptable method for all tax entities; (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of any REMIC as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC hereunder; (h) pay, from the sources specified in the sixth paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC hereunder prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the REMICs, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined on the accrual method or at such internals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of the REMICs in relation to any tax matter or controversy involving it.

In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans.  Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein.  DLJMC hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of any REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMICs after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon any REMICs pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Seller of any of its obligations under this Agreement or (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a related Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee or the Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii) or a Servicer fails to honor its obligations pursuant to Section 8.15, any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.09(b).

The Trustee shall treat the beneficial owners of Certificates (other than the Class P, Class X, Class A-IO-S and Class R Certificates) as having entered into a notional principal contract with respect to the beneficial owners of the Class X Certificates.  Pursuant to each such notional principal contract, all beneficial owners of Offered Certificates (other than the Residual Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in the Master REMIC corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”).  A Class I Shortfall payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, such interest being determined by substituting the REMIC Maximum Rate for the applicable Net Funds Cap in the definition of Pass-Through Rate for such Class of Certificates, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.  In addition, pursuant to such notional principal contract, the beneficial owner of the Class X Certificates shall be treated as having agreed to pay Basis Risk Shortfalls to the Owners of the Offered Certificates (other than the Residual Certificates) in accordance with the terms of this Agreement.  Any payments to the Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  However, any payment from the Certificates of a Class I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their Interests in the Master REMIC and as having been paid by such beneficial owners to the Supplemental Interest Trust pursuant to the notional principal contract.  Thus, each Certificate (other than a Class P, Class A-IO-S and Class R Certificate) shall be treated as representing not only ownership of regular interests in the Master REMIC, but also ownership of an interest in (and obligations with respect to) a notional principal contract.  For tax purposes, the notional principal contract shall be deemed to have a value in favor of the Certificates entitled to receive Basis Risk Shortfalls of $10,000.00 as of the Closing Date.

Notwithstanding the priority and sources of payments set forth in Article IV hereof or otherwise, the Trustee shall account for all distributions on the Certificates as set forth in this Section 8.11.  In no event shall any payments of Basis Risk Shortfalls provided for in this Section 8.11 be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

The Trustee, the Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  None of the Trustee, the Servicers nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Servicers have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.  With respect to WFBNA, such Opinion of Counsel may be provided by internal counsel, provided that, the delivery of such Opinion of Counsel shall not release WFBNA from any of its obligations hereunder and WFBNA shall be responsible for such contemplated actions or inaction, as the case may be, to the extent it conflicts with the terms of this Agreement.

Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities.  To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC.

The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities.

SECTION 8.12

Periodic Filings.

(a)

The Trustee and each Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.  As set forth below, the Trustee shall prepare on behalf of the Depositor any Forms 8-K, 10-D and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Depositor shall sign and the Trustee shall file (via EDGAR) such Forms on behalf of the Depositor.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor.  Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust.  The Depositor agrees to provide individual powers of attorney and a board resolution authorizing the grant of such power of attorney each time the Trustee acts in such capacity, and the Trustee shall file such powers of attorney and resolutions in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

(b)

The Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided, that, the Depositor, the Seller or the Servicers shall have timely notified the Trustee of an item reportable on a Form 8-K (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice) and shall have delivered to the Trustee no later than two Business Days prior to the filing deadline for such Form 8-K, all information, signatures, data, and exhibits required to be provided or filed with such Form 8-K.  Any disclosure required to be included on the Form 8-K (“Additional Form 8-K Disclosure”) shall be determined and prepared by the Trustee provided the entity indicated in Exhibit Z as the responsible party for providing that information notifies the Trustee in writing thereof no later than two Business Day prior to the filing deadline for such Form 8-K, and the Trustee shall have no liability with respect to any failure to properly prepare or file such Form 8-K resulting from or relating to the Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 8-K Disclosure (unless the Trustee was the responsible party for providing such information)

(c)

Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards and the rules of the Commission as in effect from time to time, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), and the Depositor shall sign, a Form 10-D that includes (i) a copy of the statement to the Certificateholders for such Distribution Date prepared by the Trustee pursuant to Section 4.04,   (ii) such other information provided to the Trustee by the Servicers, as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (17 C.F.R. § 229.1121) of Regulation AB and (iii) such other information provided to the Trustee by the Depositor as is required by Item 7 of Form 10-D; provided that such information is provided to the Trustee no later than the first Business Day immediately following the related Determination Date.  Any disclosure in addition to the Distribution Date Statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the Trustee provided the entity indicated in Exhibit Z as the responsible party for providing that information notifies the Trustee in writing thereof within 5 calendar days after each Distribution Date, and the Trustee shall have no liability with respect to any failure to properly prepare or file such Form 10-D resulting from or relating to the Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 10-D Disclosure (unless the Trustee was the responsible party for providing such information).

(d)

Prior to March 31st of the calendar year following the calendar year during which the Closing Date occurs (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission) (the “Form 10-K Filing Deadline”), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff’s interpretations.  To facilitate the Trustee’s preparation of the Form 10-K, the Trustee shall provide to the Depositor its proposed Form 10-K template no later than forty-five (45) days prior to the Form 10-K Filing Deadline and the Depositor shall review such template and provide to the Trustee, no later than thirty (30) days prior to the Form 10-K Filing Deadline, any comments to such Form 10-K template. Such Form 10-K shall include as exhibits, each annual statement of compliance required to be delivered pursuant to Section 3.17 and each Accountant’s Attestation and Assessment of Compliance required to be furnished pursuant to Section 3.18, in each case to the extent they have been timely delivered to the Trustee (or the Depositor, in the case of the Trustee’s Assessment of Compliance) and such other information as is required by Regulation AB.

Any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and provided to the Trustee by the entity that is indicated in Exhibit Z as the responsible party for providing that information, if other than the Trustee, in an EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), in each case no later than March 15 of each year.

If such documents are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits promptly after they are delivered to the Trustee.  The Trustee shall have no liability with respect to any failure to properly or timely prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.  The Form 10-K shall also include a certification in the form attached hereto as Exhibit U (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization.  Not later than 5 Business Days before the date on which the Depositor’s Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Depositor will deliver to the Trustee a form of the Depositor Certification.  The Depositor shall subsequently deliver to the Trustee the executed Depositor Certification no later than the date on which the Form 10-K is required to be filed.  The Trustee shall have no responsibility to file any items other than those specified in this Section 8.12; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under Regulation AB.  The Trustee shall not be responsible for determining what information is required to be filed on a Form 10-K in connection with the transactions contemplated by this Agreement and shall not be liable for any late filing of a Form 10-K or for the expenses of filing an amendment to a Form 10-K in the event that it does not receive the documents required to be delivered to it in accordance with Section 3.17, Section 3.18 or this Section 8.12 or an executed copy of the Form 10-K from the Depositor later than the times set forth herein.

(e)

Not later than 15 calendar days before the date on which the Depositor’s Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day, the Trustee shall sign a certification in the form attached hereto as Exhibit V (the “Trustee Certification”) for the benefit of the Depositor and its officers, directors and affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification.  In addition, the Trustee shall, subject to the provisions of Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor, each Servicer, each Person, if any, that “controls” the Depositor or each Servicer within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee’s obligations under this Section 8.12 or any inaccuracy made in the Trustee Certification.  If the indemnification provided for in this Section 8.12(d) is unavailable or insufficient to hold harmless such Persons, then the Trustee shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or each Servicer on the one hand and the Trustee on the other.  The Trustee acknowledges that the Depositor is relying on the Trustee’s performance of its obligations under this Section 8.12 in order to perform its obligations under Section 8.12(b) above.

(f)

Not later than 15 calendar days before the date on which the Depositor’s Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commissions (or, if such day is not a Business Day, the immediately preceding Business Day) each Servicer will deliver to the Depositor and the Trustee an Officer’s Certificate for the prior calendar year, substantially in the form attached hereto as Exhibit W (a “Servicer Certification”).  Each Servicer agrees to indemnify and hold harmless each of the Depositor, the Trustee, each other Servicer, each Person, if any, who “controls” the Depositor, the Trustee or any other Servicer within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Servicer to deliver or cause to be delivered when required any Officer’s Certificate required pursuant to this Section 8.12(d), or (ii) any material misstatement or omission contained in any Officer’s Certificate provided pursuant to this Section 8.12(e).  If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 8.12(e) by such Servicer is unavailable or insufficient to hold harmless such Persons, then such Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor, the Trustee or any other Servicer on the one hand and such Servicer on the other.  Each Servicer acknowledges that the Depositor, the Trustee and each other Servicer are relying on such Servicer’s performance of its obligations under this Agreement in order to perform their respective obligations under this Section 8.12.

(g)

Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor and each Servicer a copy of any executed report, statement or information.

(h)

If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 8.12, to be conducted differently than as described, the Depositor, the Servicers and the Trustee will reasonably cooperate to amend the provisions of this Section 8.12 in order to comply with such amended reporting requirements and such amendment of this Section 8.12.  Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Trust under the Exchange Act.  Notwithstanding the foregoing, the Depositor, the Servicers and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 8.12 that adversely affects its obligations and immunities under this Agreement.

(i)

Prior to January 31 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15D Suspension Notification with respect to the Trust.

SECTION 8.13

Trust Obligations.

For all purposes herein, any and all rights, duties and obligations of the Trustee on behalf of the Trust shall be the rights, duties and obligations of the Trust itself.

SECTION 8.14

Determination of Certificate Index.

On each Interest Determination Date, the Trustee shall determine the Certificate Index for the Accrual Period and inform the Servicers of such rate.

SECTION 8.15

Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by a Servicer of its duties and obligations set forth herein, that Servicer shall indemnify the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that none of the Servicers shall be liable for any such Losses attributable to the negligence of the Trustee, the Depositor or the Holder of such Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which such Servicer has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity.  Notwithstanding the foregoing, however, in no event shall a Servicer have any liability (1) for any action or omission that is taken by it in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by such Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE IX

TERMINATION

SECTION 9.01

Termination upon Liquidation or Purchase of the Mortgage Loans.

(a)

Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Seller, the Servicers, any Special Servicer and the Trustee created hereunder with respect to the Trust Fund shall terminate upon the earlier of:

(A) the purchase by the Terminating Entity, at its election, of all Mortgage Loans (and REO Properties) remaining (which purchase right the Terminating Entity may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date being herein referred to as the “Optional Termination Date”)) at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month’s accrued interest thereon at the applicable Mortgage Rate, (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case and related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) any unreimbursed Advances, Servicing Advances, Servicing Fees and Trustee Fees payable to any Servicer or the Trustee, as applicable, which shall be entitled to withdraw such amounts from the applicable Collection Account pursuant to Section 3.09(a) and (iv) the amount of any unpaid Swap Termination Payment owed to the Swap Counterparty (the sum of (i), (ii), (iii) and (iv), collectively, the “Par Value”).

(B) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.

In no event shall the trusts created hereby continue beyond the expiration of (i) 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof or (ii) the Distribution Date in October 2036.

The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (A) above shall be conditioned upon (x) if no NIM Note is outstanding or if the Holders of all outstanding NIM Notes consent in writing to such repurchase, the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating less than ten percent (10%) of the Aggregate Collateral Balance as of the Initial Cut-off Date; and (y) if any NIM Note is outstanding or if the Holders of all outstanding NIM Notes have not consented in writing to such repurchase, the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating less than five percent (5%) of the Aggregate Collateral Balance as of the Initial Cut-off Date.

In the event that the Class X Certificateholder elects to be the Terminating Entity, the  Terminating Entity shall direct the Majority Servicer to exercise its right to purchase the Mortgage Loans from the Trust.  The Class X Certificateholder shall deliver to the Majority Servicer and cause the Majority Servicer to deliver to the Trustee for deposit in the Certificate Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the Par Value for the Mortgage Loans purchased by the Terminating Entity.  If the Class X Certificateholder elects to be the Terminating Entity, the Class X Certificateholder shall be obligated to reimburse the Majority Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund at the direction of the majority Class X Certificateholder and shall indemnify and hold harmless such Majority Servicer for any losses, liabilities or expense resulting from any claims directly resulting from or relating to the Majority Servicer’s termination of the Trust Fund at the direction of the majority Class X Certificateholder, except to the extent such losses, liabilities or expenses arise out of or result from the Majority Servicer’s negligence, bad faith or willful misconduct.  The Trustee shall remit to each Servicer from such funds deposited in the Certificate Account (i) any amounts which each Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.09 and (ii) any other amounts otherwise payable by the Trustee to the Servicers from amounts on deposit in the Certificate Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 9.02 below.  Upon delivery of the Par Value, the Trustee shall promptly release or cause to be released to the Terminating Entity the related Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

Notwithstanding anything to the contrary, if the Class X Certificateholder is eligible to be the Terminating Entity on any Optional Termination Date and does not exercise its right to purchase all of the Mortgage Loans and REO Properties from the Trust, the option to purchase the Mortgage Loans and REO Properties from the Trust on such Optional Termination Date shall not be exercised.

SECTION 9.02

Final Distribution on the Certificates.

If on any Determination Date, the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts and Certificate Account, the Trustee shall promptly send a final distribution notice to each Certificateholder.  If the Terminating Entity elects to terminate the Trust Fund pursuant to Section 9.01, at least 10 days prior to the first day of the Optional Termination Notice Period, the Terminating Entity shall notify any other Servicer, the Rating Agencies, the Swap Counterparty and the Trustee of the date it intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 10th day preceding such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee shall give such notice to each Rating Agency at the time such notice is given to Certificateholders.

On the final Distribution Date, the Trustee shall cause to be distributed to the Certificateholders of each Class, upon presentation and surrender of the Certificates, and to the Trustee and the Credit Risk Manager distributions and payments in accordance with Section 4.02.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take reasonable and appropriate steps, or may appoint an agent to take reasonable and appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto and the Trustee shall be discharged from all further liability with respect to the Certificates and this Agreement.

SECTION 9.03

Additional Termination Requirements.

(a)

In the event the Terminating Entity exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, at such time as the Mortgage Loans are so purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been provided with an Opinion of Counsel, at the expense of the Terminating Entity, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in Section 860E of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)

Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.02, the Depositor shall prepare and the Trustee shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Trust Fund), meets the requirements of a qualified liquidation;

(2)

Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 9.01; and

(3)

On the date specified for final payment of the Certificates, the Trustee shall, after payment of any unreimbursed Advances, Servicing Advances, Servicing Fees or other fee compensation payable to the Servicers pursuant to this Agreement, make final distributions of principal and interest on the Certificates in accordance with Section 4.02 and distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time.

(b)

The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

(c)

By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to prepare and the Trustee to adopt and sign a plan of complete liquidation.

SECTION 9.04

Determination of the Terminating Entity.

(a)

With respect to the purchase of the Mortgage Loans, the Trustee shall determine the “Terminating Entity” as follows:

(i)

the Holder of the largest Percentage Interest of Class X Certificates, unless  the Holder of the largest Percentage Interest of Class X Certificates is the Depositor or an Affiliate of the Depositor and DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date;

(ii)

the Holder of the next largest Percentage Interest of Class X Certificates, if the Holder of the largest Percentage Interest of Class X Certificates is the Depositor or an Affiliate of the Depositor and DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date;

(iii)

the Majority Servicer on the Optional Termination Date, if the Depositor or an Affiliate of the Depositor is the Holder of 100% of the Class X Certificates and DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date; provided, however, that if the Majority Servicer does not exercise its option to purchase the Mortgage Loans, REO Properties and any remaining assets of the Trust, each other Servicer, in sequential order from the Servicer servicing the second largest percentage, the third largest percentage, and so forth, to the Servicer servicing the smallest percentage, in each case by outstanding Stated Principal Balance of the Mortgage Loans on such Optional Termination Date, shall be the Terminating Entity.

(b)

No later than fifteen (15) days prior to the first day of the  Optional Termination Notice Period, the Trustee shall provide notice to each Servicer that is a servicer of any of the Mortgage Loans of the identity of the Terminating Entity.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01

Amendment.

This Agreement may be amended from time to time by the Depositor, the Servicers, the Seller and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller or the Servicers, (iv) in connection with the appointment of a successor Servicer, to modify, eliminate or add to any of the servicing provisions contained in this Agreement, providing the Rating Agencies confirm the then current rating of the Certificates giving effect to such amendment, (v) to add any other provisions with respect to matters or questions arising hereunder or (vi) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; and, provided, further, that any action pursuant to clauses (v) or (vi) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party proposing such amendment), adversely affect in any material respect the interests of any Certificateholder; provided, however, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.  The Trustee, the Depositor, the Seller and the Servicers also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.  In addition, this Agreement may be amended from time to time by the Depositor, the Servicers,  the Seller and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

Except as provided in the immediately following paragraphs, this Agreement may also be amended from time to time by the Depositor, the Servicers, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected thereby evidencing 66% of the aggregate Class Principal Balance of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, or (ii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding the foregoing paragraphs, the Swap Counterparty’s prior written consent shall be required for any amendment that adversely affects in any respect the rights and interest hereunder of the Swap Counterparty.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party requesting such amendment, to the effect that such amendment will not cause the imposition of any federal tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder, the Swap Counterparty and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01. The Trustee shall have no obligation to consent to any amendment that it reasonably believes will materially and adversely affect its rights or immunities under this Agreement.

(a)

Notwithstanding anything to the contrary in this Section 10.01, the Trustee, the Custodians, the Credit Risk Manager and the Servicers shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

SECTION 10.02

Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction by the Trustee (acting at the direction of holders of Certificates evidencing a majority of the aggregate Class Principal Balance) accompanied by an Opinion of Counsel (at the Depositor’s expense) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.04

Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Trust Fund, including the Mortgage Loans, by the Depositor to the Trustee be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets to secure payment or performance of an obligation, then the Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that the Trustee for the benefit of the Certificateholders shall have and shall continue to have a perfected security interest to secure payment or performance of an obligation of first priority under applicable law throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code financing statements and continuation statements in connection with such security interest.

SECTION 10.05

Notices.

The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the Swap Counterparty with respect to each of the following of which it has actual knowledge:

1.

Any material change or amendment to this Agreement;

2.

The occurrence of any Event of Default that has not been cured;

3.

The resignation or termination of a Servicer or the Trustee and the appointment of any successor;

4.

The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03; and

5.

The final payment to Certificateholders.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

1.

Each report to Certificateholders described in Section 4.05 and 3.21;

2.

Each annual statement as to compliance described in Section 3.17;

3.

Each annual independent public accountants’ servicing report described in Section 3.18; and

4.

Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Peter Sack, Fax: 212-743-5261 (with a copy to Credit Suisse First Boston Mortgage Securities Corp., 1 Madison Avenue, 9th Floor, New York, New York 10010, Attention: Office of the General Counsel-RMBS), (b) in the case of the Seller, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Bruce Kaiserman (with a copy to DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Peter Sack), (c) in the case of the Trustee, at the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the Depositor and the Servicer, (d) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, (e) in the case of the Credit Risk Manager, 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention:  General Counsel, (f) in the case of WFBNA, with respect to servicing issues, Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa 50328-0001, Attention:  John B. Brown, MAC-X2302-033, Fax: (515) 324-3118, and with respect to all other issues, Wells Fargo Bank, N.A., 7430 New Technology Way, Frederick, Maryland 21703, Attention:  Ruth Kovalski, MAC-X3906-012, Fax: (301) 846-8201, in each case with a copy to Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, Iowa  50328-0001, Attention:  General Counsel, MAC-X2401-06T, or such other address as may be hereafter furnished in writing by WFBNA, (g) in the case of SPS, Select Portfolio Servicing, Inc, 3815 South West Temple, Salt Lake City, Utah 84115, Attention: General Counsel and (h) in the case of the Swap Counterparty, at the address listed in the Swap Agreement.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 10.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07

Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Sections 3.22, 6.02 and 6.04, this Agreement may not be assigned by a Servicer without the prior written consent of the Trustee and Depositor.

SECTION 10.08

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.09

Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 10.10

Protection of Assets.

(a)

Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

(i)

borrow money or issue debt;

(ii)

merge with another entity, reorganize, liquidate or sell assets; or

(iii)

engage in any business or activities.

(b)

Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

SECTION 10.11

Non-Solicitation.

From and after the date of this Agreement, each of the Depositor, the Seller, the Servicers, any Special Servicer and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party's behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Depositor, the Seller, any Servicer or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course of business, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, internet, company website, radio and television advertisements shall not constitute solicitation under this Section 10.11, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans.  None of the Depositor, the Seller, a Servicer or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

SECTION 10.12

Compliance With Regulation AB.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.17, 3.18 and 8.12 of this Agreement is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply, to the extent practicable from a timing and information systems perspective, with requests made by the Seller or the Depositor for delivery of additional or different information as the Seller or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller, the Credit Risk Manager and the Servicers have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE
SECURITIES CORP.,
as Depositor

By: ___/s/ Kevin Steele____________________
Name: Kevin Steele
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By: ___/s/ Becky Warren ____________________
Name:  Becky Warren
Title: Assistant Vice President

DLJ MORTGAGE CAPITAL, INC.,

as Seller

By: ___/s/ Tim Kuo__________________

Name: Tim Kuo
Title: Vice President

WELLS FARGO BANK, N.A.,

as Servicer

By: ___/s/ Laurie McGoogan_________________
Name: Laurie McGoogan
Title: Vice President

SELECT PORTFOLIO SERVICING, INC.,

as Servicer

By: ___/s/ Timothy O’Brien_____________
Name: Timothy O’Brien
Title: EVP of Operations

CLAYTON FIXED INCOME SERVICES INC.,

f/k/a The Murrayhill Company,

as Credit Risk Manager

By: ___/s/ Kevin Kanouff____________________
Name: Kevin Kanouff
Title: President and General Counsel

Solely for purposes of Section 3.18,

accepted and agreed to by:

LASALLE BANK NATIONAL ASSOCIATION

as Custodian

By:

___/s/ Mark J. Jerva____________________
Name: Mark J. Jerva
Title: Vice President

WELLS FARGO BANK, N.A.

as Custodian

By:

      /s/ Leigh Taylor

Name: Leigh Taylor

Title: Vice President

STATE OF NEW YORK

)

:  ss.:

COUNTY OF NEW YORK

)

On this 1st day of July 2006, before me, personally appeared Kevin Steele, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Richard M. Peterson_________
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK

)

:  ss.:

COUNTY OF NEW YORK

)

On this 1st day of July 2006, before me, personally appeared Tim Kuo, known to me to be a Vice President of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s/ Richard M. Peterson_____
Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA

)

:  ss.:

COUNTY OF RAMSEY

)

On the 1st of August 2006 before me, a Notary Public in and for said State, personally appeared Becky Warren, known to me to be an Assistant Vice President of U.S. Bank National Association, the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Tiffany M. Jeanson_____
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND

)

:  ss.:

COUNTY OF FREDERICK

)

On the 1st of August 2006 before me, a Notary Public in and for said State, personally appeared Laurie McGoogan, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s/ Susan M. Chicca______
Notary Public

[NOTARIAL SEAL]

STATE OF UTAH

)

: ss.:

COUNTY OF SALT LAKE

)

On the 21st of July 2006 before me, a Notary Public in and for said State, personally appeared Timothy O’Brien known to me to be an EVP of Operations of Select Portfolio Servicing, Inc., the Utah corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s/ Carrie Shepherd____
Notary Public

[NOTARIAL SEAL]

STATE OF COLORADO

)

:  ss.:

COUNTY OF DENVER

)

On the 1st of August 2006, before me, a Notary Public in and for said State, personally appeared Kevin Kanouff, known to me to be President of Clayton Fixed Income Services Inc., one of the parties that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Holly B. Dellabbio____
Notary Public

[NOTARIAL SEAL]

STATE OF ILLINOIS

)

:  ss.:

COUNTY OF COOK

)

On the 1st of August 2006, before me, a Notary Public in and for said State, personally appeared Mark J. Jerva, known to me to be Vice President of LaSalle Bank National Association, one of the parties that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s/ Robert H. Goist____
Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA

)

:  ss.:

COUNTY OF HENNEPIN

)

On the 1st of July 2006, before me, a Notary Public in and for said State, personally appeared Leigh Taylor, known to me to be Vice President of Wells Fargo Bank, N.A., one of the parties that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s/ Babette P. Scheerer____
Notary Public

[NOTARIAL SEAL]

EXHIBIT A

[FORM OF CLASS A-[•] CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY TO THE TRUSTEE OF A REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.

Certificate No.	:
Cut-off Date	:	July 1, 2006
First Distribution Date	:	August 25, 2006
Initial Certificate Principal Balance
of this Certificate
(“Denomination”)	:
Initial Certificate Principal Balances
of all Certificates
of this Class	:
CUSIP	:
Pass-Through Rate	:
Maturity Date	:	______ 20__

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class A-[•]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate and adjustable rate conventional mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers, any Special Servicer, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August __, 2006.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: ________________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  August __, 2006

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: ___________________________

Authorized Signatory

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class A-[•]

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is (1) with respect to all Definitive Certificates, the last business day of the month preceding the Distribution Date and (2) with respect to all Certificates held in Book-Entry Form only, the Business Day immediately preceding the Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, any Special Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, any Special Servicer, the Seller, the Trustee, and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, any Special Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, the Terminating Entity will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in October 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:

___________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___

_____________________________________________________________________________,
for the account of _______________________________________________________________,
account number               , or, if mailed by check, to ____________________________________
______________________________________________________________________________

______________________________________________________________________________

Applicable statements should be mailed to ___________________________________________
______________________________________________________________________________

______________________________________________________________________________

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT B

[FORM OF CLASS M-[·] CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY TO THE TRUSTEE OF A REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.

Certificate No.	:
Cut-off Date	:	July 1, 2006
First Distribution Date	:	August 25, 2006
Initial Certificate Principal Balance
of this Certificate
(“Denomination”)	:

Initial Certificate Principal Balances
of all Certificates
of this Class	:
CUSIP	:
Pass-Through Rate	:
Maturity Date	:	_______ 20__

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class M-[·]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate and adjustable rate conventional mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers, any Special Servicer, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August __, 2006.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:  _______________________________

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  August __, 2006

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: ___________________________

Authorized Signatory

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class M-[·]

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is (1) with respect to all Definitive Certificates, the last business day of the month preceding the Distribution Date and (2) with respect to all Certificates held in Book-Entry Form only, the Business Day immediately preceding the Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, any Special Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, any Special Servicer, the Seller, the Trustee, and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, any Special Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, the Terminating Entity will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in October 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:

___________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___

_____________________________________________________________________________,
for the account of ______________________________________________________________,
account number               , or, if mailed by check, to ____________________________________

______________________________________________________________________________
______________________________________________________________________________
Applicable statements should be mailed to ___________________________________________
______________________________________________________________________________
______________________________________________________________________________

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT C

[FORM OF CLASS B-[·] CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY TO THE TRUSTEE OF A REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.

Certificate No.	:
Cut-off Date	:	July 1, 2006
First Distribution Date	:	August 25, 2006
Initial Certificate Principal Balance
of this Certificate
(“Denomination”)	:

Initial Certificate Principal Balances
of all Certificates
of this Class	:
CUSIP	:
Pass-Through Rate	:
Maturity Date	:	__________ 20__

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class B-[·]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate and adjustable rate conventional mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers, any Special Servicer, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August __, 2006.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:  ________________________________

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  August __, 2006

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: ___________________________

Authorized Signatory

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class B-[·]

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is (1) with respect to all Definitive Certificates, the last business day of the month preceding the Distribution Date and (2) with respect to all Certificates held in Book-Entry Form only, the Business Day immediately preceding the Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, any Special Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, any Special Servicer, the Seller, the Trustee, and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, any Special Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, the Terminating Entity will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in October 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:

___________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___
_____________________________________________________________________________,
for the account of ______________________________________________________________,
account number               , or, if mailed by check, to ____________________________________
______________________________________________________________________________
______________________________________________________________________________
Applicable statements should be mailed to ___________________________________________
______________________________________________________________________________
______________________________________________________________________________

This information is provided by, the assignee named above, or, as its agent

EXHIBIT D

[FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 5.02(b) OF THE AGREEMENT, THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUSTEE OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:
Cut-off Date	:	July 1, 2006
First Distribution Date	:	August 25, 2006
Initial Certificate Principal Balance
of this Certificate
(“Denomination”)	:	$

Initial Certificate Principal Balances
of all Certificates
of this Class	:	$
CUSIP	:
Pass-Through Rate	:
Maturity Date	:	_________ 20__

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6

Home Equity Pass-Through Certificates, Series 2006-6

Class R

evidencing a percentage interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of fixed rate and adjustable rate conventional mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers, any Special Servicer, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CREDIT SUISSE SECURITIES (USA) LLC is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

Pursuant to Section 5.02(b) of the Agreement, no transfer of a Class R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Class R Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such plan or arrangement (a “Benefit Plan Investor”) which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Class R Certificate presented for registration in the name of a Benefit Plan Investor, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, any Special Servicer or the Servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event that a representation is violated, or any attempt to transfer a Class R Certificate to a Benefit Plan Investor is attempted without the delivery to the Trustee of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Trustee of a transfer affidavit of the initial owner or the proposed transferee in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit from any other person to whom such person attempts to Transfer its Ownership Interest in this Class R Certificate as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August __, 2006.

U.S. BANK NATIONAL ASSOCIATION

as Trustee

By: _______________________________

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  August __, 2006

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: _______________________________

Authorized Signatory

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class R

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is (1) with respect to all Definitive Certificates, the last business day of the month preceding the Distribution Date and (2) with respect to all Certificates held in Book-Entry Form only, the Business Day immediately preceding the Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, any Special Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, any Special Servicer, the Seller, the Trustee, and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, any Special Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, the Terminating Entity will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in October 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________
Dated:

___________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___
_____________________________________________________________________________,
for the account of ______________________________________________________________,
account number               , or, if mailed by check, to ____________________________________
______________________________________________________________________________
______________________________________________________________________________
Applicable statements should be mailed to ___________________________________________
______________________________________________________________________________
______________________________________________________________________________

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT E-1

[FORM OF CLASS X CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

PURSUANT TO SECTION 5.02(b) OF THE AGREEMENT, THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUSTEE OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No.	:
Cut-off Date	:	July 1, 2006
First Distribution Date	:	August 25, 2006
Percentage Interest	:
CUSIP	:
Maturity Date	:	_______ 20__

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6

Class X

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate and adjustable rate conventional mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers, any Special Servicer, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CREDIT SUISSE SECURITIES (USA) LLC is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to Section 5.02(b) of the Agreement, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets, or a person acquiring such Certificate for, on behalf of or with the assets of, such plan or arrangement (a “Plan”) which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of a Plan, (a “Benefit Plan Investor”), an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, any Special Servicer or the Servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the trustee by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trustee of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer.  This Certificate may not be offered or sold except to “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act) or, only if the entire Class is being sold to an investor or the Depositor otherwise consents, institutional “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act).  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August __, 2006.

U.S. BANK NATIONAL ASSOCIATION,

  as Trustee

By:

_______________________________

Name:

Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  August __, 2006

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: _______________________________

Authorized Signatory

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class X

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is (1) with respect to all Definitive Certificates, the last business day of the month preceding the Distribution Date and (2) with respect to all Certificates held in Book-Entry Form only, the Business Day immediately preceding the Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, any Special Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, any Special Servicer, the Seller, the Trustee, and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, any Special Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, the Terminating Entity will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in October 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:

___________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___
_____________________________________________________________________________,
for the account of ______________________________________________________________,
account number               , or, if mailed by check, to ____________________________________
______________________________________________________________________________
______________________________________________________________________________
Applicable statements should be mailed to ___________________________________________
______________________________________________________________________________
______________________________________________________________________________

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT E-2

[FORM OF CLASS P CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS NOT ENTITLED TO ANY PAYMENTS OF INTEREST.

PURSUANT TO SECTION 5.02(b) OF THE AGREEMENT, THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUSTEE OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:
Cut-off Date	:	July 1, 2006
First Distribution Date	:	August 25, 2006
Percentage Interest	:
CUSIP	:
Maturity Date	:	_______ 20__

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6

Class P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate and adjustable rate conventional mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers, any Special Servicer, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [__________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to Section 5.02(b) of the Agreement, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets, or a person acquiring such Certificate for, on behalf of or with the assets of, such plan or arrangement (a “Plan”) which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of a Plan, (a “Benefit Plan Investor”), an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, any Special Servicer or the Servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the trustee by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trustee of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August __, 2006.

U.S. BANK NATIONAL ASSOCIATION,

  as Trustee

By:

______________________________

Name:

Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  August __, 2006

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: _______________________________

Authorized Signatory

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class P

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is (1) with respect to all Definitive Certificates, the last business day of the month preceding the Distribution Date and (2) with respect to all Certificates held in Book-Entry Form only, the Business Day immediately preceding the Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, any Special Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, any Special Servicer, the Seller, the Trustee, and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, any Special Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, the Terminating Entity will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in October 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:

___________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___
_____________________________________________________________________________,
for the account of ______________________________________________________________,
account number               , or, if mailed by check, to ____________________________________
______________________________________________________________________________
______________________________________________________________________________
Applicable statements should be mailed to ___________________________________________
______________________________________________________________________________
______________________________________________________________________________

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT F

[FORM OF INTEREST-ONLY CERTIFICATE]

 [ONLY FOR CLASS A-IO-S CERTIFICATES]  [THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

[ONLY FOR CLASS A-IO-S CERTIFICATES]  PURSUANT TO SECTION 5.02(b) OF THE AGREEMENT, THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS (I) THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, OR ON BEHALF OF OR WITH THE ASSETS OF, SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II)  THE TRANSFEREE DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) IF THE CLASS A-IO-S CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING AND THE TRANSFEREE IS AN INSURANCE COMPANY, THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER THAT THE TRANSFEREE IS PURCHASING THE CLASS A-IO-S CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THAT THE PURCHASE AND HOLDING OF SUCH CLASS A-IO-S CERTIFICATE IS COVERED UNDER SECTIONS I AND III OF PTCE 95-60.]  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUSTEE OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.	:
Cut-off Date	:	July 1, 2006
First Distribution Date	:	August 25, 2006
Initial Notional Amount of this
Certificate (“Denomination”)	:
Initial Class Notional Amount of
all Certificates of this Class	:
Percentage Interest	:
CUSIP	:
Pass-Through Rate	:
Maturity Date	:	________ 20__

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class A-IO-[__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate and adjustable rate conventional mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers, any Special Servicer, the Credit Risk Manager or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [CEDE & CO.][CREDIT SUISSE SECURITIES (USA) LLC] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[ONLY FOR CLASS A-IO-S CERTIFICATES] [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer.  This Certificate may not be offered or sold except to “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act) or, only if the entire Class is being sold to an investor or the Depositor otherwise consents, institutional “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act).  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Pursuant to Section 5.02(b) of the Agreement, no transfer of this ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acquiring such Certificate for, on behalf of or with the assets of, such plan or arrangement (a “Plan”) which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii)  in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, a Plan (a “Benefit Plan Investor”), such Benefit Plan Investor delivers an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, any Special Servicer or the Servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or (iii) if the Class A-IO-S Certificate has been the subject of an ERISA-Qualifying Underwriting and the Transferee is an insurance company, the Transferee delivers to the Trustee a representation letter that the Transferee is purchasing the Class A-IO-S Certificate with funds contained in an “insurance general account” (as such term is defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Class A-IO-S Certificate is covered under Sections I and III of PTCE 95-60.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the trustee by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trustee of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  August __, 2006.

U.S. BANK NATIONAL ASSOCIATION,

  as Trustee

By: ________________________________

Name:

Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  August __, 2006

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: ________________________________

Authorized Signatory

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Home Equity Asset Trust Series 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class A-IO-[__]

This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date applicable to each Distribution Date is (1) with respect to all Definitive Certificates, the last business day of the month preceding the Distribution Date and (2) with respect to all Certificates held in Book-Entry Form only, the Business Day immediately preceding the Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, any Special Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, any Special Servicer, the Seller, the Trustee, and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicers, any Special Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Loan Balance as of the Cut-off Date and the amount on deposit in the Prefunding Account on the Closing Date, the Terminating Entity will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in October 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:

___________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___
_____________________________________________________________________________,
for the account of ______________________________________________________________,
account number               , or, if mailed by check, to ____________________________________
______________________________________________________________________________
______________________________________________________________________________
Applicable statements should be mailed to ___________________________________________
______________________________________________________________________________
______________________________________________________________________________

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT G

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]

[Depositor]

[Servicer]

[Servicer]

[Seller]

Re:

Pooling and Servicing Agreement among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”)  Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a Custodian, hereby certifies that, as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

(i)

the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of ________, without recourse”; and

(ii)

a duly executed Assignment of the Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan.

The undersigned Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The undersigned Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[                                                                 ],
as a Custodian

By:  ______________________________
Name: ____________________________
Title:  _____________________________

EXHIBIT H

FORM OF FINAL CERTIFICATION OF CUSTODIAN

[date]

[Depositor]

[Servicer]

[Servicer]

[Seller]

Re:

Pooling and Servicing Agreement among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”) Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a Custodian, hereby certifies that as to each Mortgage Loan listed in each Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i)

the original Mortgage Note, endorsed in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, with all intervening endorsements, and including any riders to the Mortgage Note, showing a complete chain of endorsement from the originator to the last named endorsee;

(ii)

with respect to any Lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(iii)

the original of any guarantee executed in connection with the Mortgage Note (if any);

(iv)

the original Mortgage with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording;

(v)

the originals of all assumption, modification, consolidation or extension agreements (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Seller forthwith after return from such recording office), with evidence of recording thereon, if any;

(vi)

a duly executed assignment of the Mortgage in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement; provided, however, that if the Depositor has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of the Mortgage (excluding information to be provided by the recording office);

(vii)

the original of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller);

(viii)

the original or duplicate original lender’s title insurance policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company (or, in appropriate jurisdictions, attorney’s opinion of title and abstract of title); and

(ix)

the original primary mortgage insurance certificate, if any or copy of mortgage insurance certificate.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii), (iv), (vi), (ix) and (x) of the definition of the “Mortgage Loan Schedule” in Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The undersigned Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The undersigned Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on either Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the undersigned Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[                                                                   ],
as a Custodian

By:  _______________________________
Name:  ____________________________
Title:  _____________________________

EXHIBIT I

TRANSFER AFFIDAVIT

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class [_______]

STATE OF

)

) ss.:
COUNTY OF

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of ______________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the “Certificate”) issued pursuant to Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.

The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.

The Transferee has reviewed the provisions of Section 5.02(b) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(b) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as EXHIBIT J to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.

The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.

The Transferee’s taxpayer identification number is [_____________].

9.

The Transferee is a United States Person.

10.

The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.

In accordance with Revenue Procedure 2001-12, I.R.B. 2001-2,

(a)

the consideration paid to the Transferee for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits (“Tax Liability Present Value”) associated with owning such Certificates, with such present value computed suing a discount rate equal to the “applicable federal rate” prescribed by Section 1274 of the Internal Revenue Code as of the date hereof (with all applicable computations done in accordance with Rev. Proc. 2001-12) or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Transferee is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter; or

(b)

the Transferee (i) is an “eligible corporation” as defined in Section 860L(a)(2) of the Internal Revenue Code, as to which the income of Class R Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 860L of the Internal Revenue Code) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter.

12.

That the Owner:

(a) is not an employee benefit plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or any other person purchasing any Certificate for, on behalf of or with the assets of, any such Plan (a “Benefit Plan Investor”);

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an “insurance company general account” (within the meaning of Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60; or

(c) provides an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of an ERISA-Restricted Certificate by a Benefit Plan Investor will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, any Special Servicer or the Servicers to any obligation in addition to those undertaken in this Agreement.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of _______, 20__ .

________________________________
  Print Name of Transferee

By:  ____________________________
Name:
Title:

[Corporate Seal]

ATTEST:

__________________________
[Assistant] Secretary

Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this day __of _________, 20__.

_____________________________
NOTARY PUBLIC

My Commission expires the __ day of
_________, 20  .

EXHIBIT 1
to
EXHIBIT I

Certain Definitions

“Ownership Interest”: As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

“Permitted Transferee”: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form 4224, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

“Person”: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

“Transfer”: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

EXHIBIT 2
to
EXHIBIT I

Section 5.02(b) of the Agreement

No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the “Transferor Certificate”) and such Certificateholder’s prospective transferee shall either (i) deliver a letter in substantially the form of (A) Exhibit L (the “Rule 144A Letter”) or (B) if the Private Certificate subject to such transfer represents the entire Class or the Depositor otherwise consents to such transfer, Exhibit K (the “Investment Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Private Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, any Special Servicer and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received in accordance with Exhibit I, Exhibit K or Exhibit L, as applicable, either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan or a Person acquiring such ERISA-Restricted Certificate for, on behalf of or with the assets of, any such Plan, (a “Benefit Plan Investor”), which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) in the case of an ERISA-Restricted Certificate if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any ERISA-Restricted Certificate presented for registration in the name of a Benefit Plan Investor without a representation as required above, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, any Special Servicer or the Servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the trustee by the transferee’s acceptance of an ERISA-Restricted Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trustee of the Opinion of Counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.

No transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit H, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement or on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Swap Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in this paragraph.

If any ERISA-Restricted Swap Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Swap Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, any Special Servicer or the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate or ERISA-Restricted Swap Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

EXHIBIT J

FORM OF TRANSFEROR CERTIFICATE

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010
Attention: Kevin Steele

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota  55107

Re:

Credit Suisse First Boston Mortgage Securities Corp., Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6, Class [___]

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

Very truly yours,

___________________________

Print Name of Transferor

By: ___________________________
Authorized Officer

EXHIBIT K

FORM OF INVESTMENT LETTER (NON-RULE 144A)

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010
Attention: Kevin Steele

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota  55107

Re:

Credit Suisse First Boston Mortgage Securities Corp.,
Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6, Class [___]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), nor are we acquiring such certificates for, on behalf of or with the assets of, any such Plan (a “Benefit Plan Investor”), (ii) if we are a Benefit Plan Investor, we are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of an ERISA-Restricted Certificate by a Benefit Plan Investor will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, any Special Servicer or the Servicers to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (iii) if, in the case of ERISA-Restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company, we are purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and our purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) in the case of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement, either (i) the Investor is neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23, (f) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (h) below), (g) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

___________________________

Print Name of Transferee

By: ___________________________
Authorized Officer

EXHIBIT L

FORM OF RULE 144A LETTER

____________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010
Attention: Kevin Steele

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota  55107

Re:

Credit Suisse First Boston Mortgage Securities Corp.,
Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6, Class [___]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), nor are we acquiring such certificates for, on behalf of or with the assets of, any such Plan (a “Benefit Plan Investor”), (ii) if we are a Benefit Plan Investor, we are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of an ERISA-Restricted Certificate by a Benefit Plan Investor will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, any Special Servicer or the Servicers to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (iii) if, in the case of ERISA-Restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company, we are purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and our purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or, (e) in the case of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement, either (i) the Investor is neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (g) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (h) we are aware that the sale to us is being made in reliance on Rule 144A, and (i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

Very truly yours,

___________________________

Print Name of Transferee

By: ___________________________
Authorized Officer

ANNEX 1 TO EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $__________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $[·] as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $[·] as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

_____________________
Print Name of Buyer

By: _____________________
Name:
Title:

Date: ___________________

1

Buyer must own and/or invest on a discretionary basis at lease $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

ANNEX 2 TO EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $[·] in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

___________________________
Print Name of Buyer or Adviser

By: _____________________
Name:
Title:

IF AN ADVISER:

___________________________
Print Name of Buyer

Date: ___________________

EXHIBIT M

REQUEST FOR RELEASE
(for Trustee)

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6
Class [_______]

Loan Information
Name of Mortgagor:
Servicer Loan No.:
Trustee
Name:
Address:

Trustee Mortgage File No.:

The undersigned Servicer hereby acknowledges that it has received from LaSalle Bank National Association as Custodian for the Holders of Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, of the above-referenced Series, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”).

( )

Mortgage Note dated ________, ____, in the original principal sum of $_______, made by _________, payable to, or endorsed to the order of, the Trustee.

( )

Mortgage recorded on __________ as instrument no. _________ in the County Recorder’s Office of the County of _________, State of _________ in book/reel/docket of official records at page/image ___________.

( )

Deed of Trust recorded on __________ as instrument no. __________ in the County Recorder’s Office of the County of __________, State of _________ in book/reel/docket ______ of official records at page/image ______.

( )

Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ______as instrument no. ______ in the County Recorder’s Office of the County of ______, State of ________ in book/reel/docket ____ of official records at page/image ____.

( )

Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )

( )

( )

( )

The undersigned Servicer hereby acknowledges and agrees as follows:

(1)

The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2)

The Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer, if applicable, assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3)

The Servicer shall return each and every Document previously requested from the Mortgage File to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

(4)

The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Custodian, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer’s possession, custody or control.

[Servicer]

By:  _________________

Its  _________________

Date: ___________, 20__

EXHIBIT N

[RESERVED]

EXHIBIT O

FORM OF SERVICER REPORT

The following information will be e-mailed by each Servicer to Trustee in accordance with Section 4.04:

FIELD	DESCRIPTION
LOAN	loan number
STOP_ADV_FLAG	stop advance flag (Y = Yes, blank or N = No)
RATE	interest rate (entered as a %)
SF_RATE	servicing fee rate (entered as a %)
LPMI_RATE	lpmi rate (entered as a %)
BEG_SCHED	beg scheduled balance
END_SCHED	end scheduled balance
END_ACT	end actual balance
P&I	monthly p&i
GROSS_INT	gross scheduled interest
NEG_AM	negative amortization
SCHED_P	scheduled principal
CURTAIL	curtailments
PREPAY	prepayments or liquidation principal
PREPAY_DATE	prepayment or liquidation date
PREPAY_CODE	PIF=60, repurchase = 65, liquidation = 2
NEXT_DUE	borrower's next payment due
STATUS	Bankruptcy, Foreclosure, REO
BKCY_DATE	date the loan went into Bkcy
FCLS_DATE	date the loan went into Fcls
REO_DATE	date the loan went into REO
DELINQ	0,1,30,60,90,120 ( 1 = 1-29, 30 = 30-59, etc…)
PPIS	prepayment interest shortfall (negative is excess)
RAIS	relief act interest shortfall
CURRLTV	current loan to value ratio (entered as %)
BOOK_VALUE	latest BPO or market value or other book value as defined in governing doc
PPP_Collected	PPPs collected from borrower
PPP_Waived	PPPs waived by the servicer
PPP_Servicer	PPPs waived but paid by the servicer
NON_REC_ADV	nonrecoverable advances claimed (reimbursed) in the current period
REIN_STOP_GINT	reinstated stop advance gross interest
REIN_STOP_NINT	reinstated stop advance net interest
REMIT	total remit for the loan
MAT_DATE	Maturity Date
ADV_P&I_CUR	current period delinquent P&I advances made by servicer
ADV_P&I_OUT	cumulative outstanding delinquent P&I advances
ADV_SERV_MADE	current period servicer advances made by servicer (not including delinquent P&I advances)
ADV_SERV_REIM	current period servicer advances reimbursed to servicer (not including delinquent P&I advances)
ADV_SERV_DESC	description of current period servicer advances made/reimbursed by servicer (purpose, terms)
MOD_EXT_WAIVE_FLAG	Y if mod
MOD_EXT_WAIVE	description of modification, extensions or waivers to asset terms, fees or penalties
MTHROLL	Month until the next rate adjustment occurs (for ARMs only)
DNEXTRATE	Next Rate Adjustment Date
NEXT_RATE	next period's interest rate
LIQUIDATION_FLAG	liquidation flag (Y = Yes, blank or N = No)
GROSS_PROCEEDS	gross sales proceeds
SERV_ADV	unpaid servicing advances
DEL_ADV	unpaid delinquency advances
SERV_FEES_UNPAID	unpaid servicing fees
LEGAL_FEES	unpaid legal fees
NET_PROCEEDS	net proceeds (gross_proceeds - serv_adv - del_adv - serv_fees_unpaid - legal_fees)
LOSS	loss (beg_sched - net_proceeds)
LOSS_ADD	trailing loss/ (gain)
LOSS_ADD_DATE	trailing loss/ (gain) date

EXHIBIT P

INFORMATION  TO BE  PROVIDED  BY THE SERVICERS RELATING TO MODIFIED MORTGAGE LOANS

Loan number

Transaction Identifier

Unpaid Principal Balance prior to Modification

Next Due Date prior to Modification

Scheduled Payment prior to Modification

Total Servicing Advances Capitalized

Total Advances Capitalized (inclusive of Total Unpaid Servicing Fees Capitalized) OR Total Advances Capitalized and Total Unpaid Servicing Fees Capitalized

Balloon Payment Amount created by Modification

Balloon Payment Date created by Modification

Total Capitalized Amount

Unpaid Principal Balance Post Modification

Next Payment Due Date per Modification Plan

Mortgage Rate Post Modification

Maturity Date Post Modification

Scheduled Payment Post Modification

EXHIBIT Q

FORM OF SUBSEQUENT TRANSFER AGREEMENT

THIS SUBSEQUENT TRANSFER AGREEMENT, dated as of [_____], 2006 (this “Subsequent Transfer Agreement”), among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, in its capacity as seller under the Pooling and Servicing Agreement referred to below (the “Seller”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”);

WHEREAS, the parties hereto are also among the parties to the Pooling and Servicing Agreement, dated as of June 1, 2006, among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”) (the “Pooling and Servicing Agreement”), in relation to the Home Equity Asset Trust 2006-6, Home Equity Pass-Through Certificates, Series 2006-6;

WHEREAS, Sections 2.01(d) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

(i)

The “Subsequent Transfer Date” and “Subsequent Cut-off Date” with respect to this Subsequent Transfer Agreement shall be [_______________], 2006.

(ii)

The “Aggregate Subsequent Purchase Amount” with respect to this Subsequent Transfer Agreement shall be $[_____________], provided, however, that such amount shall not exceed the amount on deposit in the Prefunding Account.

(iii)

The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date shall satisfy the pool characteristics for the Trust Fund identified in Section 2.01(d) of the Pooling and Servicing Agreement.

(iv)

In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

(v)

In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail.  Capitalized terms used herein and not otherwise defined have the meanings in the Pooling and Servicing Agreement.

(vi)

The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all right title and interest in the Subsequent Mortgage

Loans identified in Schedule A, including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the Subsequent Cut-off Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the Subsequent Cut-off Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

(vii)

This Subsequent Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

(viii)

The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties to this Subsequent Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

as Depositor

By:

Name:

Title:

DLJ MORTGAGE CAPITAL, INC.,

as Seller

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity, but solely as

Trustee

By:

Name:

Title:

Acknowledged and Agreed:

WELLS FARGO BANK, N.A.,

as a Servicer

By:_____________________________

Name:

Title:

SELECT PORTFOLIO SERVICING, INC.,

as a Servicer

By:_____________________________

Name:

Title:

EXHIBIT R

FORM OF SPECIAL REQUEST FOR RELEASE

(Available Upon Request)

EXHIBIT S

[RESERVED]

EXHIBIT T

FORM OF SWAP AGREEMENTS

(Available Upon Request)

EXHIBIT U

FORM OF DEPOSITOR CERTIFICATION

Re:  Credit Suisse First Boston Mortgage Securities Corp.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6

I, __________________________, certify that:

1.

I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the year covered by this annual report on Form 10-K (the “Exchange Act periodic reports”), of Home Equity Asset Trust 2006-6 (the “Trust”);

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.

Based on my knowledge, the distribution information required to be prepared by the Trustee based upon the servicing information required to be provided by the Servicers under the Pooling and Servicing Agreement and the servicing and other information required to be provided under Form 10-D for the period covered by this annual report is included in the Exchange Act periodic reports;

4.

Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement and under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicers have fulfilled their obligations under the Pooling and Servicing Agreement; and

5.

All of the reports on assessment of compliance with Servicing Criteria for asset-backed securities and their related attestation reports on assessment of compliance with Servicing Criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this annual report, except as otherwise disclosed in this annual report.  Any material instances of noncompliance described in such reports have been disclosed in this annual report on Form 10-K.

In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: [INSERT NAME OF SERVICER, CUSTODIAN, TRUSTEE OR CREDIT RISK MANAGER].

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of June 1, 2006 (the “Pooling and Servicing Agreement”), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”).

______________________________

[Name]

[Title]

[Date]

EXHIBIT V

FORM OF TRUSTEE CERTIFICATION FOR MONTHLY STATEMENTS

Re:  Credit Suisse First Boston Mortgage Securities Corp.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6

U.S. Bank National Association (the “Trustee”) hereby certifies to Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”), and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act of 1933, as amended, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

The Trustee has reviewed the annual report on Form 10-K for the fiscal year [___], all reports on Form 10-D containing Monthly Statements filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust and all Current Reports on Form 8-K;

2.

Subject to paragraph 4 hereof, based on the Trustee’s knowledge, and assuming the accuracy and completeness of the information supplied to the Trustee by the Servicer, the Distribution Information in the Monthly Statements contained in such reports on Form 10-D, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

3.

Based on the Trustee’s knowledge, the Distribution Information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports; and

4.

In compiling the Distribution Information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Servicer under the Pooling and Servicing Agreement.  The Trustee shall have no responsibility or liability for any inaccuracy in such reports on Form 10-D to the extent such inaccuracy results from information received from the Servicer.

For purposes of this Certificate, the following terms shall have the meanings ascribed below:

“Distribution Information” shall mean that information (x) calculated and reported by the Trustee and (y) reported by the Trustee, in either case, pursuant to Section 4.04 of the Pooling and Servicing Agreement.

“Monthly Statements” shall mean the monthly statements prepared by the Trustee pursuant to Section 4.04 of the Pooling and Servicing Agreement.

Any additional capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated June 1, 2006 (the “Pooling and Servicing Agreement”), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”).

[____________________],
as Trustee

By: __________________________

[Name]
[Title]

[Date]

EXHIBIT W

FORM OF SERVICER CERTIFICATION

Re:  Credit Suisse First Boston Mortgage Securities Corp.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6

I, [name of certifying individual], a duly elected and acting officer of [__________________________] (the “Servicer”), certify pursuant to Section 8.12(d) of the Pooling and Servicing Agreement to the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.

I have reviewed the servicer compliance statement of the Servicer and [SUBSERVICER] (the “Subservicer”) provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s and Subservicer’s compliance with the Servicing Criteria provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the related Mortgage Loans by the Servicer during the Relevant Year (collectively, the “Relevant Information”).

2.

Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

3.

The Relevant Information has been provided to those Persons entitled to receive it.

4.

I am responsible for reviewing the activities performed by the Servicer as a servicer under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement.

5.

Any material instances of noncompliance described in the Compliance Statement, the Servicing Assessment or the Attestation Report have been disclosed to the Depositor and the Trustee.  Any material instances of noncompliance with the Servicing Criteria have been disclosed in such reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of June 1, 2006 (the “Pooling and Servicing Agreement”), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”).

[__________________],
as Servicer

By: ___________________________

[Name]
[Title]

[Date]

EXHIBIT X

FORM OF ASSESSMENT OF COMPLIANCE

Re:  Credit Suisse First Boston Mortgage Securities Corp.
Home Equity Asset Trust 2006-6
Home Equity Pass-Through Certificates, Series 2006-6

I, [name of certifying individual], a duly elected and acting officer of [__________________________] (the “Assessing Party”), certify pursuant to Section 3.18 of the Pooling and Servicing Agreement dated as of June 1, 2006 (the “Pooling and Servicing Agreement”), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”), Wells Fargo Bank, N.A. (“WFBNA”), as a servicer (in such capacity, a “Servicer” and together with SPS, the “Servicers”), Clayton Fixed Income Services Inc., as credit risk manager (in such capacity, the “Credit Risk Manager”) and U.S. Bank National Association as trustee (in such capacity, the “Trustee”), to the Depositor, [the Trustee] and each Person, if any, who “controls” the Depositor [or the Trustee] within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.

I am responsible for assessing compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year. For purposes of this assessment, I have used the Servicing Criteria as set forth in Item 1122 of Regulation AB and as set forth on Exhibit Y of the Pooling and Servicing Agreement.

2.

Based on my knowledge, the Assessing Party was in compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year other than [state any material instance of noncompliance with respect thereto during such period].  This assessment is based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it.

3.

Based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it, the following Servicing Criteria are not applicable to the Assessing Party: [____________].

4.

A registered public accounting firm has issued an attestation report on the Assessing Party’s assessment of compliance for the period consisting of Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

[__________________],
as Assessing Party

By: __________________________

[Name]
[Title]

[Date]

EXHIBIT Y

Servicing Criteria to Be Addressed in Assessment of Compliance

Key:

X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Servicer and Special Servicer	Custodian	Trustee
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X		X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.	N/A
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X		X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		N/A		X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.			X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X		X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A		X

EXHIBIT Z

Form 10-D, Form 8-K and Form 10-K Reporting Responsibility

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 8.12(b), (c) and (d).  If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.04 statement” are required to be included in the Monthly Statement under Section 4.04, provided by the Trustee based on information received from the Servicers to the extent required of the Servicers under the Pooling and Servicing Agreement; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.04 statement, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  Items indicated as “N/A” are not applicable to the transaction.

For purposes of this Exhibit, “Servicer” includes any Special Servicer.

Form	Item	Description	Responsible Party
10-D
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.04 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.04 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.04 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.04 statement

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

N/A
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.04 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.04 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.04 statement

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.

4.04 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.04 statement

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

N/A

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

4.04 statement

Updated pool composition information fields to be as reasonably requested by Depositor in writing to each Servicer and the Trustee at least 30 days prior to the related Servicer Remittance Date from time to time

		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.04 statement. Form 10-D report: Servicer/Depositor

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

4.04 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report: Depositor
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Seller (subject to Depositor approval)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.04 statement

(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

Form 10-D report: Depositor Form 10-D report: Seller (subject to Depositor approval) Form 10-D report: Seller (subject to Depositor approval)
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Seller (subject to Depositor approval)
	2	Legal Proceedings

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer or any Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian

Seller Depositor Trustee Depositor Servicer Depositor Custodian
	3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor
	4	Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default of which the Trustee has received written notice or has actual knowledge (after expiration of any grace period and provision of any required notice)

Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Trustee
	6	Significant Obligors of Pool Assets
		Item 1112(b) – Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) – Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A

Item 1115(b) – Derivative Counterparty Financial Information*

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference

Depositor Depositor Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

8-K
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

Any of the following that is entering into a material definitive agreement: Servicer, Trustee, Seller, Depositor
	1.02	Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Any of the following that is requesting termination of a material definitive agreement: Servicer, Trustee, Seller, Depositor
	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, with respect to any of the following:

Sponsor (Seller), Depositor, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian

Any of the following that is in bankruptcy or receivership: Servicer, Trustee, Seller, Depositor, Custodian
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.04 statement

Trustee
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Trustee (or Depositor, if the Trustee is not a party to such agreement or required to provide prior written consent to such amendment)
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	N/A
	6.01	ABS Informational and Computational Material	Depositor
[Not included in reports to be filed under Section 8.12]
	6.02	Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.  Reg AB disclosure about any new servicer or trustee is also required.

Servicer (as to replacement of Servicer) or Trustee (as to replacement of Trustee)
	6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.  Reg AB disclosure about any new enhancement provider is also required.

Trustee
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event

10-K
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) – Significant Obligor Financial Information	N/A
		Item 1114(b)(2) – Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A

Item 1115(b) – Derivative Counterparty Financial Information

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference

Depositor Depositor Depositor

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer or any other Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian

Seller Depositor Trustee Depositor Servicer Depositor Custodian

Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:

Sponsor (Seller)

Depositor

Trustee

Servicer or any other Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator

Custodian

Counterparty

Seller Depositor Trustee Servicer Depositor Custodian Depositor
		Item 1122 – Assessment of Compliance with Servicing Criteria	Trustee, Servicer, Custodian
		Item 1123 – Servicer Compliance Statement	Servicer

SCHEDULE I

Mortgage Loan Schedule
(Provided Upon Request)

SCHEDULE IIA

Representations and Warranties of Seller – DLJ Mortgage Capital, Inc.

(i)

the Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

(ii)

the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)

the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)

the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v)

this Agreement has been duly executed and delivered by the Seller and, assuming the due authorization and execution of the Agreement by the other parties thereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)

to the knowledge of the Seller, there are no actions, litigation, suits or proceedings pending or threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller’s ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(vii)

the Seller is a member of MERS in good standing and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

SCHEDULE IIB

Representations and Warranties of Servicer – Wells Fargo Bank, N.A.

(i)

WFBNA is a national banking association duly formed, validly existing and in good standing and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification.

(ii)

WFBNA has all requisite organizational power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder.  The Agreement and, assuming the due authorization and execution of the Agreement by the other parties thereto, constitutes a valid and legally binding agreement of WFBNA enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws administered by the FDIC affecting the enforcement of contract obligations of insured banks, and by equitable principles affecting the enforceability of the rights of creditors.

(iii)

None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of WFBNA or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which WFBNA is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to WFBNA of any court, regulatory body, administrative agency or governmental body having jurisdiction over WFBNA.

(iv)

There is no action, suit, proceeding or investigation pending, or to WFBNA’s knowledge threatened, against WFBNA before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might materially and adversely affect the performance by WFBNA of its obligations under, or the validity or enforceability of, the Agreement.

(v)

No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by WFBNA of the Agreement or the consummation of the transactions contemplated by the Agreement.

(vi)

WFBNA, or an affiliate thereof, is a member of MERS in good standing and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

SCHEDULE IIC

Representations and Warranties of Servicer – Select Portfolio Servicing, Inc.

(i)

SPS is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification.

(ii)

SPS has all requisite corporate power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder.  The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of SPS enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors.

(iii)

None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of SPS or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which SPS is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to SPS of any court, regulatory body, administrative agency or governmental body having jurisdiction over SPS.

(iv)

There is no action, suit, proceeding or investigation pending, or to SPS’s knowledge threatened, against SPS before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might reasonably be expected to materially and adversely affect the performance by SPS of its obligations under, or the validity or enforceability of, the Agreement.

(v)

No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by SPS of the Agreement or the consummation of the transactions contemplated by the Agreement.

SCHEDULE III

Representations and Warranties – Mortgage Loans

DLJMC, in its capacity as Seller, hereby makes the representations and warranties set forth in this Schedule III to the Depositor and the Trustee, as of the Closing Date, or the date specified herein, with respect to the Mortgage Loans identified on Schedule I hereto.

(i)

The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Immediately prior to the transfer and assignment to the Depositor on the Closing Date or the Subsequent Transfer Date, as applicable, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and following the sale of the Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.

(ii)

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects.

(iii)

The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Depositor. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Insurance Policy and title insurance policy, to the extent required by the related policies.

(iv)

The Mortgage Loan complies with all the terms, conditions and requirements of the originator’s underwriting standards in effect at the time of origination of such Mortgage Loan.

(v)

The information set forth in the Mortgage Loan Schedule, attached to the Agreement as Schedule I, is complete, true and correct in all material respects as of the Cut-off Date.

(vi)

With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, and all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance.  The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto.  Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any second lien Mortgage Loan, the related First Lien, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any first lien Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, in an estate in fee simple in real property securing the related Mortgage Note, and the Seller has the full right to sell and assign the same to the Depositor;

(vii)

There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage.

(viii)

All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.

(ix)

The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(x)

The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property.

(xi)

All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances.

(xii)

Seller has delivered or caused to be delivered to the Trustee or the Custodians on behalf of the Trustee the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by the Seller (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the originals) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same.

(xiii)

The Mortgage File contains each of the documents specified in Section 2.01(b) of the Agreement.

(xiv)

As of the Closing Date, each Mortgage Loan shall be serviced in all material respects in accordance with the terms of the Agreement.

(xv)

All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If at the time of origination, the Mortgage Loan was required to have flood insurance coverage in accordance with the Flood Disaster Protection Act of 1973, as amended, such Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements, as well as all additional requirements set forth in this Agreement. Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

(xvi)

With respect to each Mortgage Loan that has a Prepayment Premium feature, each such Prepayment Premium is enforceable and each Prepayment Premium is permitted pursuant to applicable federal, state and local law, subject to federal preemption where applicable.

(xvii)

No more than 1.0% of the Mortgage Loans are 30 to 59 days contractually delinquent in payment (based on the Aggregate Collateral Balance), and none of the Mortgage Loans are 60 days or more contractually delinquent in payment.

(xix)

The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles.

(xx)

To the knowledge of the Seller, (i) no Mortgage Loan contemplated under the terms of this Agreement is covered by the Home Ownership and Equity Protection Act of 1994 or any comparable state law, (ii) no borrower obtained a prepaid single premium credit insurance policy in connection with the origination of a Group I Mortgage Loan; (iii) no subprime Group I Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Premium for a term in excess of three years, no Group I Mortgage Loan originated prior to such date, and no non-subprime Group I Mortgage Loan, will impose a Prepayment Premium in excess of five years, (iv) the related Servicer for each Group I Mortgage Loan has fully furnished and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis, (v) no Group I Mortgage Loan secured by a Mortgaged Property located in the State of Georgia was originated on or after October 1, 2002 and before March 7, 2003, no Group II Mortgage Loan secured by a Mortgaged Property located in the State of Georgia, originated on or after October 1, 2002 and before March 7, 2003 is subject to the Georgia Fair Lending Act (HB 1361), and no Mortgage Loan secured by a Mortgaged Property located in the State of Georgia, originated on or after March 7, 2003 is a “high cost home loan” as defined in the Georgia Fair Lending Act (HB 1361), as amended, (vi) each Group I Mortgage Loan has an original principal balance that conforms to Fannie Mae and Freddie Mac guidelines, (vii) with respect to any Group I Mortgage Loans that are on manufactured housing, such housing will be the principal residence of the borrower upon origination of such mortgage loan and (viii) with respect to any second lien Group I Mortgage Loans underlying the Certificates, such lien is on a one- to four-family residence that is (or will be) the principal residence of the borrower upon origination of the second lien.

(xxi)

Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(xxii)

No Mortgage Loan secured by a Mortgaged Property located in the State of New York, for which a loan application was submitted on or after April 1, 2003, is a “high-cost home loan” as defined in the New York Assembly Bill 11856.

(xxiii)

No Mortgage Loan is classified as (a) a “high cost mortgage” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost home,” “covered,” “high cost,” “high risk home” or “predatory” loan under any other applicable state, federal or local law.

(xxiv)

With respect to any Mortgage Loan originated on or after August 1, 2004, either (a) the related Mortgage and the related Mortgage Note does not contain a mandatory arbitration clause (that is, a clause that requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan) or (b) the related Mortgage and the related Mortgage Note contained a mandatory arbitration clause as of the related origination date and such clause has or will be waived by the originator or an entity designated by the Seller in writing no later than sixty (60) days after the related Closing Date which notice included or will include the following language: “WE ARE HEREBY NOTIFYING YOU THAT THE MANDATORY ARBITRATION CLAUSE OF YOUR LOAN, REQUIRING THAT YOU SUBMIT TO ARBITRATION TO RESOLVE ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO YOUR MORTGAGE LOAN, IS IMMEDIATELY NULL AND VOID.  YOU ARE FREE TO CHOOSE TO EXERCISE ANY OF YOUR RIGHTS OR ENFORCE ANY REMEDIES UNDER YOUR MORTGAGE LOAN THROUGH THE COURT SYSTEM.”  A copy of the written notice referred to in the immediately preceding sentence, if applicable, shall be retained in the related Mortgage File.

(xxv)

The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001.

(xxvi)

No Mortgage Loan originated on or after November 27, 2003 will be subject to the New Jersey Home Ownership Security Act of 2003.

(xxvii)

No Mortgage Loan is a “High Cost Loan” or “Covered Loan”, as applicable, as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 5.6(c) Revised, Appendix E, in effect as of the Closing Date or as of the related Subsequent Transfer Date, as applicable.

SCHEDULE IV

Swap Agreement Notional Amount Schedule and Factors

[On File]